Exhibit 10.1

Loan No. 1301687001

AMENDED AND RESTATED CREDIT AGREEMENT

Dated effective as of November 30, 2015

among

NEVADA GOLD & CASINOS, INC., a Nevada corporation,

NG WASHINGTON, LLC, a Washington limited liability company,

NG WASHINGTON II HOLDINGS, LLC, a Delaware limited liability company,

NG WASHINGTON II, LLC, a Washington limited liability company,

NG WASHINGTON III, LLC, a Washington limited liability company,

NG SOUTH DAKOTA, LLC, a South Dakota limited liability company,

A.G. TRUCANO, SON & GRANDSONS, INC., a South Dakota corporation,

CGC HOLDINGS, L.L.C., a Nevada limited liability company,

CGE ASSETS, INC. (formerly Colorado Grand Enterprises, Inc.),

a Colorado corporation,

GOLD MOUNTAIN DEVELOPMENT, A LIMITED LIABILITY COMPANY,

a Colorado limited liability company, also known as GOLD MOUNTAIN DEVELOPMENT, LLC,

NEVADA GOLD BVR, L.L.C., a Nevada limited liability company, and

NEVADA GOLD & CASINOS LV, LLC, a Nevada limited liability company,

as Borrowers

and

MUTUAL OF OMAHA BANK,

as Lender

ii

iii

iv

Schedule 2.01(c)	-	Aggregate Commitment Reduction Schedule
Schedule 3.11	-	Schedule of Slot Route Locations – Form
Schedule 3.15	-	Schedule of Significant Litigation
Schedule 4.01(c)	-	Schedule of Significant Shareholders
Schedule 4.05(b)	-	Schedule of Depository Accounts
Schedule 4.19	-	Schedule of Contingent Liabilities
Schedule 4.20	-	Schedule of Restricted and Unrestricted Subsidiaries
Schedule 5.08(d)(i)	-	Lease Summary Schedule

Section 9.22.	Exhibits Attached	103

Exhibit A	-	Revolving Credit Note
Exhibit B	-	Notice of Borrowing - Form
Exhibit C	-	Authorized Representative Certificate - Form
Exhibit D	-	Closing Certificate - Form
Exhibit E	-	Compliance Certificate - Form
Exhibit F	-	Subsidiary Guaranty - Form
Exhibit G	-	Payment Subordination Agreement - Form
Exhibit H	-	Legal Opinion - Form
Exhibit I	-	Crazy Moose Pasco Real Property Description
Exhibit J	-	Gold Mountain Real Property Description
Exhibit K	-	Club Fortune Real Property Description

v

Loan No. 1301687001

AMENDED AND RESTATED

CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (“Credit Agreement”) is dated effective as of November 30, 2015, by and among NEVADA GOLD & CASINOS, INC., a Nevada corporation (“NGC”), NG WASHINGTON, LLC, a Washington limited liability company (“NGW”), NG WASHINGTON II HOLDINGS, LLC, a Delaware limited liability company (“NGWII Holdings”), NG WASHINGTON II, LLC, a Washington limited liability company (“NGWII”), NG WASHINGTON III, LLC, a Washington limited liability company (“NGWIII”), NG SOUTH DAKOTA, LLC, a South Dakota limited liability company (“NGSD”), A.G. TRUCANO, SON & GRANDSONS, INC., a South Dakota corporation (“AGTSG”), CGC HOLDINGS, L.L.C., a Nevada limited liability company (“CGC”), CGE ASSETS, INC. (formerly Colorado Grand Enterprises, Inc.), a Colorado corporation (“CGE”), GOLD MOUNTAIN DEVELOPMENT, A LIMITED LIABILITY COMPANY, a Colorado limited liability company, also known as GOLD MOUNTAIN DEVELOPMENT, LLC (“Gold Mountain”) and NEVADA GOLD BVR, L.L.C., a Nevada limited liability company (“NGBVR” and, together with NGC, NGW, NGWII Holdings, NGWII, NGWIII, NGSD, AGTSG, CGC, CGE and Gold Mountain, each individually an “Existing Borrower” and, collectively, the “Existing Borrowers”), NEVADA GOLD & CASINOS LV, LLC, a Nevada limited liability company (“NGCLV” and, together with the Existing Borrowers, each individually a “Borrower” and collectively, the “Borrowers”), and MUTUAL OF OMAHA BANK (together with its successors and assigns, the “Lender”).

RECITALS:

WHEREAS:

A.           In this Credit Agreement all capitalized words and terms shall have the respective meanings and be construed herein as hereinafter provided in Section 1.01 of this Credit Agreement and shall be deemed to incorporate such words and terms as a part hereof in the same manner and with the same effect as if the same were fully set forth.

B.           NGCLV, NGW, NGW Holdings, NGWII, NGWIII, NGSD, CGC, Gold Mountain and NGBVR are wholly owned subsidiaries of NGC. AGTSG is a wholly owned Subsidiary of NGSD. CGE is a wholly owned Subsidiary of CGC.

C.           NGW is the owner and operator of the Crazy Moose Pasco Casino and Coyote Bob’s Casino. NGW is the operator of the Crazy Moose Mountlake Casino, which is leased by NGW pursuant to the Crazy Moose Mountlake Lease.

D.           NGWII is the operator of (i) the Silver Dollar SeaTac Casino which is leased by NGWII pursuant to the Silver Dollar SeaTac Lease; (ii) the Silver Dollar Renton Casino which is leased by NGWII pursuant to the Silver Dollar Renton Lease; (iii) Silver Dollar Bothell Casino which is leased by NGWII pursuant to the Silver Dollar Bothell Lease; (iv) the Club Hollywood Casino which is leased by NGWII pursuant to the Club Hollywood Lease; and (v) the Royal Casino which is leased by NGWII pursuant to the Royal Casino Lease.

E.           NGWIII is the operator of the Red Dragon Casino which is leased by NGWIII pursuant to the Red Dragon Lease.

F.           AGTSG is the owner and operator of the Deadwood Slot Route Operation.

G.           Gold Mountain is the owner of the Gold Mountain Real Property.

H.           Existing Borrowers and Lender entered into a Credit Agreement dated as of December 10, 2013 (the “Existing Credit Agreement”) under the terms of which Lender established a reducing revolving line of credit (the “Existing Credit Facility”) in the initial amount of Twelve Million Seven Hundred Fifty Thousand Dollars ($12,750,000.00), under the terms of which, as of the date hereof, the aggregate commitment for available borrowings thereunder is Nine Million Five Hundred Ninety-Eight Thousand Nine Hundred Forty-Five Dollars and Seventy-Eight Cents ($9,598,945.78) (the “Existing Aggregate Commitment”).

I.           NGCLV has agreed to purchase the Club Fortune Casino, together with the real property upon which it is located, all improvements situate thereon and related assets (collectively, the “Purchase Assets”) more particularly defined as the “Assets” in the Asset Purchase Agreement dated as of May 22, 2015 (the “Purchase Agreement”) executed among NGCLV as the “Buyer”, NGC, as the sole member of NGCLV, Gaming Ventures of Las Vegas, Inc., a Nevada corporation (“GVLVI”) d/b/a Club Fortune Casino, as the “Seller” and Carl E. Giudici (“Giudici”), as the sole shareholder of GVLVI, for the considerations and subject to the terms, covenants and conditions set forth therein.

J.           Borrowers and Lender desire to continue the Existing Funded Outstandings under the Existing Credit Agreement as Funded Outstandings under the Credit Facility and to increase the Existing Aggregate Commitment to Twenty-Three Million Dollars ($23,000,000.00) and extend the maturity date to November 30, 2020, together with other modifications to the terms, provisions and conditions of the Existing Credit Facility by fully amending and restating the Existing Credit Agreement on the terms and subject to the conditions, covenants and understandings hereinafter set forth and contained in each of the Loan Documents for the purposes of financing (i) a portion of the Purchase Price for the Purchase Assets, (ii) the costs, fees and expenses incurred in connection with the Purchase Transaction, and (iii) the working capital needs and general business purposes of the Borrower Consolidation.

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NOW, THEREFORE, in consideration of the foregoing, and other valuable considerations as hereinafter described, the parties hereto do promise, covenant and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.         Definitions. For the purposes of this Credit Agreement, each of the following terms shall have the meaning specified with respect thereto, unless a different meaning clearly appears from the context:

“Account Control Agreement” shall mean individual reference and “Account Control Agreements” shall mean collective reference to the Account Control Agreements to be executed on or before the Restatement Closing Date by and among each Borrower that maintains one or more Depository Accounts, Lender and each applicable Depository Institution for the purpose of perfecting Lender’s security interest in such Depository Accounts.

“Acquisition” means any transaction, or any series of related transactions, consummated after the Restatement Closing Date, by which any member of the Borrower Consolidation directly or indirectly acquires (i) any real property, (ii) any New Venture, or (iii) all or substantially all of the assets of any firm, partnership, joint venture, limited liability company, corporation or division thereof, whether through purchase of assets, merger or otherwise for the purpose of acquiring a New Venture.

“Adjacent Site Lease” shall have the meaning ascribed to such term in Schedule 1.01 of the Purchase Agreement.

“Adjusted Coverage Denominator” shall mean the sum of: (i) Interest Expense (expensed and capitalized), plus (ii) the aggregate amount of any Scheduled Reduction Payments, plus (iii) all payments of principal and interest actually paid on Seller Subordinated Debt, plus (iv) all payments of interest actually paid on Permitted Indenture Subordinated Debt, plus (v) all mandatory payments on all other interest bearing Indebtedness, plus (vi) mandatory payments on Capitalized Lease Liabilities, plus (vii) Facilities Lease Expense, in each case determined, without duplication, for the Fiscal Quarter under review together with the most recently ended three (3) preceding Fiscal Quarters, unless otherwise noted in the definition of Annualized Adjusted Coverage Denominator.

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“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Aggregate Commitment” shall mean reference to the aggregate amount committed by Lenders for advance to or on behalf of the Borrower Consolidation as Borrowings under the Credit Facility in the initial principal amount of Twenty-Three Million Dollars ($23,000,000.00), as may be reduced from time to time by: (i) Scheduled Reductions, (ii) Voluntary Permanent Reductions, and/or (iii) Mandatory Commitment Reductions.

“Aggregate Commitment Reduction Schedule” shall mean the schedule setting forth the amount of the Scheduled Reductions as of each Reduction Date under the Credit Facility, which schedule shall be the Aggregate Commitment Reduction Schedule marked “Schedule 2.01(c)”, affixed hereto and by this reference incorporated herein and made a part hereof.

“AGTSG” shall have the meaning ascribed to such term in the Preamble of this Credit Agreement.

“Annualized Adjusted Coverage Denominator” shall mean with reference to the Borrower Consolidation, as of the last day of each Fiscal Quarter (a) the actual aggregate amount of Adjusted Coverage Denominator for each Fiscal Quarter ending on and after January 31, 2017, together with the three (3) Fiscal Quarters immediately preceding each such Fiscal Quarter, or (b) with respect to each of the Fiscal Quarters ending January 31, 2016, April 30, 2016, July 31, 2016, and October 31, 2016, such amount as is necessary to reflect the annualization of the Adjusted Coverage Denominator using the following calculations:

(i)          For the Fiscal Quarter ending January 31, 2016, the actual aggregate amount of the Adjusted Coverage Denominator calculated for the calendar months ending December 31, 2015 and January 31, 2016 shall be multiplied by six (6);

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(ii)         For the Fiscal Quarter ending April 30, 2016, the actual aggregate amount of the Adjusted Coverage Denominator for that Fiscal Quarter shall be multiplied by four (4);

(iii)        For the Fiscal Quarter ending July 31, 2016, the actual aggregate amount of the Adjusted Coverage Denominator for the Fiscal Quarters ending April 30, 2016 and July 31, 2016 shall be multiplied by two (2); and

(iv)        For the Fiscal Quarter ending October 31, 2016, the actual aggregate amount of the Adjusted Coverage Denominator for the Fiscal Quarters ending April 30, 2016, July 31, 2016 and October 31, 2016, shall be multiplied by four-thirds (4/3).

“Annualized EBITDA” shall mean with reference to EBITDA realized by NGCLV at the Club Fortune Casino Facility, as of the last day of the Fiscal Quarters ending January 31, 2016, April 30, 2016, July 31, 2016, and October 31, 2016, such amount as is necessary to reflect the annualization of such EBITDA using the following calculations:

(i)          For the Fiscal Quarter ending January 31, 2016, the actual EBITDA realized by NGCLV at the Club Fortune Casino Facility during the calendar months ending December 31, 2015 and January 31, 2016 shall be multiplied by six (6);

(ii)         For the Fiscal Quarter ending April 30, 2016, the actual amount of the EBITDA realized by NGCLV at the Club Fortune Casino Facility for that Fiscal Quarter shall be multiplied by four (4);

(iii)        For the Fiscal Quarter ending July 31, 2016, the actual amount of EBITDA realized by NGCLV at the Club Fortune Casino Facility for the Fiscal Quarters ending April 30, 2016 and July 31, 2016 shall be multiplied by two (2); and

(iv)        For the Fiscal Quarter ending October 31, 2016, the actual amount of EBITDA realized by NGCLV at the Club Fortune Casino Facility for the Fiscal Quarters ending April 30, 2016, July 31, 2016 and October 31, 2016, shall be multiplied by four-thirds (4/3).

“Applicable Margin” means the applicable percentage amount to be added to the LIBO Rate, subject to adjustment pursuant to the provisos set forth below, as follows: (i) commencing on the Restatement Effective Date and continuing until April 1, 2016, four and one-half percent (4.50%) to be added to the applicable LIBO Rate; and (ii) commencing on April 1, 2016 and continuing until Credit Facility Termination, the margin rates as set forth below, in each instance based on the Total Leverage Ratio calculated with regard to the Borrower Consolidation as of each Fiscal Quarter end, commencing with the Fiscal Quarter ending January 31, 2016, together with the immediately preceding three (3) Fiscal Quarters on a four (4) Fiscal Quarter basis, any change in the applicable percentage amount by reason thereof to be effective as of the Rate Adjustment Date immediately following each such Fiscal Quarter end:

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Total Leverage Ratio	Applicable Margin
Greater than or equal to 2.50 to 1.00	4.50%
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	4.00%
Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	3.50%
Less than 1.50 to 1.00	3.00%

Provided, however, the Applicable Margins, as set forth above, shall be: (a) reduced by one-quarter of one percent (0.25%) during all periods during which the Borrower Consolidation has agreed to and has authorized the Automatic Payment Authorization, and (b) reduced by an additional one quarter of one percent (0.25%), so long as the Borrower Consolidation has satisfied the requirements for the Collected Balances Rate Adjustment during the most recently ended Fiscal Quarter.

“Asset Purchase Closing” shall have the meaning ascribed to the term “Closing” in Section 4.1 of the Purchase Agreement.

“Authorized Representative” shall mean, relative to the Borrower Consolidation, those of the respective officers whose signatures and incumbency shall have been certified to Lender as required in Section 3.05(d) of the Credit Agreement with the authority and responsibility to deliver Notices of Borrowing, Compliance Certificates and all other requests, notices, reports, consents, certifications and authorizations on behalf of Borrowers and the Borrower Consolidation.

“Automatic Payment Authorization” shall mean the Automatic Transfer Authorization pursuant to which Lender is authorized by NGC, on behalf of the Borrower Consolidation, to deduct from the Designated Deposit Account: (i) the interest payments on the Credit Facility when due, and (ii) any principal reductions required as a consequence of the Funded Outstandings being in excess of the Aggregate Commitment as of any date of determination as a result of a Scheduled Reduction, Voluntary Permanent Reduction or Mandatory Commitment Reduction or otherwise.

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“Automatic Sweep” shall have the meaning ascribed to such term in Section 2.03(b).

“Available Borrowings” shall mean, at any time, and from time to time, the aggregate amount available to Borrowers for a Borrowing not exceeding the amount of the Maximum Availability, as of each date of determination.

“Banking Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Nevada or a Federal holiday under the laws of the United States, or is a day on which banking institutions located in Nevada are required or authorized by law or other governmental action to close.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended, 11 U.S.C. Section 101, et seq.

“Borrower Consolidation” shall mean collective reference to Borrowers and each Restricted Subsidiary created in accordance with Section 5.27 on a consolidated basis, without regard to any Unrestricted Subsidiary.

“Borrower(s)” shall have the meaning ascribed to such term in the Preamble of this Credit Agreement.

“Borrowing(s)” shall mean such amounts (i) as may be funded under the Automatic Sweep from time to time, and (ii) as Borrower may request from Lender from time to time to be advanced under the Credit Facility as Restatement Closing Disbursements or by Notice of Borrowing during the Revolving Credit Period in the manner provided in Section 2.03(a).

“BSA/AML Program” shall mean a written program designed by the Borrower Consolidation to provide reasonable assurance that the Business Operations are in compliance with the requirements of 31 CFR Chapter X and rules and regulations promulgated thereunder regarding compliance with the Bank Secrecy Act and anti-money laundering laws.

“Business Operations” shall mean collective reference to the Club Fortune Casino Operation, Washington Casino Operations, the Deadwood Slot Route Operation and any additional business enterprises acquired in an Acquisition that is owned and operated by any member of the Borrower Consolidation and/or any Restricted Subsidiary.

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“Capital Expenditures” shall mean, for any period, without duplication, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during that period and including Capitalized Lease Liabilities) by a Borrower or the Borrower Consolidation, as the context may require, during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed or capital asset accounts reflected in the balance sheet of a Borrower or the Borrower Consolidation, as the context may require (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by Borrower or the Borrower Consolidation, as the context may require, to the extent of (a) the gross amount of such purchase price less (b) the cash proceeds of trade-in credit of the equipment being traded in at such time), but excluding capital expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or refinanced from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation of or the exercise of the power of eminent domain with respect to such assets being replaced or restored.

“Capital Proceeds” shall mean the proceeds received by the Borrower Consolidation from (i) partial or total condemnation or destruction of any part of the Collateral, (ii) insurance proceeds (other than rent insurance and business interruption insurance) received in connection with damage to or destruction of the Collateral, and (iii) the sale, transfer, conveyance or other disposition of any portion of the Collateral in accordance with the provisions of this Credit Agreement (not including, however, any proceeds received by Borrowers, or any of them, from a sale, condemnation, damage or destruction of FF&E or other personal property if such FF&E or other personal property is replaced by items of equivalent value and utility, in each case such exclusion to apply only during any period in which no Default or Event of Default has occurred and is continuing).

“Capitalized Lease Liabilities” means all monetary obligations of the Borrower Consolidation under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Credit Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Cash” shall mean, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with GAAP.

“Cash Equivalents” shall mean, when used in connection with any Person, that Person’s Investments in:

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(a)          Government Securities due within one (1) year after the date of the making of the Investment;

(b)          readily marketable direct obligations of any State of the United States of America given on the date of such Investment a credit rating of at least Aa by Moody’s Investors Service, Inc. or AA by Standard & Poor’s Corporation, in each case due within one (1) year from the making of the Investment;

(c)          certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptance of, and repurchase agreements covering Government Securities executed by, Lender or any bank incorporated under the laws of the United States of America or any State thereof and having on the date of such Investment combined capital, surplus and undivided profits of at least Two Hundred Fifty Million Dollars ($250,000,000.00), or total assets of at least Five Billion Dollars ($5,000,000,000.00), in each case due within one (1) year after the date of the making of the Investment;

(d)          certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of Lender or a bank incorporated under the laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least Five Hundred Million Dollars ($500,000,000.00), or total assets of at least Fifteen Billion Dollars ($15,000,000,000.00) in each case due within one year after the date of the making of the Investment;

(e)          repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934 having on the date of the Investment capital of at least One Hundred Million Dollars ($100,000,000.00), due within thirty (30) days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a “primary dealer” in such Government Securities on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

(f)          readily marketable commercial paper of corporations doing business in and incorporated under the laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clauses (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody’s Investors Service, Inc. or A-1 by Standard & Poor’s Corporation, in each case due within three hundred sixty-five (365) days after the date of the making of the Investment;

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(g)          “money market preferred stock” issued by a corporation incorporated under the laws of the United States of America or any State thereof given on the date of such Investment a credit rating of at least Aa by Moody’s Investors Service, Inc. or AA by Standard & Poor’s Corporation, in each case having an investment period not to exceed fifty (50) days; provided that (i) the amount of all such Investments issued by the same issuer does not exceed Five Million Dollars ($5,000,000.00) and (ii) the aggregate amount of all such Investments does not exceed Fifteen Million Dollars ($15,000,000.00); and

(h)          a readily redeemable “money market mutual fund” sponsored by a bank described in clauses (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and having on the date of such Investment total assets of at least One Billion Dollars ($1,000,000,000.00).

“Casino Facility” shall mean individual reference and “Casino Facilities” shall mean collective reference to the Club Fortune Casino, Crazy Moose Pasco Casino, Coyote Bob’s Casino, Crazy Moose Mountlake Casino, Silver Dollar SeaTac Casino, Silver Dollar Renton Casino, Silver Dollar Bothell Casino, Club Hollywood Casino, Royal Casino and Red Dragon Casino, together with any other casino and/or gambling businesses operated by any member of the Borrower Consolidation from time to time.

“CGC” shall have the meaning ascribed to such term in the Preamble of this Credit Agreement.

“CGE” shall have the meaning ascribed to such term in the Preamble of this Credit Agreement.

“Change of Control” shall mean the occurrence of any of the following:

(a)          Any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or their Affiliates, own or control, more than forty percent (40%) of the common voting stock of NGC; or

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(b)          During any period of twenty-four (24) consecutive months commencing after the Restatement Closing Date, individuals who at the beginning of such period constituted NGC’s Board of Directors (together with any new or replacement directors whose election by NGC’s Board of Directors or whose nomination for election by NGC’s shareholders, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

(c)          NGC fails to own, directly or indirectly, one hundred percent (100%) of the capital stock interests of each other member of the Borrower Consolidation, without the prior written consent of Lender.

“Closing Certificate” shall have the meaning ascribed to such term in Section 3.05(e).

“Club Fortune Casino” shall mean the casino and related improvements located on the Club Fortune Real Property.

“Club Fortune Casino Facility” shall mean Club Fortune Real Property, Club Fortune FF&E and Club Fortune Casino Operation and related activities conducted under the name of Club Fortune Casino located in Henderson, Nevada.

“Club Fortune Casino Operation” shall mean the casino and gambling business enterprise to be conducted on and after the Restatement Closing Date by NGCLV at the Club Fortune Casino Facility.

“Club Fortune Collateral” shall mean collective reference to all of Borrower’s right, title and interest in and to: (i) all of the Club Fortune Casino Facility and the Club Fortune Real Property and the personal property, FF&E, contract rights, leases, stock, intangibles and other interests of NGCLV which are subject to the liens, pledges and security interests created by the Security Documentation; (ii) all rights of NGCLV assigned and/or pledged as additional security pursuant to the terms of the Loan Documents and Security Documentation; and (iii) any and all other property and/or intangible rights, interest or benefits inuring to or in favor of NGCLV which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of Lender to secure payment of the Credit Facility.

“Club Fortune Deed of Trust” shall mean the Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents to be executed by NGCLV on or before the Restatement Closing Date in favor of the Lender, encumbering the Club Fortune Real Property, Club Fortune FF&E and other Collateral therein described, for the purpose of securing the Credit Facility and Borrowers’ payment and performance under each of the Loan Documents (other than the Environmental Certificate), as such deed of trust may be amended, modified, extended, renewed or restated from time to time.

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“Club Fortune Real Property” shall mean the real property more particularly described on Exhibit K affixed hereto, together with all improvements located thereon, commonly known and described as 725 Racetrack Road, Henderson, NV 89015, Assessor’s Parcel Number 179-21-714-003.

“Club Fortune Title Commitment” shall refer to the Commitment for Title Insurance (2nd Amended), issued by Nevada Title Company, dated effective May 19, 2015, under its Order No. 15-04-1040-DTL.

“Club Fortune Title Insurance Policy” shall mean the ALTA Loan Policy of Title Insurance (2006 Form), and the endorsements thereto, which are to be issued by Nevada Title Company as of the Restatement Closing Date, in the amount of Fifteen Million Nine Hundred Thousand Dollars ($15,900,000.00), in favor of Lender, insuring the Club Fortune Deed of Trust as a first priority mortgage lien encumbering the Club Fortune Real Property subject only to the exceptions shown therein in Schedule B, Part I, all in accordance with the Restatement Closing Instructions.

“Club Hollywood Casino” shall mean the mini-casino gaming operation conducted by NGWII on the Club Hollywood Leasehold consisting of various house-banked table games, including a full service restaurant with a bar.

“Club Hollywood Estoppel Certificate” shall mean the Lease Estoppel Certificate and Agreement executed by and among Club Hollywood Landlord as of December 9, 2013, and NGWII and Lender, each as of December 10, 2013, with respect to the Club Hollywood Lease.

“Club Hollywood Landlord” shall mean Old 99 Property Group, L.L.C., a Washington limited liability company.

“Club Hollywood Lease” shall mean the lease evidenced by the following documents: (i) Commercial Premises Lease dated as of March 5, 2007, by and between the Club Hollywood Landlord and Hollydrift Gaming, Inc., d/b/a Club Hollywood, a Washington corporation, as the original tenant (“Hollydrift Gaming”); and (ii) Bill of Sale and Assignment and Assumption Agreement dated July 23, 2010 by and between Grant Thornton Limited in its capacity as court-appointed receiver for Hollydrift Gaming and NGWII and recorded on August 24, 2010, as Document No. 20100824000441 and re-recorded as Document No. 20100726001046 in the Official Records of King County, Washington, in each case together with any modifications and amendments thereof that hereafter may be executed and approved in writing in advance by Lender.

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“Club Hollywood Leasehold” shall mean the right of NGWII to occupy and operate the Club Hollywood Casino pursuant to the terms of the Club Hollywood Lease.

“Club Hollywood Leasehold Deed of Trust” shall mean the Leasehold Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing executed by NGWII on or about the Original Closing Date in favor of Lender and recorded December 24, 2013, in the records of King County, Washington, as Document No. 20131224001404, encumbering the Club Hollywood Leasehold and other Collateral therein described for the purpose of securing the Credit Facility and the payment and performance under each of the Loan Documents, as such Club Hollywood Leasehold Deed of Trust may be amended, modified, extended, renewed or restated from time to time.

“Collateral” shall mean collective reference to all of the Borrower Consolidation’s right, title and interest in and to: (i) the Collateral Properties, the Deadwood Slot Route Operation and the personal property, FF&E, contract rights, leases, accounts, equity interests, stock, intangibles and other interests of the Borrower Consolidation which are subject to the liens, pledges and security interests created by the Security Documentation; (ii) all rights of the Borrower Consolidation assigned and/or pledged as additional security pursuant to the terms of the Loan Documents and Security Documentation; (iii) any and all other property and/or intangible rights, interest or benefits inuring to or in favor of the Borrower Consolidation which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of Lender to secure payment of the Credit Facility, including, without limitation, in connection with any Acquisition; and (iv) any and all proceeds of the foregoing.

“Collateral Properties” shall mean collective reference to the fee real properties, leasehold interests, improvements and associated fixtures which are pledged and encumbered as Collateral securing repayment of the Credit Facility from time to time, which shall consist of the Club Fortune Real Property, Crazy Moose Pasco Real Property, Crazy Moose Mountlake Leasehold, Coyote Bob’s Real Property, Silver Dollar SeaTac Leasehold, Silver Dollar Renton Leasehold, Silver Dollar Bothell Leasehold, Club Hollywood Leasehold, Royal Casino Leasehold and Red Dragon Leasehold, together with any other real property or interests therein which may be held by Lender from time to time to secure repayment of the Credit Facility.

“Collected Balances Rate Adjustment” shall mean:

a.           In the event the Borrower Consolidation has Consolidated Adjusted Average Collected Balances on deposit with Lender or its Affiliates on the Restatement Closing Date in an amount in excess of Two Million Dollars ($2,000,000.00), so long as the average of such Consolidated Adjusted Average Collected Balances are maintained in excess of such amount during each Fiscal Quarter following the Restatement Closing Date until the occurrence of the first Rate Adjustment Date, the Applicable Margin accruing under the Credit Facility shall be reduced by one-quarter of one percent (0.25%);

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b.           As of any Rate Adjustment Date, the Borrower Consolidation has maintained an average of total Consolidated Adjusted Average Collected Balances with Lender or its Affiliates in excess of Two Million Dollars ($2,000,000.00) during the most recently ended Fiscal Quarter, the Applicable Margin accruing under the Credit Facility shall be reduced by one-quarter of one percent (0.25%) during the period commencing on such Rate Adjustment Date and continuing until the next occurring Rate Adjustment Date.

“Commitment Fee” shall mean the non-refundable commitment fee in the amount of One Hundred Forty-Nine Thousand Five Hundred Dollars ($149,500.00) paid on behalf of the Borrowers to Lender concurrently with the acceptance and execution of the Commitment Letter.

“Commitment Letter” shall mean the Commitment Letter executed by Lender dated June 8, 2015 and accepted by NGC on June 8, 2015.

“Compliance Certificate” shall mean a compliance certificate as described in Section 5.08(e) which is more particularly described on “Exhibit E”, affixed hereto and by this reference incorporated herein and made a part hereof.

“Consolidated Adjusted Average Collected Balances” shall mean the amount of adjusted average collected balances determined by deducting from the average daily ledger balance, the amount of the average daily float calculated for each calendar month during each Fiscal Quarter, determined by Lender for the Borrower Consolidation as shown on the “Account Analysis Combined Relationships Statement” to be prepared by Lender as of the end of each Fiscal Quarter.

“Contractual Obligation” means, as to any Person, any provision of any outstanding securities issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its assets is bound.

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“Contingent Liability(ies)” shall have the meaning as determined in accordance with GAAP, as to any Person any obligation of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, leases or dividends (“primary obligations”) of any other Person that is not a member of the Borrower Consolidation hereunder (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) to make payment in respect of any net liability arising in connection with any Interest Rate Hedges, foreign currency exchange agreement, commodity hedging agreement or any similar agreement or arrangement in any such case if the purpose or intent of such agreement is to provide assurance that such primary obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such primary obligation will be protected (in whole or in part) against loss in respect thereof or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Liability shall not include endorsements of instruments for deposit or collection in the ordinary course of business, trade payables incurred in the ordinary course of business and less than ninety (90) days in arrears. It is specifically understood and agreed that the obligation of any member of the Borrower Consolidation to reimburse the issuer of a letter of credit for draws which may be made thereunder constitutes a Contingent Liability hereunder. The amount of any Contingent Liability shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Liability is made or, if not stated or determinable, the reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Coyote Bob’s Casino” shall mean the mini-casino gaming operation conducted by NGW on the Coyote Bob’s Real Property consisting of various house-banked table games, including a full service restaurant with a bar.

“Coyote Bob’s Deed of Trust” shall mean the Existing Coyote Bob’s Deed of Trust as amended by the First Amendment to Coyote Bob’s Deed of Trust for the purpose of securing the Credit Facility and the payment and performance under each of the Loan Documents, as such Deed of Trust may be amended, modified, extended, renewed or restated from time to time.

“Coyote Bob’s Permitted Encumbrances” shall mean, at any particular time: (i) liens for taxes, assessments or governmental charges not then due and payable or not then delinquent; (ii) statutory liens for labor and/or materials and liens for taxes, assessments or governmental charges the validity of which, in either instance, are being contested in good faith by Borrowers by appropriate proceedings, and as provided in Sections 5.03 and 5.10 hereof, respectively, provided that, Borrowers shall have maintained adequate reserves in accordance with GAAP for payment of same; (iii) liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (iv) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of the Coyote Bob’s Casino; (v) liens created or contemplated by the Security Documentation; (vi) the liens, encumbrances and restrictions on the Coyote Bob’s Real Property which are shown as exceptions on Schedule B of the Coyote Bob’s Title Insurance Policy; (vii) liens consented to in writing by Lender, (viii) liens of legally valid capital leases and purchase money security interests to the extent permitted by Section 6.08(c); (ix) each and every easement, restriction, license or right-of-way that (A) is hereafter granted to any Governmental Authority or public utility providing services to the Coyote Bob’s Real Property and (B) does not interfere in any material respect with the Coyote Bob’s Casino Facilities; and (x) judgment liens, writs, warrants, levies, distraints, attachments and other similar process which do not constitute an Event of Default.

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“Coyote Bob’s Real Property” shall mean Lot 2, Block 1, the Highlands West, according to the Plat thereof recorded in Volume 11 of Plats, Page 4, Records of Benton County, Washington, Assessor’s Parcel No. 103891040001002, commonly described as 3014 W. Kennewick Avenue, Kennewick, Washington 99336.

“Coyote Bob’s Title Insurance Policy” shall mean the Loan Policy of Title Insurance, Policy Number 5011300-1145437e, and the endorsements thereto, including, without limitation, an aggregation (tie-in) endorsement issued with respect to the Crazy Moose Pasco Title Insurance Policy issued by Escrow and Title Services, Inc., dba Frontier Title and Escrow Company as the authorized agent for First American Title Insurance Company as of the Original Closing Date with coverage in the amount of One Million Dollars ($1,000,000.00) in favor of Lender, insuring the Coyote Bob’s Deed of Trust as a first priority mortgage lien encumbering the Coyote Bob’s Real Property, together with the Restatement Endorsement to be issued as of the Restatement Closing Date.

“Crazy Moose Mountlake Casino” shall mean the mini-casino gaming operation conducted by NGW on the Crazy Moose Mountlake Leasehold consisting of various house-banked table games, including a full service restaurant with a bar.

“Crazy Moose Mountlake Estoppel Certificate” shall mean the Lease Estoppel Certificate and Agreement executed by and among Crazy Moose Mountlake Landlord, NGW and Lender, recorded on December 19, 2013 in the records of Snohomish County, Washington as Document No. 201312190256.

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“Crazy Moose Mountlake Landlord” shall have the meaning ascribed to such term in subparagraph (i) of the definition of Crazy Moose Mountlake Lease.

“Crazy Moose Mountlake Lease” shall mean the lease evidenced by the following documents: (i) Shopping Center Lease Agreement dated as of February 14, 2001, by and between Chin Partnership, as landlord (together with its successors and/or assigns as their interests may appear, “Crazy Moose Mountlake Landlord”), and Wally and Gilbert Chin, as original tenant (“Chin”); (ii) Agreement dated as of October 18, 2002 by and among Crazy Moose Mountlake Landlord, Chin and C&C Investments, LLC, a Washington limited liability company (“C&C”); (iii) Assignment of Lease dated as of July 11, 2003 by and among Crazy Moose Mountlake Landlord, Chin and Gullwing III, LLC, a Washington limited liability company (“Gullwing”), pursuant to which Gullwing assumed all of Chin’s obligations thereunder; (iv) Lease Addendum dated as of November 30, 2005 by and between Crazy Moose Mountlake Landlord and Gullwing; (v) First Amendment to Retail Lease Agreement dated as of April 19, 2006, between Crazy Moose Mountlake Landlord and Gullwing; (vi) Second Amendment to Retail Lease Agreement dated as of December 10, 2008, by and between Crazy Moose Mountlake Landlord and Gullwing; (vii) Assignment and Assumption of Lease dated as of May 12, 2009 by and between Gullwing and NGW; (viii) Third Amendment to Retail Lease Agreement, dated as of January 24, 2011, by and between Crazy Moose Mountlake Landlord and NGW; and (ix) Fourth Amendment to Retail Lease Agreement dated as of January 17, 2013, by and between Crazy Moose Mountlake Landlord and NGW, in each case together with any modifications and amendments thereof that hereafter may be executed and approved in writing in advance by Lender.

“Crazy Moose Mountlake Leasehold” shall mean the right of NGW to occupy and operate the Crazy Moose Mountlake Casino pursuant to the terms of the Crazy Moose Mountlake Lease.

“Crazy Moose Mountlake Leasehold Deed of Trust” shall mean the Leasehold Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing executed by NGW on or about the Original Closing Date in favor of Lender and recorded in the records of Snohomish County, Washington as Document No. 201312190257, encumbering the Crazy Moose Mountlake Leasehold and other Collateral therein described for the purpose of securing the Credit Facility and the payment and performance under each of the Loan Documents, as such Deed of Trust may be amended, modified, extended, renewed or restated from time to time.

“Crazy Moose Pasco Casino” shall mean the mini-casino gaming operation conducted by NGW on the Crazy Moose Pasco Real Property consisting of various house-banked table games, including a full service restaurant with a bar.

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“Crazy Moose Pasco Deed of Trust” shall mean the Existing Crazy Moose Pasco Deed of Trust as amended by the First Amendment to the Crazy Moose Pasco Deed of Trust, for the purpose of securing the Credit Facility and the payment and performance under each of the Loan Documents, as such Deed of Trust may be amended, modified, extended, renewed or restated from time to time.

“Crazy Moose Pasco Permitted Encumbrances” shall mean, at any particular time: (i) liens for taxes, assessments or governmental charges not then due and payable or not then delinquent; (ii) statutory liens for labor and/or materials and liens for taxes, assessments or governmental charges the validity of which, in either instance, are being contested in good faith by Borrowers by appropriate proceedings, and as provided in Sections 5.03 and 5.10 hereof, respectively, provided that, Borrowers shall have maintained adequate reserves in accordance with GAAP for payment of same; (iii) liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (iv) leases or subleases granted to others (including, without limitation, any Subsidiary) not interfering in any material respect with the ordinary conduct of the business of the Crazy Moose Pasco Casino; (v) liens created or contemplated by the Security Documentation; (vi) the liens, encumbrances and restrictions on the Crazy Moose Pasco Real Property and which are shown as exceptions on Schedule B of the Crazy Moose Pasco Title Insurance Policy, (vii) liens consented to in writing by Lender, (viii) liens of legally valid capital leases and purchase money security interests to the extent permitted by Section 6.08(c); (ix) each and every easement, restriction, license or right-of-way that (A) is hereafter granted to any Governmental Authority or public utility providing services to the Crazy Moose Pasco Real Property and (B) does not interfere in any material respect with the Crazy Moose Pasco Casino; and (x) judgment liens, writs, warrants, levies, distraints, attachments and other similar process which do not constitute an Event of Default.

“Crazy Moose Pasco Real Property” shall mean the real property more particularly described on Exhibit I, affixed hereto, Assessor’s Parcel No. 119481053, commonly described as 510 S. 20th Street, Pasco, Washington 99330.

“Crazy Moose Pasco Title Insurance Policy” shall mean the Loan Policy of Title Insurance, Policy Number 5011300-1145429e, and the endorsements thereto, including, without limitation, an aggregation (tie-in) endorsement issued with respect to the Coyote Bob’s Title Insurance Policy, issued by Escrow and Title Services, Inc., dba Frontier Title and Escrow Company as the authorized agent for First American Title Insurance Company as of the Original Closing Date with coverage in the amount of Two Million Dollars ($2,000,000.00) in favor of Lender, insuring the Crazy Moose Pasco Deed of Trust as a first priority mortgage lien encumbering the Crazy Moose Pasco Real Property, together with the Restatement Endorsement to be issued as of the Restatement Closing Date.

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“Credit Agreement” shall mean this Amended and Restated Credit Agreement together with all Schedules and Exhibits attached thereto, executed by and among Borrowers and Lender setting forth the terms and conditions of the Credit Facility, as may be amended, modified, extended, renewed or restated from time to time, which shall fully amend and restate the Existing Credit Agreement as of the Restatement Closing Date.

“Credit Facility” shall mean the agreement of Lender to fund a reducing revolving line of credit, subject to the terms and conditions set forth in this Credit Agreement and the Revolving Credit Note, up to the Aggregate Commitment as reduced from time to time in accordance with the terms of this Credit Agreement and the Revolving Credit Note.

“Credit Facility Termination” shall mean indefeasible payment in full of all sums owing under the Credit Facility and each of the other Loan Documents and the irrevocable termination of the obligation of Lender to advance Borrowings under the Credit Facility.

“Deadwood Slot Route Leases” shall mean collective reference to each of the leases, spaceleases and occupancy arrangements, and all addendums, exhibits, schedules, amendments and modifications thereof, executed in connection with each location constituting a portion of the South Dakota Slot Route Operation, which locations are more particularly described on the Schedule of Slot Route Locations

“Deadwood Slot Route Operation” shall mean the slot route business enterprise conducted by AGTSG in Deadwood, South Dakota, consisting, as of the Restatement Closing Date, of approximately nine hundred fifteen (915) Gaming Devices situated at approximately twenty (20) locations as more particularly described on the Schedule of Slot Route Locations.

“Deeds of Trust” shall mean collective reference to the Club Fortune Deed of Trust, Crazy Moose Paseo Deed of Trust, Crazy Moose Mountlake Leasehold Deed of Trust, Coyote Bob’s Deed of Trust, Silver Dollar SeaTac Leasehold Deed of Trust, Silver Dollar Renton Leasehold Deed of Trust, Silver Dollar Bothell Leasehold Deed of Trust, Club Hollywood Leasehold Deed of Trust, Royal Casino Leasehold Deed of Trust and Red Dragon Leasehold Deed of Trust, together with any other deeds of trust or mortgages which may be executed by a member of the Borrower Consolidation in favor of Lender from time to time for the purpose of securing Borrowers’ payment and performance under the Credit Facility, in each case as the same may be amended, modified, extended, renewed or restated from time to time.

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“Default” shall mean the occurrence or non-occurrence, as the case may be, of any event that with the giving of notice or passage of time, or both, would become an Event of Default.

“Default Rate” shall have the meaning set forth in Section 2.10(b) with respect to defaults occurring under the Revolving Credit Note and shall mean the LIBO Rate plus the then Applicable Margin plus five percent (5.0%) per annum for all other purposes.

“Depository Account” shall mean individual reference and “Depository Accounts” shall mean collective reference to each demand, time, savings, passbook, checking or like account, now or hereafter maintained by or for the benefit of any member of the Borrower Consolidation or in which any member of the Borrower Consolidation holds or acquires any interest with a Depository Institution and all funds and amounts contained therein, including the Depository Accounts (i) described on the Schedule of Depository Accounts as of the Restatement Closing Date, and (ii) maintained by any member of the Borrower Consolidation at any time and from time to time following the Restatement Closing Date, but exclusive of the Excluded Deposit Accounts as shown on the Schedule of Depository Accounts, as the same may be supplemented, amended, updated and revised from time to time by Borrowers and delivered to Lender.

“Depository Institution” shall mean bank or other financial institutions in which any member of the Borrower Consolidation maintains a depository account that is the subject of an Account Control Agreement in favor of Lender.

“Designated Deposit Account” shall mean the deposit account to be maintained by NGC with Lender, as from time to time designated in writing by an Authorized Representative.

“Designated Replacement Assets” shall have the meaning ascribed to such term in Section 6.10(c).

“Disposition” shall have the meaning ascribed to such term in Section 6.10(c).

“Dispute” shall have the meaning set forth in Section 9.12(a).

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“Disqualified Equity Offering” shall mean any Equity Offering that, by its terms (or by the terms of any security or other Equity Offerings into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for common voting stock), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for common voting stock), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for the Indebtedness or any other Equity Offering that would constitute a Disqualified Equity Offering, in each case, prior to the date that is one hundred eighty (180) days after the Maturity Date.

“Distributions” shall mean and collectively refer to any and all Treasury Stock Acquisitions, cash dividends on stock, loans, management fees, payments, advances or other distributions, fees or compensation of any kind or character whatsoever, other than within the Borrower Consolidation, but shall not include (i) consideration paid in the ordinary course of business for tangible and intangible assets in an arms length exchange for fair market value, (ii) trade payments made and other payments for liabilities incurred in the ordinary course of business, or (iii) compensation to officers, directors and employees of Borrowers in the ordinary course of business. For the purpose of clarification, capital contributions, advances and other Investments made by the Borrower Consolidation in Unrestricted Subsidiaries shall constitute Distributions.

“Documents” shall have the meaning set forth in Section 9.12(a).

“Dollars” and “$” means the lawful money of the United States of America.

“EBITDA” shall mean with reference to the Borrower Consolidation, for any fiscal period under review, the sum of (i) Net Income for that period, less (ii) any one-time non-Cash gain reflected in such Net Income, plus (iii) any losses on sales of assets and other extraordinary losses and one-time non-Cash charges, plus (iv) Interest Expense (expensed and capitalized) for that period, plus (v) the aggregate amount of federal and state taxes on or measured by income for that period (whether or not payable during that period), plus (vi) depreciation, amortization and all other non-cash expenses for that period, plus (vii) non-recurring fees incurred as a result of the Credit Facility for that period, in each case determined in accordance with GAAP and, in the case of items (iii), (iv), (v), (vi) and (vii), only to the extent deducted in the determination of Net Income for that period. For purposes of Financial Covenants and pricing calculations EBITDA shall include: (a) only Cash distributions actually funded by an Unrestricted Subsidiary that are received by the Borrower Consolidation, and (b) Annualized EBITDA realized by NGCLV at the Club Fortune Casino during the Fiscal Quarters following the Restatement Closing Date ending January 31, 2016, April 30, 2016, July 31, 2016 and October 31, 2016.

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“Environmental Certificate” shall mean the Amended and Restated Certificate and Indemnification Regarding Hazardous Substances to be executed by Borrowers on or before the Restatement Closing Date and delivered to Lender as a further inducement to the Lender to establish the Credit Facility, as such certificate may be amended, modified, extended, renewed or restated from time to time.

“Equity Offering” shall mean the issuance and sale of shares of common voting stock by NGC to the public after the Restatement Closing Date in exchange for Cash or Cash Equivalents but shall not include, however, shares of stock utilized in a stock-for-stock Acquisition, a stock-for-assets Acquisition, or stock issued upon the exercise of employee stock options.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” shall mean any event of default as defined in Section 7.01 hereof.

“Excess Capital Proceeds” shall have the meaning ascribed to such term in Section 6.12(c) of this Credit Agreement.

“Excluded Deposit Accounts” shall mean collective reference to those Depository Accounts which are held and maintained by any member of the Borrower Consolidation that are prohibited or restricted by any Gaming Law from being pledged, hypothecated or the subject of a security interest, each as shown and described on the Schedule of Depository Accounts, as the same may be supplemented, amended, updated and revised from time to time by Borrowers and delivered to Lender.

“Existing Aggregate Commitment” shall have the meaning ascribed to such term in Recital Paragraph H.

“Existing Borrower” or “Existing Borrowers” shall have the meaning ascribed to such term in the Preamble of this Credit Agreement.

“Existing Coyote Bob’s Deed of Trust” shall mean the Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing executed by NGW on or about the Original Closing Date in favor of Lender and recorded on December 18, 2013 in the records of Benton County, Washington, as Document No. 2013-040912, encumbering the Coyote Bob’s Real Property and other collateral therein described.

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“Existing Crazy Moose Pasco Deed of Trust” shall mean the Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing executed by NGW on or about the Original Closing Date in favor of Lender and recorded in the records of Franklin County, Washington as Document No. 1809639, encumbering the Crazy Moose Pasco Real Property and other collateral therein described.

“Existing Credit Agreement” shall have the meaning ascribed to such term in Recital Paragraph H.

“Existing Credit Facility” shall have the meaning ascribed to such term in Recital Paragraph H.

“Existing Fee Deeds of Trust” shall mean collective reference to the Coyote Bob’s Deed of Trust and the Crazy Moose Pasco Deed of Trust.

“Existing Funded Outstandings” shall mean the outstanding unpaid principal balance of the Existing Credit Facility as of the Restatement Closing Date.

“Existing Revolving Credit Note” shall mean the Revolving Credit Promissory Note dated as of December 10, 2013, in the principal sum of Twelve Million Seven Hundred Fifty Thousand Dollars ($12,750,000.00), executed by the Existing Borrowers, payable to the order of Lender, which shall be fully amended and restated as of the Restatement Closing Date by the Revolving Credit Note.

“Facilities Lease Expense” shall mean all lease and rent payments made by the Borrower Consolidation during the period under review, including, without limitation, under the Adjacent Site Lease and each of the Washington Casino Leases, but exclusive of any payments made under the Deadwood Slot Route Leases, and further excluding, however, any common area maintenance expenses and property taxes associated with the Borrower Consolidation’s occupancy/rent expense that are expensed in the calculation of Net Income.

“FF&E” shall mean collective reference to any and all furnishings, fixtures and equipment, including, without limitation, all Gaming Devices and associated equipment, which have been installed or are to be installed and used in connection with the operation of the Casino Facilities and in connection with any other Business Operation conducted on the Collateral Real Properties and those items of furniture, fixtures and equipment which have been purchased or leased or are hereafter purchased or leased by a member of the Borrower Consolidation in connection with the Casino Facilities and in connection with any other Business Operation conducted on the Collateral Properties.

“Financial Covenants” shall mean collective reference to the financial covenants set forth in Article VI of this Credit Agreement.

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“Financing Statements” shall mean the Uniform Commercial Code financing statements each naming one (1) or more members of the Borrower Consolidation as the Debtor and filed in the Office of the Secretaries of State of the States of Washington, South Dakota, Nevada, Colorado and Delaware, as applicable, all in order to perfect the security interests granted to Lender under the Deeds of Trust and under other Security Documentation, all in accordance with requirements of the Uniform Commercial Code of each respective State listed above, as such financing statements may be amended, modified, extended, renewed, restated, substituted or replaced from time to time.

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

“First Amendment to Coyote Bob’s Deed of Trust” shall mean that certain First Amendment to Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents which is to be executed by NGW and Lender on or before the Restatement Closing Date and is to be recorded in the records of Benton County, Washington concurrently, or substantially concurrent, with the Restatement Closing Date for the purpose of amending the Existing Coyote Bob’s Deed of Trust in order to confirm that the Existing Coyote Bob’s Deed of Trust, as amended thereby, secures performance of the Credit Facility, as amended and restated under the Credit Agreement.

“First Amendment to Crazy Moose Pasco Deed of Trust” shall mean that certain First Amendment to Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents which is to be executed by NGW and Lender on or before the Restatement Closing Date and is to be recorded in the records of Snohomish County, Washington, concurrently, or substantially concurrent, with the Restatement Closing Date for the purpose of amending the Existing Crazy Moose Pasco Deed of Trust in order to confirm that the Existing Crazy Moose Pasco Deed of Trust, as amended thereby, secures performance of the Credit Facility, as amended and restated under the Credit Agreement.

“Fiscal Quarter” shall mean the consecutive three (3) month periods during each Fiscal Year beginning on May 1, August 1, November 1 and February 1 and ending on July 31, October 31, January 31 and April 30, respectively.

“Fiscal Year” shall mean the fiscal year period beginning May 1 of each calendar year and ending on the following April 30.

“Fiscal Year End” shall mean April 30 of each calendar year.

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“Funded Outstandings” shall mean the unpaid principal amount outstanding on the Credit Facility as of any given date of determination for Borrowings made thereunder.

“Funding Date” shall mean each date upon which Lender funds Borrowings requested by Borrowers in accordance with the provisions of Section 2.03.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Gaming Authority(ies)” shall mean, without limitation, collective reference to the Nevada Gaming Authorities, Washington State Gambling Commission, South Dakota Commission on Gaming and any other agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence or any officer or official thereof with authority to regulate any gaming operation owned, managed or operated by any member of the Borrower Consolidation or any Restricted Subsidiary.

“Gaming Devices” shall mean slot machines and other devices which constitute gaming devices and related equipment.

“Gaming Laws” means all statutes, rules, regulations, ordinances, codes and administrative or judicial precedents pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by any member of the Borrower Consolidation or any Restricted Subsidiary within its jurisdiction.

“Gaming Permits” shall mean collective reference to every license, permit or other authorization required to own, operate and otherwise conduct the Club Fortune Casino Operation, the Washington Casino Operations, the Deadwood Slot Route Operation or any New Venture.

“Giudici” shall have the meaning ascribed to such term in Recital Paragraph I.

“Gold Mountain” shall have the meaning ascribed to such term in the Preamble of this Credit Agreement.

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“Gold Mountain Negative Pledge” shall mean the Negative Pledge Agreement executed by Gold Mountain on or about the Original Closing Date in favor of Lender and recorded on December 20, 2013 in the Official Records of Gilpin County, Colorado, as Document No. 150634, for the purpose of providing certain agreements and assurances to Lender with respect to the Gold Mountain Real Property, as such Negative Pledge may be amended, modified, extended, renewed or restated from time to time.

“Gold Mountain Permitted Encumbrances” shall mean, at any particular time: (i) liens for taxes, assessments or governmental charges not then due and payable or not then delinquent; (ii) statutory liens for labor and/or materials and liens for taxes, assessments or governmental charges the validity of which, in either instance, are being contested in good faith by Borrowers by appropriate proceedings, and as provided in Sections 5.03 and 5.10 hereof, respectively, provided that, Borrowers shall have maintained adequate reserves in accordance with GAAP for payment of same; (iii) liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (iv) leases or subleases granted to others (including, without limitation, any Subsidiary); (v) liens created or contemplated by the Security Documentation; (vi) liens consented to in writing by Lender, (vii) liens of legally valid capital leases and purchase money security interests to the extent permitted by Section 6.08(c); (viii) each and every easement, restriction, license or right-of-way that (A) is hereafter granted to any Governmental Authority or public utility providing services to the Gold Mountain Real Property and (B) does not interfere in any material respect with the intended use of the Gold Mountain Real Property; and (ix) judgment liens, writs, warrants, levies, distraints, attachments and other similar process which do not constitute an Event of Default.

“Gold Mountain Real Property” shall mean collective reference to the unimproved real property consisting of approximately two hundred sixty-five (265) acres located in Blackhawk, Colorado, more particularly described on Exhibit J, affixed hereto and by this reference incorporated herein and made a part hereof.

“Government Securities” means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

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“Governmental Authority” or “Governmental Authorities” shall mean any federal, state, regional, county or municipal governmental agency, board, commission, officer or official whose consent or approval is required or whose regulations must be followed as a requirement to (i) the continued operation and occupancy of the Collateral Properties, the Casino Facilities, the Deadwood Slot Route Operation or any New Venture, (ii) compliance with Hazardous Materials Laws, or (iii) the performance of any act or obligation or the observance of any agreement, provision or condition of whatever nature herein contained.

“GVLVI” shall have the meaning ascribed to such term in Recital Paragraph I.

“Hazardous Materials Laws” shall have the meaning set forth in Section 5.20.

“Indebtedness” of any Person includes all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon such Person’s balance sheet as liabilities, but in any event including liabilities for borrowed money or other liabilities secured by any lien existing on property owned or acquired by such Person, Affiliate or a Subsidiary thereof (whether or not the liability secured thereby shall have been assumed), obligations which have been or under GAAP should be capitalized for financial reporting purposes, and all guaranties, endorsements, and other contingent obligations with respect to Indebtedness of others, including, but not limited to, any obligations to acquire any of such Indebtedness, to purchase, sell, or furnish property or services primarily for the purpose of enabling such other Person to make payment of any of such Indebtedness, or otherwise to assure the owner of any of such Indebtedness against loss with respect thereto.

“Indemnified Party” and “Indemnified Parties” shall have the meaning ascribed to such terms in Section 5.14.

“Interest Expense” shall mean with respect to any Person, as of the last day of any fiscal period under review, the sum of (i) all interest, fees, charges and related expenses paid or payable (without duplication but including capitalized interest) for that fiscal period by such Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered “interest expense” under GAAP, plus (ii) the portion of the up-front costs and expenses for Interest Rate Hedges (to the extent not included in (i)) fairly allocated to such interest rate hedges as expenses for such period, plus (iii) the portions of Capital Lease Liabilities paid or payable with respect to such period that should be treated as interest in accordance with GAAP.

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“Interest Rate Hedges” shall mean, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements, basis swap, forward rate agreement and interest collar or floor agreements and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“Investment” shall mean, when used in connection with any Person: (i) any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person, (ii) any Acquisition, and (iii) any other item that is or would be classified as an investment on a balance sheet of such Person prepared in accordance with GAAP, as in effect as of the Restatement Closing Date. The amount of any Investment shall be the amount actually invested without adjustment for subsequent increases or decreases in the value of such Investment.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, maritime laws, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

“Lease Adjusted Cash Flow” shall mean for any fiscal period under review, EBITDA for such period, minus (i) income tax expense actually paid and/or accrued taxes net of tax benefits, plus (ii) non-recurring expenses (less non-recurring income) permitted by Lender, minus (iii) Distributions, minus (iv) the aggregate amount of Non-Financed Capital Expenditures, plus (v) Net Proceeds of any Equity Offering permitted by Lender, plus (v) Facilities Lease Expense, in each case determined for a fiscal period consisting of the Fiscal Quarter under review, together with the most recently ended three (3) preceding Fiscal Quarters.

“Lease Adjusted Fixed Charge Coverage Ratio” as of the end of any Fiscal Quarter shall mean with reference to the Borrower Consolidation:

Lease Adjusted Cash Flow divided by (÷) the Annualized Adjusted Coverage Denominator

“Lender” shall have the meaning ascribed to such term in the Preamble of this Credit Agreement.

“Liabilities and Costs” means all claims, judgments, liabilities, obligations, responsibilities, losses, damages (including lost profits), punitive or treble damages, costs, disbursements and expenses (including, without limitation, reasonable attorneys’, experts’ and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

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“LIBO Rate” shall mean the higher of: (i) the LIBO Rate for a one (1) month period as quoted and published in the Wall Street Journal as of any given date of determination, and (ii) the LIBO Rate for a one (1) month period as quoted and published by Lender for all borrowers of Lender as of any given date of determination, so long as not materially different from the rate quoted and published by the Wall Street Journal as of such date of determination.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Loan Documents” shall mean collective reference to the Credit Agreement, the Revolving Credit Note, the Security Documentation, the Environmental Certificate and all other documents and instruments which may hereafter be executed and delivered by or on behalf of Borrowers or any other Person in connection with the Credit Facility for the benefit of Lender, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

“Maintenance Capital Expenditures” shall mean collective reference to Capital Expenditures made to or for the benefit of or for use in connection with the Casino Facilities, the Deadwood Slot Route Operation or any New Venture which are for the purpose of maintaining, repairing and/or replacing existing assets of the Borrower Consolidation.

“Mandatory Commitment Reduction(s)” shall mean a permanent reduction of the Aggregate Commitment which shall be made from time to time as may be required under Sections 5.12, 6.10(c) or (d) and/or 8.02.

“Margin Stock” shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

“Material Adverse Change” shall mean: (i) any set of circumstances of events which, other than with respect to the Representations and Warranties set forth in Article IV of the Credit Agreement which shall be construed to be applicable to circumstances and events existing both as of the Restatement Closing Date (or such earlier date as may be referenced in each particular provision) and subsequent to the Restatement Closing Date, are not in existence as of the Restatement Closing Date, which are material and adverse to (a) the Collateral or (b) the condition (financial or otherwise) or Business Operations of the Borrower Consolidation taken as a whole, or (c) the ability of any of the Lenders to enforce any of their material rights or remedies under any of the Loan Documents, or (ii) any events or changes, which, other than with respect to the Representations and Warranties set forth in Article IV of the Credit Agreement which shall be construed to be applicable to events and changes existing both as of the Restatement Closing Date (or such earlier date as may be referenced in each particular provision) and subsequent to the Restatement Closing Date, are not in existence as of the Restatement Closing Date and which have or result in a material adverse effect upon (a) the value of the Casino Facilities or Deadwood Slot Route Operation or any New Venture or the priority of the security interests granted to Lender, (b) the validity of any of the Loan Documents, or (c) the use, occupancy or operation of the Casino Facilities or Deadwood Slot Route Operation or any New Venture.

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“Maturity Date” shall mean November 30, 2020.

“Maximum Availability” shall mean the Aggregate Commitment less the Funded Outstandings as of any date of determination.

“Net Income” shall mean with respect to the Borrower Consolidation for any fiscal period, the net income of the Borrower Consolidation during such fiscal period determined in accordance with GAAP.

“Net Proceeds” shall mean the aggregate cash proceeds received by the Borrower Consolidation in respect of (a) Capital Proceeds net of the direct costs relating to such sale, transfer, conveyance or disposition of FF&E or other items of Collateral, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such sale, transfer, conveyance or disposition of FF&E or other items of Collateral and all Indebtedness assumed by the purchaser in connection with such sale, transfer, conveyance or disposition of FF&E or other items of Collateral and all taxes paid or payable as a result of such sale, transfer, conveyance or disposition, and (b) any Equity Offering issued by NGC, in each case less all costs, fees and expenses (including without limitation underwriting, placement, financial advisory and similar fees and expenses) incurred in connection with the issuance of such Equity Offering.

“Nevada Gaming Authorities” shall mean any Governmental Authority that, at the time in question, holds regulatory, licensing, permit, approval or suitability authority with respect to gambling, gaming or casino activities conducted at the Club Fortune Casino Facility, including, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board and the City of Henderson.

“Nevada Title Company” shall mean shall mean Nevada Title Company, with offices located at 3993 Howard Hughes Parkway, Suite 120, Las Vegas, Nevada 89169, as the issuing agent for First American Title Insurance Company, together with such reinsurers with direct access as are requested by Lender or other title insurance company or companies as may be reasonably acceptable to Lender.

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“New Acquisition Certifications” shall mean the requirements and certifications to be made by Borrowers concurrently with the Acquisition of any real property to be added as Collateral under the Credit Facility, consisting of each of the following (a) evidence that such additional real property and improvements located thereon, if any, are protected by insurance coverages as required for Collateral under Section 5.09, (b) certification that such additional real property is not within an area designated as a one hundred (100) year flood zone (or, in the alternative, that Borrowers have obtained sufficient flood insurance coverage to satisfy all applicable legal requirements relating to encumbrance of property situated within such a flood zone by Lender), and (c) a Phase I Environmental Site Assessment prepared in conformance with the scope and limitations of ASTM Standard Designation E 1527-93, approved by Lender, with a remediation plan, if required, that has been approved by the applicable Governmental Authorities and Lender, or in the absence of such requirement as approved by Lender.

“New Venture” means each mini-casino, card room, casino, casino/hotel, riverboat casino, dock casino, or slot route business or similar gaming business enterprise owned in whole by any member of the Borrower Consolidation (including each Restricted Subsidiary created in accordance with Section 5.27).

“New Venture Investment” shall mean any Investment made by the Borrower Consolidation in or to any Acquisition or New Venture following the Restatement Closing Date.

“New Venture Investments” shall mean collective reference to each and every New Venture Investment.

“NGBVR” shall have the meaning ascribed to such term in the Preamble of this Credit Agreement.

“NGC” shall have the meaning ascribed to such term in the Preamble of this Credit Agreement.

“NGCLV” shall have the meaning ascribed to such term in the Preamble of this Credit Agreement.

“NGSD” shall have the meaning ascribed to such term in the Preamble of this Credit Agreement.

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“NGW” shall have the meaning ascribed to such term in the Preamble of this Credit Agreement.

“NGWII” shall have the meaning ascribed to such term in the Preamble of this Credit Agreement.

“NGWII Holdings” shall have the meaning ascribed to such term in the Preamble of this Credit Agreement.

“NGWIII” shall have the meaning ascribed to such term in the Preamble of this Credit Agreement.

“Non-Financed Capital Expenditures" shall mean Capital Expenditures which are paid by the Borrower Consolidation from its assets and not from the Credit Facility or through any other loan, credit arrangement, lease or financing from any source.

“Nonusage Fee” shall have the meaning ascribed to such term in Section 2.08(b).

“Notice” shall have the meaning ascribed to such term in Section 9.03.

“Notice of Borrowing” shall have the meaning set forth in Section 2.03.

“Obligations” means, from time to time, all Indebtedness of Borrowers owing to Lender or any Person entitled to indemnification pursuant to Section 5.14, or any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Credit Agreement, any other Loan Document or any Interest Rate Hedge, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys’ fees and disbursements, reasonable fees and disbursements of expert witnesses and other consultants, and any other sum now or hereinafter chargeable to Borrowers under or in connection with Credit Agreement or any other Loan Document. Notwithstanding the foregoing definition of “Obligations”, Borrowers’ obligations under any environmental indemnity agreement constituting a Loan Document, or any environmental representation, warranty, covenant, indemnity or similar provision in this Credit Agreement or any other Loan Document, shall be secured by the Collateral only to the extent, if any, specifically provided in the Security Documentation.

“Original Closing Date” shall mean December 10, 2013.

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“Owned Properties” shall mean collective reference to the Club Fortune Real Property, Coyote Bob’s Real Property, Crazy Moose Pesco Real Property and the Gold Mountain Real Property.

“Payment Subordination Agreement” shall mean the Payment Subordination Agreement to be executed by each holder of Seller Subordinated Debt intending to loan or advance all or any portion of Seller Subordinated Debt to any member of the Borrower Consolidation, which shall be executed in favor of the Lender prior to the consummation of the sale of assets giving rise to such Seller Subordinated Debt substantially in the form of the Payment Subordination Agreement marked “Exhibit G”, affixed hereto and by this reference incorporated herein and made a part hereof.

“Pension Plan” means any “employee pension benefit plan” (other than a “multi-employer plan” as defined in Title IV of ERISA which is maintained by any Person which is not a member of the Borrower Consolidation) that is subject to Title IV of ERISA and which is maintained for employees of Borrowers or any of its ERISA Affiliates.

“Permitted Encumbrances” shall mean, at any particular time, collective reference to the Club Fortune Permitted Encumbrances, Coyote Bob’s Permitted Encumbrances, Crazy Moose Pasco Permitted Encumbrances, Gold Mountain Permitted Encumbrances, Restricted Subsidiary Permitted Encumbrances and the following items: (i) liens for taxes, assessments or governmental charges not then due and payable or not then delinquent; (ii) liens created or contemplated by the Security Documentation; (iii) liens consented to in writing by Lender; (iv) liens of legally valid capital leases and purchase money security interests for FF&E to the extent permitted by Section 6.08(c); and (v) judgment liens, writs, warrants, levies, distraints, attachments and other similar process which do not constitute an Event of Default.

“Permitted Indenture Subordinated Debt” shall mean Indebtedness that (i) does not have any scheduled principal payment, mandatory principal prepayment, sinking fund payment or similar payment due prior to the date that is no less than twelve (12) months after the Maturity Date, (ii) is not secured by any Lien on any assets of the Borrower Consolidation, (iii) is subordinated on terms and conditions satisfactory to the Lender, including, without limitation, provisions allowing the cash payment of interest only so long as (a) no Event of Default has occurred and remains continuing under the Credit Agreement, and (b) the Borrower Consolidation will be in compliance with the Lease Adjusted Fixed Charge Coverage Ratio after giving pro-forma effect to the payment proposed to be paid, and (iv) is subject to such covenants and events of default as may be acceptable to the Lender, including, without limitation, the agreement of such subordinated lenders or the indenture trustee or administrative agent on behalf of such subordinated lenders to not exercise any enforcement rights for the collection of such Permitted Indenture Subordinated Debt prior to the occurrence of Credit Facility Termination.

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“Person” means an individual, firm, corporation, limited liability company, trust, association, partnership, joint venture, tribunal or other entity.

“Policies of Insurance” shall mean the insurance to be obtained and maintained by Borrowers throughout the term of this Credit Agreement as provided by Section 5.09 herein.

“Principal Prepayments” shall have the meaning set forth in Section 2.06(a) of this Credit Agreement.

“Protective Advance” means all sums expended as determined by Lender to be necessary to: (a) protect the priority, validity and enforceability of the Security Documentation on, and security interests in, any Collateral and the instruments evidencing or securing the Obligations, or (b) prevent the value of any Collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such Collateral to lose value), or (c) protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in accordance with Section 9.17 or post-foreclosure ownership, maintenance, operation or marketing of any Collateral.

“Purchase Agreement” shall have the meaning ascribed to such term in Recital Paragraph I.

“Purchase Assets” shall have the meaning ascribed to such term in Recital Paragraph I.

“Purchase Closing Documents” shall mean collective reference to the documents and instruments to be delivered by GVLVI and/or NGCLV on or before the Restatement Closing Date for the purpose of consummating the Purchase Transaction and transfer of the Purchase Assets to NGCLV, all as more particularly described in Section 4.2 of the Purchase Agreement.

“Purchase Escrow” shall mean Escrow No. 15-04-1040-DTL established at Nevada Title Company for the consummation of the Purchase Transaction.

“Purchase Price” shall have the meaning ascribed to such term in Section 3.1 of the Purchase Agreement.

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“Purchase Transaction” shall mean the transaction pursuant to which NGCLV will acquire ownership of the Purchase Assets in accordance with the terms of the Purchase Agreement.

“Qualified Appraisal” shall mean reference to an appraisal or appraisals of the Casino Facilities, Deadwood Slot Route Operation, any Acquisition and/or other Collateral, or any portion thereof, acceptable to Lender, prepared at Borrowers’ expense in compliance with FIRREA by an appraiser acceptable to Lender.

“Rate Adjustment Date” shall mean April 1, 2016 and, thereafter, the first (1st) day of the third (3rd) month immediately following each Fiscal Quarter end, commencing with the Fiscal Quarter ending January 31, 2016.

“Red Dragon Casino” shall mean the mini-casino gaming operation conducted by NGWIII on the Red Dragon Leasehold consisting of various house-banked table games, including a full service restaurant with a bar.

“Red Dragon Landlord” shall have the meaning ascribed to such term in the definition of Red Dragon Lease.

“Red Dragon Lease” shall mean the lease evidenced by that certain Lease Agreement dated as of July 18, 2011, by and between GMC 220th, LLC, a Washington limited liability company (together with its successors and/or assigns as their interests may appear, “Red Dragon Landlord”), and NGWIII, together with any modifications and amendments thereof that hereafter may be executed and approved in writing in advance by Beneficiary.

“Red Dragon Leasehold” shall mean the right of NGWIII to occupy and operate the Red Dragon Casino pursuant to the terms of the Red Dragon Lease.

“Red Dragon Leasehold Deed of Trust” shall mean the Leasehold Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing executed by NGWIII on or about the Original Closing Date in favor of Lender and recorded December 19, 2013, in the records of Snohomish County, Washington, as Document No. 201312190255, encumbering the Red Dragon Leasehold and other Collateral therein described for the purpose of securing the Credit Facility and the payment and performance under each of the Loan Documents, as such Deed of Trust may be amended, modified, extended, renewed or restated from time to time.

“Reduction Date(s)” shall mean reference to each date or the dates, as the context may require upon which the Aggregate Commitment is reduced by a Scheduled Reduction as set forth on the Aggregate Commitment Reduction Schedule.

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“Related Entities” shall mean collective reference to all stockholders, employees, Affiliates and Subsidiaries of the Borrowers, or any of them, other than another Borrower.

“Reportable Event” shall mean any of the events described in Section 4043(b) of ERISA, other than an event for which the thirty (30) day notice requirement is waived by regulations.

“Restatement Closing Date” shall mean the date upon which: (i) each condition precedent required under Article IIIA of this Credit Agreement has been satisfied or waived, (ii) the Asset Purchase Closing has occurred, and (iii) the Security Documentation have been filed and/or recorded in accordance with and in the manner required herein and by the Restatement Closing Instructions; or such other date as to which Lender and Borrowers agree in writing.

“Restatement Closing Disbursements” shall have the meaning set forth in Section 2.02(a).

“Restatement Closing Instructions” shall mean the Closing Instructions to be given by Lender (i) to Nevada Title Company on or before the Restatement Closing Date setting forth the requirements of Lender for issuance of the Club Fortune Title Insurance Policy, (ii) incorporating instructions to the Washington Title Company for the issuance of the Restatement Endorsements to the Coyote Bob’s Title Insurance Policy and the Crazy Moose Pasco Title Insurance Policy, and (iii) setting forth each other condition for the occurrence of the Restatement Closing Date, as such instructions may be amended or modified prior to the Restatement Closing Date to the reasonable satisfaction of Lender.

“Restatement Endorsements” shall mean collective reference to the ALTA Form Date Down Endorsements to the Coyote Bob’s Title Insurance Policy and the Crazy Moose Pasco Title Insurance policy in a form and content acceptable to Lender insuring that the Existing Fee Deeds of Trust have been validly amended and continue as first priority liens encumbering the respective property therein described.

“Restricted Subsidiary” shall mean a wholly owned Subsidiary of NGC (other than the other members of the Borrower Consolidation) which: (a) has not incurred any Indebtedness other than in connection with a Subsidiary Guaranty, and accrued expenses, tax liability, deferred taxes and trade accounts payable less than ninety (90) days past due and other accrued or deferred liabilities incurred in the ordinary course of business, (b) is not subject to any Liens except Restricted Subsidiary Permitted Encumbrances and in connection with a Restricted Subsidiary Stock Pledge, (c) has executed and delivered to Lender a Subsidiary Guaranty and has executed and delivered to Lender such security instruments, and other documents as Lender may reasonably require for the purpose of adding its assets, real and personal, as additional Collateral securing repayment of the Credit Facility and the Subsidiary Guaranty, (d) all of the stock or other evidence of ownership thereof has been pledged in favor of Lender by a Restricted Subsidiary Security Agreement, and (e) has been designated by NGC to be a Restricted Subsidiary by written notice thereof to Lender. NGC shall not redesignate a Restricted Subsidiary as an Unrestricted Subsidiary without the prior written consent of the Lender, which consent shall not be unreasonably withheld, so long as: (i) no Default or Event of Default has occurred and remains continuing, and (ii) giving effect to such redesignation as of the end of the most recently ended Fiscal Quarter on a pro forma basis, no Default or Event of Default would exist under the Financial Covenants.

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“Restricted Subsidiary Ownership Pledge” shall mean the Security Agreement and Pledge Agreement in a form to the reasonable satisfaction of Lender, to be executed by NGC in favor of Lender for the purpose of pledging and granting a security interest in the capital stock or other ownership/equity interests which it may have in any Restricted Subsidiary, as it may be amended, modified, supplemented, extended, renewed or restated from time to time.

“Restricted Subsidiary Permitted Encumbrances” shall mean, at any particular time with respect to a Restricted Subsidiary, (i) Liens for taxes, assessments or governmental charges not then due, payable and delinquent, (ii) statutory Liens for labor or materials or liens for taxes, assessments or governmental charges not then required to be paid pursuant to Section 5.10, (iii) Liens in favor of Lender created or contemplated by the Security Documentation, (iv) Liens consented to in writing by Lender, (v) Liens of legally valid capital leases and purchase money security interests for acquired FF&E up to the maximum amount permitted under Section 6.08(c), and only to the extent of the lesser of the purchase money loan or the fair market value of the acquired FF&E at the time of the acquisition thereof, (vi) Liens of legally valid leases for FF&E, (vii) easements, licenses or rights-of-way, now existing or hereafter granted to any Governmental Authority or public utility providing services to the Restricted Subsidiary or Restricted Subsidiary Venture, (viii) judgment and attachment Liens which do not constitute an Event of Default, (ix) statutory or other Liens of landlords and Liens of carriers, warehousemen, mechanics, customs and revenue authorities and materialmen and other similar Liens imposed by law incurred in the ordinary course of business which could not reasonably be expected to cause a Material Adverse Change and which are discharged in accordance with Section 5.03, (x) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations; (xi) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of such Restricted Subsidiary; (xii) the replacement or renewal of any Lien otherwise permitted hereunder; (xiii) minor defects, encroachments or irregularities in title not interfering in any material respect with the ordinary conduct of the business of such Restricted Subsidiary; and (xiv) Liens in existence at the time of acquisition or designation of any Restricted Subsidiary, so long as such Lien is not created or perfected in contemplation of such acquisition or designation.

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“Restricted Subsidiary Venture” shall mean a New Venture wholly owned by a Restricted Subsidiary.

“Revolving Credit Note” shall mean the Amended and Restated Revolving Credit Note, a copy of which is marked “Exhibit A”, affixed hereto and by this reference incorporated herein and made a part hereof, to be executed by Borrowers on the Restatement Closing Date, payable to the order of Lender, evidencing the Credit Facility, as may be amended, modified, extended, renewed, restated or replaced in whole or in part from time to time.

“Revolving Credit Period” shall mean the period commencing on the Restatement Closing Date and terminating on the Maturity Date.

“Royal Casino” shall mean the mini-casino gaming operation conducted by NGWII on the Royal Casino Leasehold consisting of various house-banked table games, including a full service restaurant with a bar.

“Royal Casino Estoppel Certificate” shall mean the Lease Estoppel Certificate and Agreement dated as of December 9, 2013, executed by and among Royal Casino Landlord, NGWII and Lender, with respect to the Royal Casino Lease.

“Royal Casino Landlord” shall have the meaning ascribed to such term in subparagraph (i) of the definition of Royal Casino Lease.

“Royal Casino Lease” shall mean the lease evidenced by the following documents: (i) Commercial Premises Lease dated as of December 22, 2006, by and between Allen and Sharon Hemmat, husband and wife (collectively and together with their successors and/or assigns as their interests may appear, “Royal Casino Landlord”), and Royal Casino Holdings, Inc., a Washington corporation, as the original tenant (“RCHI”); and (ii) Bill of Sale and Assignment and Assumption Agreement dated July 23, 2010 by and between Grant Thornton Limited in its capacity as court-appointed receiver for RCHI and NGWII and recorded as Document No. 20100824000441 and re-recorded as Document No. 20100726001046 in the Official Records of King County, Washington, in each case together with any modifications and amendments thereof that hereafter may be executed and approved in writing in advance by Lender.

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“Royal Casino Leasehold” shall mean the right of NGWII to occupy and operate the Royal Casino pursuant to the terms of the Royal Casino Lease.

“Royal Casino Leasehold Deed of Trust” shall mean the Leasehold Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing executed by NGWII on or about the Original Closing Date in favor of Lender and recorded in the records of Snohomish County, Washington as Document No. 201312190254, encumbering the Royal Casino Leasehold and other Collateral therein described for the purpose of securing the Credit Facility and the payment and performance under each of the Loan Documents, as such Deed of Trust may be amended, modified, extended, renewed or restated from time to time.

“Schedule of Depository Accounts” shall mean the schedule to be marked as Schedule 4.05(b) and delivered by Borrowers to Lender on or before the Restatement Closing Date showing each Depository Account and each Excluded Deposit Account maintained by each member of the Borrower Consolidation, together with the name and address of each applicable Depository Institution and the applicable account number of each such Depository Account and each such Excluded Deposit Account, as such schedule may be supplemented, amended, updated and revised from time to time by Borrowers and delivered to Lender.

“Schedule of Restricted and Unrestricted Subsidiaries” shall mean the Schedule of Restricted and Unrestricted Subsidiaries, a copy of which is set forth as Schedule 4.20, affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the information described in Section 4.20 with respect to each Restricted and Unrestricted Subsidiary which exists as of the Restatement Closing Date.

“Schedule of Significant Litigation” shall mean the Schedule of Significant Litigation, a copy of which is set forth as Schedule 3.15, affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the information described in Section 3.15 with respect to each Significant Litigation.

“Schedule of Significant Shareholders” shall mean the Schedule of Significant Shareholders, a copy of which is set forth as Schedule 4.01(c), affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the name, address and number of shares owned by each Significant Shareholder.

“Schedule of Slot Route Locations” shall mean the Schedule of Slot Route Locations, the form of which is set forth as Schedule 3.11 affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the information thereon described with respect to the Deadwood Slot Route Operation.

“Scheduled Reduction Payment” shall mean for any Fiscal Quarter, the amount, if any, by which the highest amount of Funded Outstandings during such Fiscal Quarter exceeds the amount of the Aggregate Commitment as reduced by any Scheduled Reduction required to be made to such Aggregate Commitment at the end of such Fiscal Quarter.

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“Scheduled Reductions” shall mean the amount by which the Aggregate Commitment is reduced on each Reduction Date as set forth on the Aggregate Commitment Reduction Schedule.

“SEC” shall mean Securities and Exchange Commission.

“Secured Interest Rate Hedge(s)” shall mean any Interest Rate Hedge entered into between any Borrower and any Lender, or Affiliate of any Lender, which is secured by the Security Documentation.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” shall mean the Amended and Restated Security Agreement to be executed by Borrowers, as debtors, on or before the Restatement Closing Date, pursuant to which, among other things, the Borrower Consolidation grants a blanket security interest to Lender in and to all assets and personal property of the Borrower Consolidation, all as security for payment and performance under the Credit Facility, as such Security Agreement may be renewed, extended, amended, restated, replaced, substituted or otherwise modified from time to time.

“Security Documentation” shall mean a collective reference to (i) the Deeds of Trust, (ii) Security Agreement, (iii) each Account Control Agreement, (iv) Trademark Security Agreement, (v) Financing Statements, (vi) Restricted Subsidiary Ownership Pledges, (vii) the Gold Mountain Negative Pledge, and (viii) all other instruments and agreements to be executed by or on behalf of Borrowers or other applicable Persons, in favor of the Lender securing repayment on the Credit Facility.

“Seller Subordinated Debt” shall mean collective reference to all Indebtedness, owing by any member of the Borrower Consolidation to a seller of assets purchased by such member in an Acquisition which: (a) has been first approved in writing by Lender, (b) has been structurally and contractually subordinated to the Credit Facility prior to the incurrence of such Seller Subordinated Debt by execution of a Payment Subordination Agreement by the applicable member of the Borrower Consolidation and such seller in favor of and delivered to Lender, and (c) if such Seller Subordinated Debt is secured, shall only encumber the assets purchased from such seller which lien or liens shall be fully subordinated to the liens encumbering such assets in favor of Lender.

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“Senior Officer” shall mean each of (a) the president and (b) the chief financial officer of NGC as an Authorized Representative on behalf of the Borrower Consolidation.

“Significant Litigation” shall mean each action, suit, proceeding, litigation and controversy involving Borrowers, or any of them, involving claims in excess of Two Million Five Hundred Thousand Dollars ($2,500,000.00) or which if determined adverse to the interests of Borrowers, or any of them, could result in a Material Adverse Change.

“Significant Shareholder” shall have the meaning ascribed to such term in Section 4.01(c).

“Silver Dollar Bothell Casino” shall mean the mini-casino gaming operation conducted by NGWII on the Silver Dollar Bothell Leasehold consisting of various house-banked table games, including a full service restaurant with a bar.

“Silver Dollar Bothell Estoppel Certificate” shall mean the Lease Estoppel Certificate and Agreement executed by and among Silver Dollar Bothell Landlord, NGWII and Lender, recorded on December 19, 2013, in the records of Snohomish County, Washington, as Document No. 201312190252.

“Silver Dollar Bothell Landlord” shall have the meaning ascribed to such term in subparagraph (i) of the definition of Silver Dollar Bothell Lease.

“Silver Dollar Bothell Lease” shall mean the lease evidenced by the following documents: (i) Lease Agreement dated as of December 3, 2001, by and between Colin W. & Merlyna M. Radford and Tri-Western Syndicated Investment Co. d/b/a TriWest North Creek Partnership (together with its successors and/or assigns as their interests may appear, “Silver Dollar Bothell Landlord”), and Timothy B. and Michael E. Iszley both single men and/or assigns d/b/a Golden Nugget Casino, as the original tenant (“Iszley”); (ii) Addendum A to Lease dated as of December 3, 2001, by and between Silver Dollar Bothell Landlord and Iszley; (iii) First Amendment to Lease dated as of April 15, 2002, by and between Silver Dollard Bothell Landlord and Iszley; (iv) Second Amendment to Lease, undated, by and between Silver Dollar Bothell Landlord and Iszley; (v) Third Amendment to Lease, undated, by and between Mill Creek Gaming d/b/a Golden Nugget Casino (formerly as Timothy B. and Michael E. Iszley d/b/a Golden Nugget Casino), as tenant (“Mill Creek”), and Silver Dollar Bothell Landlord; (vi) Fourth Amendment to Lease dated as of August 15, 2003, by and between Silver Dollar Bothell Landlord and Mill Creek; (vii) Fifth Lease Amendment dated June 3, 2004, by and between Silver Dollar Bothell Landlord and Mill Creek; and (viii) Bill of Sale and Assignment and Assumption Agreement dated July 23, 2010 by and between Grant Thornton Limited in its capacity as court-appointed receiver for Mill Creek and NGWII and recorded as Document No. 20100824000441 and re-recorded as Document No. 20100726001046 in the Official Records of King County, Washington, in each case together with any modifications and amendments thereof that hereafter may be executed and approved in writing in advance by Lender.

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“Silver Dollar Bothell Leasehold” shall mean the right of NGWII to occupy and operate the Silver Dollar Bothell Casino pursuant to the terms of the Silver Dollar Bothell Lease.

“Silver Dollar Bothell Leasehold Deed of Trust” shall mean the Leasehold Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing executed by NGWII on or about the Original Closing Date in favor of Lender and recorded in the records of Snohomish County, Washington, as Document No. 201312190253, encumbering the Silver Dollar Bothell Leasehold and other Collateral therein described for the purpose of securing the Credit Facility and the payment and performance under each of the Loan Documents, as such Deed of Trust may be amended, modified, extended, renewed or restated from time to time.

“Silver Dollar Renton Casino” shall mean the mini-casino gaming operation conducted by NGWII on the Silver Dollar Renton Leasehold consisting of various house-banked table games, including a full service restaurant with a bar.

“Silver Dollar Renton Estoppel Certificate” shall mean the Lease Estoppel Certificate and Agreement dated as of December 9, 2013, executed by and among Silver Dollar Renton Landlord, NGWII and Lender, with respect to the Silver Dollar Renton Lease.

“Silver Dollar Renton Landlord” shall have the meaning ascribed to such term in subparagraph (i) of the definition of Silver Dollar Renton Lease.

“Silver Dollar Renton Lease” shall mean the lease evidenced by the following documents: (i) Lease Agreement dated as of March 8, 2004, by and between Little Family, LLC (together with its successors and/or assigns as their interests may appear, “Silver Dollar Renton Landlord”), and Little Nevada, Inc., a Washington corporation, as the original tenant (“Little Nevada”); (ii) Sublease Agreement dated as of December 21, 2007 by and between Little Nevada, as sublessor, and Ruth Dykeman Children’s Center, a Washington Nonprofit Public Benefit Corporation, as sublessee (“WNPBC”), as amended by that certain Amendment to Sublease effective as of December 1, 2008 by and between Little Nevada and WNPBC, and as further amended by that certain letter dated February 11, 2008 from Cory Coyle, as President of Gaming Consultants, Inc., to Thomas E. Rembiesa, as President/CEO of Sublessee; and (iii) Bill of Sale and Assignment and Assumption Agreement dated July 23, 2010 by and between Grant Thornton Limited in its capacity as court-appointed receiver for Little Nevada and NGWII and recorded as Document No. 20100824000441 and re-recorded as Document No. 20100726001046 in the Official Records of King County, Washington, in each case together with any modifications and amendments thereof that hereafter may be executed and approved in writing in advance by Lender.

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“Silver Dollar Renton Leasehold” shall mean the right of NGWII to occupy and operate the Silver Dollar Renton Casino pursuant to the terms of the Silver Dollar Renton Lease.

“Silver Dollar Renton Leasehold Deed of Trust” shall mean the Leasehold Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing executed by NGWII on or about the Original Closing Date in favor of Lender and recorded in the records of King County, Washington, as Document N. 20131224001402, encumbering the Silver Dollar Renton Leasehold and other Collateral therein described for the purpose of securing the Credit Facility and the payment and performance under each of the Loan Documents, as such Deed of Trust may be amended, modified, extended, renewed or restated from time to time.

“Silver Dollar SeaTac Casino” shall mean the mini-casino gaming operation conducted by NGWII on the Silver Dollar SeaTac Leasehold consisting of various house-banked table games, including a full service restaurant with a bar.

“Silver Dollar SeaTac Estoppel Certificate” shall mean the Lease Estoppel Certificate and Agreement executed by and among Silver Dollar SeaTac Landlord, NGWII and Lender, recorded on December 24, 2013, in the records of King County, Washington, as Document No. 20131224001398.

“Silver Dollar SeaTac Landlord” shall have the meaning ascribed to such term in subparagraph (i) of the definition of Silver Dollar SeaTac Lease.

“Silver Dollar SeaTac Lease” shall mean the lease evidenced by the following documents: (i) 192nd Properties Lease dated as of June 1, 2002, by and between 192nd Pacific Properties L.L.C., a Washington limited liability company, and Roy R. Toland and Audrey V. Toland, husband and wife (collectively and together with their successors and/or assigns as their interests may appear, “Silver Dollar SeaTac Landlord”), and Big Nevada Inc. d/b/a “The Silver Dollar Casino”, as the original tenant (“Big Nevada”); and (ii) Bill of Sale and Assignment and Assumption Agreement dated July 23, 2010 by and between Grant Thornton Limited in its capacity as court-appointed receiver for Big Nevada and NGWII and recorded as Document No. 20100824000441 and re-recorded as Document No. 20100726001046 in the Official Records of King County, Washington, in each case together with any modifications and amendments thereof that hereafter may be executed and approved in writing in advance by Lender.

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“Silver Dollar SeaTac Leasehold” shall mean the right of NGWII to occupy and operate the Silver Dollar SeaTac Casino pursuant to the terms of the Silver Dollar SeaTac Lease.

“Silver Dollar SeaTac Leasehold Deed of Trust” shall mean the Leasehold Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing executed by NGWII on or about the Original Closing Date in favor of Lender and recorded in the records of King County, Washington, as Document No. 20131224001403, encumbering the Silver Dollar SeaTac Leasehold and other Collateral therein described for the purpose of securing the Credit Facility and the payment and performance under each of the Loan Documents, as such Deed of Trust may be amended, modified, extended, renewed or restated from time to time.

“Subsidiary” shall mean, on the date in question, any Person of which an aggregate of fifty percent (50%) or more of the stock of any class or classes (or equivalent interests) is owned of record or beneficially, directly or indirectly, by another Person and/or any of its Subsidiaries, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency.

“Subsidiary Guaranty” shall mean the General Continuing Subsidiary Guaranty to be executed by each Subsidiary in favor of the Lender in the form of the General Continuing Subsidiary Guaranty marked “Exhibit F”, affixed hereto and by this reference incorporated herein and made a part hereof, under the terms of which each Subsidiary irrevocably and unconditionally guarantees to Lender the full and prompt payment and performance of all Obligations.

“Title Insurance Policies” shall mean collective reference to the Club Fortune Title Insurance Policy, Coyote Bob’s Title Insurance Policy and the Crazy Moose Pasco Title Insurance Policy.

“Total Funded Debt” shall mean with reference to the Borrower Consolidation for any period: (i) the total of the Funded Outstandings as of the last day of such period, plus (ii) the total as of the last day of such period of both the long-term and current portions (without duplication) of all other interest bearing Indebtedness (including Contingent Liabilities and Seller Subordinated Debt, but excluding Permitted Indenture Subordinated Debt) and Capitalized Lease Liabilities, minus (iii) Unrestricted Cash on deposit with the Lender as of the last day of such period.

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“Total Leverage Ratio” as of the end of any Fiscal Quarter shall mean the ratio resulting by dividing (a) Total Funded Debt as of the end of the Fiscal Quarter under review by (b) the sum of EBITDA determined for the Fiscal Quarter under review, plus EBITDA for each of the most recently ended three (3) preceding Fiscal Quarters.

“Treasury Stock Acquisitions” shall mean one or more re-purchases of issued and outstanding shares of the common voting stock of NGC for Cash or Cash Equivalents at no greater than the then prevailing market price.

“Unrestricted Cash” shall mean, as of any date of determination, Cash belonging to the Borrower Consolidation that is on deposit with Lender that is not subject to any Lien or security interests, other than in favor of Lender, nor earmarked or reserved for any particular purpose such as bankroll requirements of any Gaming Authority or held on behalf of any third Person.

“Unrestricted Subsidiary shall mean each Subsidiary of NGC which is not a Restricted Subsidiary or a Borrower.

“Upfront Fee” shall have the meaning ascribed to such term in Section 2.08(a).

“Voluntary Permanent Reduction” shall have the meaning set forth in Section 2.01(c).

“Washington Casino Leases” shall mean collective reference to the Club Hollywood Lease, Crazy Moose Mountlake Lease, Red Dragon Lease, Royal Casino Lease, Silver Dollar Bothell Lease, Silver Dollar SeaTac Lease and Silver Dollar Renton Lease, together with any modifications or amendments thereof that hereafter may be executed and approved in writing in advance by Lender from time to time.

“Washington Casino Operations” shall mean the casino and gambling business enterprises conducted by the Borrower Consolidation at the Casino Facilities located in the State of Washington.

“Washington Title Company” shall mean Escrow and Title Services, Inc. dba Frontier Title and Escrow Company, 6921 West Grandridge Boulevard, Kennewick, WA 99336 as the issuing agent for First American Title Insurance, for the purpose of issuing the Restatement Endorsements to the Existing Fee Deeds of Trust incorporated into and required by the Nevada Closing Instructions.

Section 1.02.         Interpretation and Construction. In this Credit Agreement, unless the context otherwise requires:

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(a)          Articles and Sections mentioned by number only are the respective Articles and Sections of this Credit Agreement as so numbered;

(b)          Words importing a particular gender mean and include every other gender, and words importing the singular number mean and include the plural number and vice versa;

(c)          All times specified herein, unless otherwise specifically referred, shall be the time in Las Vegas, Nevada;

(d)          Any headings preceding the texts of the several Articles and Sections of this Credit Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Credit Agreement, nor shall they affect its meaning, construction or effect;

(e)          If any clause, definition, provision or Section of this Credit Agreement shall be determined to be apparently contrary to or conflicting with any other clause, definition, provision or Section of this Credit Agreement then the clause, definition, provision or Section containing the more specific provisions shall control and govern with respect to such apparent conflict. The parties hereto do agree that each has contributed to the drafting of this Credit Agreement and all Loan Documents and that the provisions herein contained shall not be construed against either Borrowers or Lenders as having been the person or persons responsible for the preparation thereof;

(f)          The terms “herein”, “hereunder”, “hereby”, “hereto”, “hereof” and any similar terms as used in the Credit Agreement refer to this Credit Agreement; the term “heretofore” means before the date of execution of this Credit Agreement; and the term “hereafter” means after the date of the execution of this Credit Agreement;

(g)          All accounting terms used herein which are not otherwise specifically defined shall be used in accordance with GAAP;

(h)          If any clause, provision or Section of this Credit Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions hereof;

(i)          Each reference to this Credit Agreement or any other Loan Document or any of them, as used in this Credit Agreement or in any other Loan Document, shall be deemed a reference to this Credit Agreement or such Loan Document, as applicable, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time; and

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(j)          Every affirmative duty, covenant and obligation of Borrowers hereunder shall be equally applicable to each of the Borrowers individually and where the context would result in the best interests or rights of Lender shall be construed to mean “Borrowers or any of them” or “Borrowers and each of them”, as applicable.

Section 1.03.       Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Credit Agreement shall have such meanings when used in the Revolving Credit Note and in each Loan Document and other communication delivered from time to time in connection with this Credit Agreement or any other Loan Document.

Section 1.04.       Cross-References. Unless otherwise specified, references in this Credit Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Credit Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.05.       Exhibits and Schedules. All Exhibits and Schedules to this Credit Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.

ARTICLE II

AMOUNT AND TERMS OF THE CREDIT FACILITY

Section 2.01.       The Revolving Credit Facility.

(a)          Subject to the conditions and upon the terms hereinafter set forth and in accordance with the terms and provisions of the Revolving Credit Note, on and after the Restatement Closing Date, Lender agrees to continue the Existing Funded Outstandings as Funded Outstandings under the Credit Facility and to lend and advance Borrowings to Borrowers, all up to the Aggregate Commitment, consisting of the Existing Funded Outstandings, the Restatement Closing Disbursements on the Restatement Closing Date and such amounts as Borrowers may request by Notice of Borrowing duly executed by an Authorized Representative and delivered to Lender from time to time for Borrowings under the Credit Facility as provided in Section 2.03, subject to the uses and purposes set forth in Section 2.02.

(b)          Subject to the uses and purposes set forth in Section 2.02, on and after the Restatement Closing Date Borrowers may borrow, repay and reborrow the Available Borrowings up to the Aggregate Commitment from time to time. The Credit Facility shall be for a term commencing on the Restatement Closing Date and terminating on the Maturity Date, on which date the entire outstanding balance of the Credit Facility shall be fully paid and Credit Facility Termination shall occur.

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(c)          Notwithstanding the Scheduled Reductions to the Aggregate Commitment as set forth on the Aggregate Commitment Reduction Schedule, Borrowers may voluntarily further permanently reduce the Aggregate Commitment from time to time (a “Voluntary Permanent Reduction”) on the following conditions:

(i)          that each such Voluntary Permanent Reduction be in the minimum amount of One Million Dollars ($1,000,000.00) and in increments of One Hundred Thousand Dollars ($100,000.00) and is made in writing by an Authorized Representative, effective on the fifth (5th) Banking Business Day following receipt by Lender;

(ii)         that each such Voluntary Permanent Reduction shall be irrevocable and a permanent reduction to the Aggregate Commitment; and

(iii)        in the event any Voluntary Permanent Reduction reduces the Aggregate Commitment to less than the sum of the Funded Outstandings, the Borrower Consolidation shall immediately cause the Funded Outstandings to be reduced by such amount as may be necessary to cause the Funded Outstandings to be equal to or less than the Aggregate Commitment.

(d)          In addition to the requirements set forth in Section 2.01(c), in the event any Scheduled Reduction or Voluntary Permanent Reduction or Mandatory Commitment Reduction reduces the Aggregate Commitment to less than the sum of the Funded Outstandings, the Borrowers shall, on or before the next ensuing Banking Business Day, cause the Funded Outstandings to be reduced by such amount as may be necessary to cause the Funded Outstandings to be equal to or less than the Aggregate Commitment.

Section 2.02.       Use of Proceeds of the Credit Facility. Available Borrowings shall be used for the purposes of:

(a)          On the Restatement Closing Date (collectively the “Restatement Closing Disbursements”):

(i)          continuing the Existing Funded Outstandings under the Existing Credit Facility as Funded Outstandings under the Credit Facility;

(ii)         funding the Purchase Escrow with all or a portion of the “Cash Purchase Funds” as defined in the Purchase Agreement and any related costs, fees, prorations and expenses, as directed by Borrowers in the request for the Restatement Closing Disbursement;

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(iii)        paying in full the costs, fees and expenses of Nevada Title Company incurred in connection with the satisfaction of the Closing Conditions set forth in Article III A, the costs, fees and expenses of the attorneys for Borrowers and the costs, fees and expenses of Henderson & Morgan, LLC, attorneys for Lender, and associate counsel retained by them incurred to the Restatement Closing Date;

(iv)        paying the balance of the Upfront Fee and other expenses to Lender to the extent not previously paid; and

(v)         paying the balance of the fee owing by Borrowers to Rossoff & Company, LLC in the amount of Three Hundred Nine Thousand Seven Hundred Eighty-Nine Dollars ($309,789.00).

(b)          During the Revolving Credit Period, funding the ongoing Capital Expenditure requirements and working capital needs of the Borrower Consolidation relating to the Business Operations.

Section 2.03.       Notice of Borrowings.

(a)          An Authorized Representative may give Lender, no later than 11:00 a.m. on any Banking Business Day at Lender’s office specified in Section 2.06, one (1) full Banking Business Day prior notice by telephone or email and thereafter immediately confirmed in writing by delivery to Lender of a written notice in the form of the Notice of Borrowing (“Notice of Borrowing”), a copy of which is marked “Exhibit B”, affixed hereto and by this reference incorporated herein and made a part hereof, for each proposed Borrowing, specifying the date and amount of each proposed Borrowing. Not later than 11:00 a.m. on the Funding Date specified, Lender shall make the proceeds of such fundings available to Borrowers by depositing the amount of such Borrowing in the Designated Deposit Account maintained with Lender. No Borrowing may exceed the Available Borrowings. Each Borrowing shall be in a minimum amount of One Hundred Thousand Dollars ($100,000.00) and in increments of Ten Thousand Dollars ($10,000.00). Borrowers shall be entitled to no more than three (3) Borrowings during each calendar month.

(b)          Notwithstanding the foregoing, Lender may permit, in its sole discretion, the Credit Facility to be linked to the Designated Deposit Account with an automatic sweep mechanism (“Automatic Sweep”) as outlined in the Treasury Management Services Agreement executed by NGC on behalf of the Borrower Consolidation in connection with such link. During all periods in which the Automatic Sweep is in effect, a Notice of Borrowing shall not be required for advances made thereunder.

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Section 2.04.       Conditions of Borrowings. Borrowings will only be made so long as Borrowers are in full compliance with each of the requirements and conditions precedent set forth in Article III B of this Credit Agreement. Provided, however, Lender may, in its sole and absolute discretion, advance Borrowings notwithstanding the existence of less than full compliance with the requirements of Articles III and Borrowings so made shall be deemed to have been made pursuant to this Credit Agreement.

Section 2.05.       The Revolving Credit Note and Interest Rate.

(a)          The Credit Facility shall be further evidenced by the Revolving Credit Note payable to the order of Lender. Lender shall record manually or electronically the date and amount of each Borrowing and the amount of each repayment of principal made thereunder and the entry of such records shall be conclusive absent manifest or demonstrable error; provided, however, the failure to make such a record or notation with respect to any Borrowing or repayment thereof, or an error in making such a record or notation, shall not limit or otherwise affect the obligations of Borrowers hereunder or under the Revolving Credit Note.

(b)          Commencing on the Restatement Closing Date and continuing until the tenth (10th) day of the month immediately following the month during which the Restatement Closing Date occurs, interest shall accrue at the LIBO Rate plus the Applicable Margin as determined by Lender as of the Restatement Closing Date. Commencing on the tenth (10th) day of the month immediately following the month during which the Restatement Closing Date occurs and continuing until the Maturity Date, interest shall accrue on the unpaid principal balance of the Credit Facility at a rate per annum equal to the LIBO Rate plus the Applicable Margin as determined by Lender as of the tenth (10th) day of each consecutive month commencing on the tenth (10th) day of the month immediately following the month during which the Restatement Closing Date occurs as provided above. In the event the tenth (10th) day of a month is not a Banking Business Day, the LIBO Rate for such month shall be determined with reference to the one (1) month LIBO Rate on the last Banking Business Day immediately preceding such tenth (10th) day of the month. Interest accrued on the unpaid principal balance of the Credit Facility shall be due and payable on the tenth (10th) day of each and every calendar month commencing on December 10, 2015 and on the Maturity Date.

(c)          Each determination of the applicable LIBO Rate shall be conclusive and binding upon the Borrowers, in the absence of manifest or demonstrable error. The Lender shall, on no less than a monthly basis, deliver to Borrowers an invoice statement showing the payment due and the computations used by the Lender in determining the LIBO Rate hereunder. Computation of interest on the Credit Facility and Nonusage Fees shall be calculated on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed.

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Section 2.06.       Place and Manner of Payment.

(a)          All amounts payable by Borrowers to the Lender shall be made to Lender pursuant to the terms of the Credit Agreement and the Revolving Credit Note and shall be made on a Banking Business Day in lawful money of the United States of America and in immediately available funds. Other than in connection with: (i) the Scheduled Reductions of principal, (ii) repayments made under the Automatic Sweep, or (iii) principal payments which may be required to decrease the Funded Outstandings to an amount equal to or less than the Aggregate Commitment, Borrowers shall not make repayments (“Principal Prepayments”) of the outstanding balance of principal owing under the Revolving Credit Note more frequently than three (3) such Principal Prepayments during each calendar month. Each such Principal Prepayment shall be in a minimum amount of Fifty Thousand Dollars ($50,000.00) (or, if less, the outstanding principal amount of the Credit Facility) and in increments of Ten Thousand Dollars ($10,000.00) in excess thereof.

(b)          Other than payments made under the Automatic Sweep, all amounts payable by Borrowers under the Credit Facility shall be made to Lender by check or wire transfer to its office located at 8945 W. Russell Road, Ste. 300, Las Vegas, Nevada 89148 or at such other address as may be directed in writing by Lender from time to time, and shall be designated by Borrowers as payments on the Credit Facility. If such payment is received by Lender prior to 11:00 a.m., Lender shall credit Borrowers with such payment on the day so received. If such payment is received by Lender after 11:00 a.m., Lender shall credit Borrowers with such payment as of the next Banking Business Day. If the Revolving Credit Note or any payment required to be made thereon or hereunder, is or becomes due and payable on a day other than a Banking Business Day, the due date thereof shall be extended to the next succeeding Banking Business Day and interest thereon shall be payable at the then applicable rate during such extension.

(c)          Subject to Section 2.06(a), the outstanding principal owing under the Credit Facility and the Revolving Credit Note may be prepaid at any time in whole or in part without penalty.

Section 2.07.       Net Payments. All payments under this Credit Agreement and/or the Revolving Credit Note shall be made without set-off, counterclaim, recoupment or defense of any kind.

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Section 2.08.       Fees.

(a)          In consideration of the Credit Facility, Borrowers shall pay the following non-refundable fees (collectively, the “Upfront Fee”) to Lender in the aggregate amount of One Hundred Fifty-One Thousand Five Hundred Eighty-Nine Dollars ($151,589.00), each of which shall be deemed fully earned by Lender and payable by Borrowers as of the Restatement Closing Date, and consist of the following fees and cost reimbursements:

(i)          Origination fee in the amount of One Hundred Forty-Nine Thousand Five Hundred Dollars ($149,500.00) in consideration of the Credit Facility;

(ii)         Two Hundred Fifty-Two Dollars ($252.00) for UCC searches;

(iii)        Phase I Environmental Due Diligence (Club Fortune) in the amount of Five Hundred Fifty Dollars ($550.00);

(iv)        Flood certifications in the amount of Two Hundred Forty Dollars ($240.00); and

(v)         Tax monitoring fee in the amount of One Thousand Forty-Seven Dollars ($1,047.00).

Lender acknowledges that Borrowers have previously paid the Commitment Fee in the amount of One Hundred Forty-Nine Thousand Five Hundred Dollars ($149,500.00) to Lender for application to the Upfront Fee and the Phase I Due Diligence Fee in the amount of Five Hundred Fifty Dollars ($550.00), which amounts shall be fully credited to the amount due on the Restatement Closing Date, resulting in a balance of the Upfront Fee due on the Restatement Closing Date in the amount of One Thousand Five Hundred Thirty-Nine Dollars ($1,539.00).

(b)          Commencing on the Restatement Closing Date, Borrowers shall be obligated to pay a quarterly nonusage fee (the “Nonusage Fee”) for the account of Lender. The Nonusage Fee shall begin to accrue on the Restatement Closing Date and shall be calculated as of the last day of each Fiscal Quarter thereafter occurring as the product of (i) one-half of one percent (0.500%) per annum, multiplied by (ii) as of the end of such Fiscal Quarter, the amount of the Maximum Availability in excess of One Million Dollars ($1,000,000.00) as of the last day of the Fiscal Quarter under review, all on the basis of a three hundred sixty (360) day year. Each Nonusage Fee shall be payable in arrears on a quarterly basis on or before the date the Compliance Certificate applicable to such Fiscal Quarter is delivered pursuant to Section 5.08(e), but in any event no later than sixty (60) days following the end of such Fiscal Quarter, commencing with the Fiscal Quarter in which the Restatement Closing Date occurs, and upon Credit Facility Termination, whether at maturity, by acceleration or otherwise. Borrowers may pay any Nonusage Fee by wire transfer or under the Automatic Sweep, as Borrowers may direct.

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(c)          On the Restatement Closing Date, Borrowers shall also reimburse Lender for the reasonable attorney’s fees of Henderson & Morgan, LLC and associate counsel retained by them which have been previously paid by Lender or are remaining unpaid as of such date relating to the negotiation and documentation of the Credit Facility.

Section 2.09.         Interest on Overdue Amounts and Default Rate.

(a)          If any payment due under the Revolving Credit Note is not paid within ten (10) calendar days after receipt by Borrowers of written notice of such nonpayment from Lender, Borrowers promise to pay a late charge in the amount of five percent (5%) of the amount of such delinquent payment and Lender need not accept any late payment made unless it is accompanied by such five percent (5%) late payment charge.

(b)          In the event of the existence of an Event of Default, commencing on the tenth (10th) calendar day following the receipt by Borrowers of written notice of the occurrence of such Event of Default from Lender, the total of the unpaid balance of the principal and the then accrued and unpaid interest owing under the Credit Facility shall collectively commence accruing interest at a rate equal to five percent (5%) over the rate or rates then in effect hereunder (the “Default Rate”) until such time as all payments and additional interest are paid, together with the curing of any Events of Default which may exist, at which time the interest rate shall revert to that rate of interest otherwise accruing pursuant to the terms of the Revolving Credit Note.

(c)          In the event of the occurrence of an Event of Default, Borrowers agree to pay all reasonable costs of collection, including a reasonable attorneys’ fees and costs, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such default. In the event legal action is commenced for the collection of any sums owing hereunder or under the terms of the Revolving Credit Note, the Borrowers agree that any judgment issued as a consequence of such action against Borrowers shall bear interest at a rate equal to the Default Rate until fully paid.

Section 2.10.       Security for the Credit Facility. As security for the due and punctual payment and performance of the terms and provisions of this Credit Agreement, the Revolving Credit Note and all of the other Loan Documents, the Security Documentation required under Section 3.03 and Section 3.04 shall be executed and delivered to Lender, as of the Restatement Closing Date, by the respective parties to each of the Security Documentation and recorded and/or filed as required by the Closing Instructions.

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ARTICLE III

CONDITIONS PRECEDENT TO THE RESTATEMENT CLOSING DATE

A.           Closing Conditions. The obligation of Lender to advance Borrowings under the Credit Facility is subject to the following conditions precedent, each of which shall be satisfied prior to January 31, 2016 (unless Lender, in its sole and absolute discretion, shall agree otherwise). The occurrence of the Restatement Closing Date is subject to and contingent upon Lender having received, in each case in form and substance reasonably satisfactory to Lender, or in the case of an occurrence, action or event, the occurrence of, each of the following:

Section 3.01.       Credit Agreement. Two (2) duplicate originals of this Credit Agreement.

Section 3.02.       The Note. The Revolving Credit Note duly executed by the Borrowers in favor of Lender.

Section 3.03.       Security Documentation. On or before the Restatement Closing Date, the Security Documentation described below, duly executed by each of the Borrowers, where required, or each applicable other party thereto, shall be delivered to Lender:

(a)          The Club Fortune Deed of Trust;

(b)          The First Amendment to Coyote Bob’s Deed of Trust;

(c)          The First Amendment to Crazy Moose Pasco Deed of Trust;

(d)          The Nevada Financing Statement;

(e)          Amended and Restated Security Agreement; and

(f)          An Account Control Agreement for each of the Depository Accounts shown on the Schedule of Depository Accounts, Schedule 4.05(b) affixed hereto as of the Restatement Closing Date, other than the Excluded Deposit Accounts.

Section 3.04.       Other Loan Documents. The following Loan Documents duly executed by Borrowers and any other applicable party thereto, consisting of the following shall be delivered or caused to be delivered to Lender on or before the Restatement Closing Date:

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(a)          Amended and Restated Environmental Certificate.

Section 3.05.       Organizational Documents, Resolutions, Certificates of Good Standing, Authorized Representative Certificates and Closing Certificate. Lender shall have received:

(a)          a Certificate of Good Standing issued by the Secretary of State of each respective State of organization for each of the Borrowers, dated within thirty (30) calendar days of the Restatement Closing Date;

(b)          a copy of the articles of organization and operating agreement and all amendments thereto for each of NGCLV, NGW, NGWII Holdings, NGWII, NGWIII, NGSD, CGC, Gold Mountain and NGBVR, and a copy of the Articles of Incorporation and Bylaws and all amendments thereto for each of NGC, AGTSG and CGE;

(c)          an original Certificate of Corporate or Membership Resolution, as applicable, authorizing each member of the Borrower Consolidation to enter into all documents and agreements to be executed by them, respectively, pursuant to this Credit Agreement and further authorizing and empowering the Authorized Representative who will execute such documents and agreements with the authority and power to execute such documents and agreements on behalf of each member of the Borrower Consolidation, respectively;

(d)          designation by certificate (“Authorized Representative Certificate”), in the form of the Authorized Representative Certificate marked “Exhibit C”, affixed hereto and by this reference incorporated herein and made a part hereof, of the officers, managers or other representatives of each of the Borrowers who are authorized to give Compliance Certificates and all other notices, requests, reports, consents, certifications and authorizations on behalf of the Borrowers, respectively (collectively the “Authorized Representatives”); and

(e)          an original closing certificate (“Closing Certificate”), substantially in the form of the Closing Certificate marked “Exhibit D”, affixed hereto and by this reference incorporated herein and made a part hereof, duly executed by an Authorized Representative of each of the Borrowers.

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Section 3.06.       Title Policy and Endorsements.

(a)          Irrevocable Commitment by Nevada Title Company for the issuance of the Club Fortune Title Insurance Policy, together with the required endorsements issued by Nevada Title Company in accordance with the Restatement Closing Instructions; and

(b)          Irrevocable commitment by the Washington Title Company for the issuance of the Restatement Endorsement to the Coyote Bob’s Title Insurance Policy and to the Crazy Moose Pasco Title Insurance Policy.

Section 3.07.       Insurance. Copies of the declaration pages of each of the insurance policies certified to be true and correct by an Authorized Representative of the Borrowers, together with original binders evidencing Borrowers as named insured, and original certificates of insurance, loss payable and mortgagee endorsements naming Lender as mortgagee, loss payee and additional insured, as required by the applicable insurance provisions set forth in Section 5.09 of this Credit Agreement.

Section 3.08.       Payment of Upfront Fee and Purchase Price.

(a)          Payment by Borrowers of the Upfront Fee as provided in Section 2.08; and

(b)          Payment in full of the Purchase Price under the Purchase Agreement.

Section 3.09.       Reimbursement for Expenses and Fees. Reimbursement to Lender by Borrowers for all reasonable fees and out-of-pocket expenses incurred by Lender in connection with the Credit Facility, including, but not limited to, escrow charges, title insurance premiums, recording fees, reasonable attorney’s fees of Henderson & Morgan, LLC, and associate counsel retained by Henderson & Morgan, LLC and all other like expenses remaining unpaid as of the Restatement Closing Date.

Section 3.10.       Phase I Environmental Site Assessments and Environmental Indemnity.

(a)          A Phase I Environmental Site Assessment or Assessments of the Club Fortune Real Property prepared in conformance with the scope and limitations of ASTM Standard Designation E1527-00 and approved by Lender. Lender hereby confirms that no recommended action is required under such assessment with respect to the Club Fortune Real Property;

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(b)          Borrowers shall have paid all applicable fees for the preparation and review of the Environmental Assessments and related work performed on the Collateral Properties in connection with the Credit Facility; and

(c)          Borrowers hereby confirm the representations contained in Section 2.1 of the Environmental Certificate are true and correct in all respects.

Section 3.11.       Schedule of Slot Route Locations. The Schedule of Slot Route Locations (Schedule 3.11) fully completed with the lease and payment information described on the form of Schedule 3.11 affixed hereto.

Section 3.12.       Adjacent Site Lease, Washington Casino Leases and Deadwood Slot Route Leases. A true and correct copy of each of the Adjacent Site Lease, Washington Casino Leases and Deadwood Slot Route Leases and of all amendments and modifications to such documents.

Section 3.13.       Gaming Permits.  Each member of the Borrower Consolidation shall have received all necessary approvals for all Gaming Permits required for the conduct of the Business Operations and such Gaming Permits shall not then be suspended, enjoined or prohibited (for any length of time) by any Gaming Authority or any other Governmental Authority.

Section 3.14.       Survey. A current boundary and location survey for the Club Fortune Real Property delivered to Lender no less than ten (10) Banking Business Days prior to the Restatement Closing Date, which must (a) be certified to Lender and Nevada Title Company, (b) show the Club Fortune Real Property to be free of encroachments, overlaps, and other survey defects, (c) show the courses and distances of the lot lines for the Club Fortune Real Property, (d) show that all existing improvements are located within said lot and building lines, and (e) show the location of all above and below ground easements, improvements, appurtenances, utilities, rights-of-way, water rights and ingress and egress, by reference to book and page numbers and/or filed map reference. On or before the Restatement Closing Date, all other survey requirements of Nevada Title Company for the issuance of the Club Fortune Title Insurance Policy.

Section 3.15.       Schedule of All Significant Litigation. A Schedule of Significant Litigation (Schedule 3.15) involving any member of the Borrower Consolidation, in each instance setting forth the names of the other parties thereto, a brief description of such litigation, whether or not such litigation is covered by insurance and, if so, whether the defense thereof and liability therefor has been accepted by the applicable insurance company indicating whether such acceptance of such defenses with or without a reservation of rights, the commencement date of such litigation and the amount sought to be recovered by the adverse parties thereto or the amount which is otherwise in controversy.

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Section 3.16.       Opinion of Counsel. The opinion of counsel to the Borrower Consolidation, dated as of the Restatement Closing Date and addressed to the Lender, together with its successors and assigns, substantially in the form of the legal opinion marked "Exhibit H", affixed hereto and by this reference incorporated herein and made a part hereof, as a supplement to the Legal Opinion dated December 10, 2013, delivered to Lender in connection with the Original Closing Date and Existing Credit Agreement.

Section 3.17.       Compliance Under Existing Credit Agreement and Pro Forma Financial Compliance.

(a)          Borrowers shall deliver a duly executed and completed Compliance Certificate prepared in compliance with the Existing Credit Agreement for the Fiscal Quarter ended October 31, 2015, showing no Default or Event of Default has occurred and remains continuing; and

(b)          The Borrowers shall also deliver a duly executed and completed Compliance Certificate, prepared as of the end of the Fiscal Quarter ended October 31, 2015, prepared on a pro forma basis based on the assumption that the Restatement Closing Date had occurred one (1) year prior to the end of such Fiscal Quarter, demonstrating pro forma compliance with the Financial Covenants.

Section 3.18.       Conditions Related to the Purchase Transaction.

(a)          There shall have been no Material Adverse Change in the Club Fortune Casino Operation since the date of the Purchase Agreement;

(b)          Each of the “Conditions to Closing” set forth at Article VIII of the Purchase Agreement shall be fully satisfied or waived as of the Restatement Closing Date, which waiver shall have been approved by the Lender, and no event or circumstance known to the Borrowers exists that would prevent or reduce the likelihood of the consummation of the Purchase Transaction on the Restatement Closing Date;

(c)          There shall not exist (i) any order, decree, judgment, ruling or injunction which restrains the consummation of the Purchase Transaction in the manner contemplated by the Purchase Closing Documents, or (ii) any pending or threatened action, suit, investigation or proceeding which, in the Lender’s reasonable judgment, is expected to materially and adversely affect the Borrowers, taken as a whole, or the ability of NGCLV to consummate the Purchase Transaction in the manner contemplated by the Purchase Closing Documents, or the ability of the Borrower Consolidation to perform their respective material obligations under the Loan Documents or the ability of Lender to exercise its rights thereunder;

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(d)          All governmental and third party consents and approvals necessary in connection with the Purchase Transaction contemplated by the Purchase Closing Documents shall have been obtained; all such consents and approvals shall be in force and effect; and all applicable waiting periods shall have expired without any action being taken by any authority that could, in the Lender’s reasonable judgment, be expected to restrain, prevent or impose any material adverse conditions on the Purchase Transaction, and no law or regulation shall be applicable which in the reasonable judgment of Lender could have such effect;

(e)          Delivery of a true and correct copy of all of the Purchase Closing Documents;

(f)          The “Closing” as defined in the Purchase Agreement shall occur concurrently with the Restatement Closing Date; and

(g)          As of the Restatement Closing Date, NGCLV shall have acquired free and clear ownership of the Purchase Assets relating to the Club Fortune Casino Facility, subject only to the Club Fortune Permitted Encumbrances.

Section 3.19.       Regulatory Approvals, Permits, Consents, Etc.

(a)          On or before the Restatement Closing Date, copies of those material permits, approvals or consents by all Governmental Authorities permitting the use and operation of the Business Operations, together with all supporting documents and materials, reasonably requested by Lender at least three (3) Banking Business Days prior to the Restatement Closing Date.

(b)          Evidence that each of the Business Operations: (i) have a written BSA/AML Program and has provided Lender with the name and contact information for the officer responsible for compliance with the BSA/AML Program, and (ii) are subject to examination for BSA/AML Program compliance by the Internal Revenue Service or the State of Nevada with respect to the Club Fortune Casino Facility or the State of Washington with respect to the Casino Facilities located in Washington or the State of South Dakota with respect to the Deadwood Slot Route Operation.

Section 3.20.       No Injunction or Other Litigation. No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall, and no litigation shall be pending or threatened which in the reasonable judgment of the Lender would or would reasonably be expected to, enjoin, prohibit, limit or restrain the execution and delivery of this Credit Agreement or the making of the Credit Facility or the performance by the Borrowers of any other material obligations in respect thereof or the ability of the Borrowers to conduct their business substantially as presently conducted.

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Section 3.21.       Additional Documents and Statements. Such additional documents, affidavits, certificates and opinions as Lender may reasonably require to insure compliance with this Credit Agreement. The statements set forth in Section 3.23 shall be true and correct.

B.           Conditions Precedent to all Borrowings under the Credit Facility. The obligation of Lender to advance any Borrowing requested to be made or issued under the Credit Facility on any Funding Date, other than an advance under the Automatic Sweep, is subject to the occurrence of each of the following conditions precedent as of such Funding Date:

Section 3.22.       Notice of Borrowing. With respect to any Borrowing requested by Borrowers, the Lender shall have received in accordance with Section 2.03, on or before each Funding Date an original Notice of Borrowing duly executed by an Authorized Representative or facsimile copy thereof, to be promptly followed by an original.

Section 3.23.       Certain Statements. On each Funding Date and as of the Restatement Closing Date the following statements shall be true and correct:

(a)          The representations and warranties contained in Article IV hereof and in each of the Loan Documents (other than representations and warranties which expressly speak only as of a different date which shall be true and correct in all material respects as of such date) are true and correct on and as of the Funding Date and as of the Restatement Closing Date in all material respects as though made on and as of that date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by this Credit Agreement;

(b)          The representations and certifications contained in the Environmental Certificate are true and correct (other than representations and warranties which expressly speak only as of a different date which shall be true and correct in all material respects as of such date); and

(c)          No event has occurred or as a result of any Borrowings contemplated hereby would occur and is continuing, or would result from the making thereof, which constitutes an Event of Default hereunder or would constitute an Event of Default hereunder but for the requirement that notice be given or time elapsed, or both.

Section 3.24.         Gaming Permits. The Borrower Consolidation shall have all Gaming Permits material to or required for the conduct of its gaming businesses and the conduct of games of chance at the Business Operations and such Gaming Permits shall not then be suspended, enjoined or prohibited (for any length of time) by any Gaming Authority or any other Governmental Authority.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Credit Agreement, Borrowers make the following representations and warranties:

Section 4.01.       Organization; Power and Authorization.

(a)          NGC is a corporation duly organized and validly existing under the laws of the State of Nevada. NGW, NGWII, NGWII Holdings, and NGWIII are each a limited liability company duly organized and validly existing under the laws of the State of Washington. NGSD is a limited liability company duly organized and validly existing under the laws of the State of South Dakota. AGTSG is a corporation duly organized and validly existing under the laws of the State of South Dakota. CGE is a corporation duly organized and validly existing under the laws of the State of Colorado; Gold Mountain is a limited liability company duly organized and existing under the laws of the State of Colorado; and NGCLV, CGC and NGBVR are each a limited liability company duly organized and existing under the laws of the State of Nevada. Each Borrower (i) has all requisite corporate power, authority and legal right to execute and deliver each document, agreement or certificate to which it is a party or by which it is bound in connection with the Credit Facility, to consummate the transactions and perform its obligations hereunder and thereunder, and to own its properties and assets and to carry on and conduct its business as presently conducted or proposed to be conducted, and (ii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Credit Agreement and the other Loan Documents to which it is a party or by which it is bound and to consummate the transactions contemplated hereunder and thereunder.

(b)          Each of NGCLV, NGW, NGWII Holdings, NGWIII, CGC, Gold Mountain, NGSD and NGBVR is a wholly owned Subsidiary of NGC. NGWII is a wholly owned Subsidiary of NGWII Holdings. CGE is a wholly owned Subsidiary of CGC. AGTSG is a wholly Subsidiary of NGSD.

(c)          Other than as described on the Schedule of Significant Shareholders, Schedule 4.01(c) affixed hereto, as of the Restatement Closing Date, there is no single shareholder that owns five percent (5.0%) or more of the issued and outstanding capital stock of NGC (any such shareholder owning five percent (5.0%) or more of the outstanding shares being deemed a “Significant Shareholder”).

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Section 4.02.       No Conflict With, Violation of or Default Under Laws or Other Agreements. Neither the execution and delivery of this Credit Agreement, the Revolving Credit Note or any other Loan Document, or any other agreement, certificate or instrument to which any Borrower is a party or by which it is bound in connection with the Credit Facility, nor the consummation of the transactions contemplated hereunder or thereunder, nor the compliance with or performance of the terms and conditions herein or therein, is prevented by, limited by, conflicts in any material respect with, or will result in a material breach or violation of, or a material default (with due notice or lapse of time or both) under, or the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of their respective property or assets by virtue of, the terms, conditions or provisions of (a) any indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument of whatever nature to which any Borrower is bound, or (b) any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which Borrowers are subject.

Section 4.03.       Litigation. Except as disclosed on the Schedule of Significant Litigation delivered in connection with Section 3.15, to the best knowledge of Borrowers, after due inquiry and investigation, there is no action, suit, proceeding, inquiry, hearing or investigation pending or threatened, in any court of law or in equity, or before any Governmental Authority, which reasonably would be expected to (a) result in any Material Adverse Change in the Business Operations, (b) materially adversely affect the Borrowers’ ability to perform their respective obligations under the Credit Agreement and the other Loan Documents, or (c) materially adversely affect the validity or enforceability of this Credit Agreement and the other Loan Documents. To the best knowledge of Borrowers, after due inquiry and investigation, no Borrower is in violation of or default with respect to any order, writ, injunction, decree or demand of any Governmental Authority.

Section 4.04.       Agreements Legal, Binding, Valid and Enforceable. This Credit Agreement, the Revolving Credit Note, the Security Documentation and all other Loan Documents, when executed and delivered by Borrowers in connection with the Credit Facility will constitute legal, valid and binding obligations of Borrowers, enforceable against Borrowers in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors’ rights and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

Section 4.05.       Information and Financial Data Accurate; Financial Statements; No Adverse Event; Deposit Accounts.

(a)          All information and financial and other data previously furnished in writing by Borrowers in connection with the Credit Facility was true, correct and complete in all material respects as of the date furnished (unless subsequently corrected prior to the date hereof), and there has been no Material Adverse Change with respect thereto to the date of this Credit Agreement since the dates thereof. No information has been omitted which would make the information previously furnished in such financial statements to Lender misleading or incorrect in any material respect to the date of this Credit Agreement. Any and all financial statements heretofore furnished to Lender by Borrowers: (i) present fairly the financial position of Borrowers as of their respective dates and the results of operations and changes in financial position for the periods to which they apply, and (ii) have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. Since the date of the financial statements referred to in this Section 4.05, there has been no Material Adverse Change in the financial condition, assets, liabilities, business or operations of Borrowers.

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(b)          A complete list of all Depository Accounts maintained by Borrowers as of the Restatement Closing Date is set forth on the Schedule of Depository Accounts marked “Schedule 4.05(b)” to be delivered to Lender not later than fifteen (15) Banking Business Days prior to the Restatement Closing Date. Borrowers represent that Borrowers shall not at any time establish or maintain any Depository Accounts that are not the subject of a Control Agreement in favor of Lender, other than the Excluded Deposit Accounts.

Section 4.06.       Governmental Approvals. All timely consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority which are required in connection with the valid execution and delivery of this Credit Agreement and the other Loan Documents by Borrowers and the carry-out or performance of any of the transactions required or contemplated hereunder, or thereunder, by Borrowers, have been obtained or accomplished and are in full force and effect, or can be obtained or accomplished by Borrowers. To the best of Borrowers’ knowledge, all timely consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority which are required by Borrowers in connection with the use and operation of the Business Operations have been obtained or accomplished and are in full force and effect.

Section 4.07.       Payment of Taxes. Borrowers have duly filed or caused to be filed all federal, state and local tax reports and returns which are required to be filed by them and have paid or made provisions for the payment of, all material taxes, assessments, fees and other governmental charges which have or may have become due pursuant to said returns or otherwise pursuant to any assessment received by Borrowers except such taxes, assessments, fees or other governmental charges, if any, as are being contested in good faith by Borrowers by appropriate proceedings and for which Borrowers have maintained adequate reserves for the payment thereof in accordance with GAAP.

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Section 4.08.         Title to Properties. Borrowers shall have good and marketable title to the Owned Properties and shall be the tenants under each respective Washington Casino Lease as of the Restatement Closing Date and at all times during the term of the Credit Facility. Each of the Borrowers has good and marketable title to: (a) all of its properties and assets reflected in the most recent financial statements referred to in Section 4.05 hereof as owned by them (except those properties and assets disposed of since the date of said financial statements in the ordinary course of business or those properties and assets which are no longer used or useful in the conduct of its businesses), including, but not limited to, Borrowers’ interest in patents, trademarks, tradenames, servicemarks, and licenses relating to or pertaining to the Collateral Properties, the Casino Facilities, the Deadwood Slot Route Operation and each other Business Operation, and (b) all properties and assets acquired by them subsequent to the date of the most recent financial statements referred to in Section 4.05 hereof. All such properties and assets are not subject to any liens, encumbrances or restrictions except Permitted Encumbrances. All roads, easements and rights of way necessary for the full utilization of the Collateral Properties have been completed and/or obtained.

Section 4.09.         No Untrue Statements.  All statements, representations and warranties made by Borrowers in this Credit Agreement, any other Loan Document and any other agreement, document, certificate or instrument previously furnished or to be furnished by Borrowers to Lender pursuant to the provisions of this Credit Agreement, at the time they were made and on and as of the Restatement Closing Date: (a) are and shall be true, correct and complete in all material respects, (b) do not and shall not contain any untrue statement of a material fact, and (c) do not and shall not omit to state a material fact, the absence of which makes the information contained herein or therein materially misleading or incomplete. Borrowers understand that all such statements, representations and warranties shall be deemed to have been relied upon by Lender as a material inducement to establish the Credit Facility.

Section 4.10.         Brokerage Commissions. Other than the fees and commissions to be paid by Borrowers to Rossoff & Company, LLC, no person is entitled to receive any brokerage commission, finder’s fee or similar fee or payment in connection with the extensions of credit contemplated by this Credit Agreement. No brokerage or other fee, commission or compensation is to be paid by Lender with respect to the extensions of credit contemplated hereby and Borrowers agree to indemnify Lender against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, reasonable attorney’s fees incurred by Lender in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

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Section 4.11.         No Defaults. No Borrower has received any notice, declaration or similar correspondence or communication, oral or written, evidencing, declaring or claiming a violation of any applicable law and/or regulations, the violation of which materially and adversely affects the business, financial condition or operations of the Casino Facilities or the Deadwood Slot Route Operation or any other Business Operation. Borrowers are not in violation or default (nor is there any waiver in effect which, if not in effect, would result in a violation or default) in any material and adverse respect under any indenture, evidence of indebtedness, loan or financing agreement or other agreement or instrument of whatever nature to which they are a party or by which they are bound (except for any defaults previously brought to Lender’s attention in writing, for which Borrowers have received a waiver from Lender), a default under which would reasonably be expected to result in a Material Adverse Change.

Section 4.12.         Employee Retirement Income Security Act of 1974. No Reportable Event has occurred and is continuing with respect to any Pension Plan under ERISA that gives rise to liabilities that would constitute a Material Adverse Change.

Section 4.13.         Availability of Utility Services. All utility services and facilities necessary for the Casino Facilities and the Collateral Properties including, without limitation, electrical, water, gas and sewage services and facilities are available at the boundaries of the Collateral Properties.

Section 4.14.         Policies of Insurance. Each of the copies of the declaration pages, original binders and certificates of insurance evidencing the Policies of Insurance relating to the Business Operations delivered to Lender by Borrowers (i) is a true, correct and complete copy of the respective original thereof as in effect on the date hereof, and no amendments or modifications of any of said documents or instruments not included in such copies have been made, and (ii) has not been terminated and is in full force and effect. Borrowers are not in default in the observance or performance of their respective obligations under said documents and instruments, and Borrowers have done all things required to be done as of the Restatement Closing Date to keep unimpaired their respective rights thereunder.

Section 4.15.         Gaming Permits and Approvals. All Gaming Permits required to be held by Borrowers are current and in good standing and Borrowers presently hold all Gaming Permits necessary for the continued operation of the Business Operations.

Section 4.16.         Environmental Certificate. The representations and certifications contained in the Environmental Certificate are true and correct in all material respects.

Section 4.17.         Labor Relations. There is no strike or work stoppage in existence, or to the best knowledge of Borrowers threatened, involving any Borrower or the Business Operations that reasonably would be expected to result in a Material Adverse Change.

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Section 4.18.         Trademarks, Patents, Licenses, Franchises, Formulas and Copyrights. Except as otherwise disclosed in the Security Agreement, each of the Borrowers owns all the patents, trademarks, permits, servicemarks, tradenames, copyrights, licenses, franchises and formulas, or has a valid license or sublicense of rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its respective businesses, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Change on the business, operations, property, assets or condition (financial or otherwise) of Borrowers. Each of the patents, trademarks, servicemarks, tradenames and copyrights owned by Borrowers under the common law or which is registered with any Governmental Authority is set forth on Schedule 6 attached to the Security Agreement.

Section 4.19.         Contingent Liabilities. As of the Restatement Closing Date, Borrowers have incurred no material Contingent Liabilities (any Contingent Liability in excess of One Million Dollars ($1,000,000.00) being deemed material) other than those described on Schedule 4.19.

Section 4.20.         Subsidiaries. As of the Restatement Closing Date, no member of the Borrower Consolidation has any Subsidiaries that are not members of the Borrower Consolidation, other than those Subsidiaries existing as of the Restatement Closing Date which are described on the Schedule of Restricted and Unrestricted Subsidiaries attached hereto as Schedule 4.20.

Section 4.21.         Washington Casino Leases. The copies of each of the Washington Casino Leases delivered to Lender by Borrowers: (a) are true, correct and complete copies of the originals thereof, as in effect on the Restatement Closing Date, and no amendments or modifications to any of them which are not included in such copies have been made; and (b) have not been terminated and are all in full force and effect. No Borrower is in default in the observance or performance of its obligations under any of the Washington Casino Leases and each Borrower has done all things required to be done as of the Restatement Closing Date to keep unimpaired its rights under the Washington Casino Leases.

Section 4.22.         Deadwood Slot Route Leases. The copies of each of the Deadwood Slot Route Leases delivered to Lender by Borrowers: (a) are true, correct and complete copies of the originals thereof, as in effect on the Restatement Closing Date, and no amendments or modifications to any of them which are not included in such copies have been made; and (b) have not been terminated and are all in full force and effect. AGTSG is not in default in the observance or performance of its obligations under any of the Deadwood Slot Route Leases and AGTSG has done all things required to be done as of the Restatement Closing Date to keep unimpaired its rights under the Deadwood Slot Route Leases. Each of the Deadwood Slot Route Leases are particularly described by Schedule 3.11 attached hereto and incorporated by reference herein.

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Section 4.23.       Adjacent Site Lease. The copy of the Adjacent Site Lease delivered to Lender by Borrowers: (a) is a true, correct and complete copy of the original thereof, as in effect on the Restatement Closing Date, and no amendments or modifications which are not included in such copy have been made; and (b) has not been terminated and is in full force and effect. NGCLV is not in default in the observance or performance of its obligations under the Adjacent Site Lease and NGCLV has done all things required to be done as of the Restatement Closing Date to keep unimpaired its rights under the Adjacent Site Lease.

ARTICLE V

GENERAL COVENANTS OF BORROWERS

To induce the Lender to enter into this Credit Agreement, Borrowers covenant to Lender as follows:

Section 5.01.       FF&E. The Borrower Consolidation shall furnish, fixture and equip the Business Operations with FF&E it reasonably deems appropriate for the operation of the Business Operations. All FF&E that is purchased and installed in the Business Operations shall be purchased free and clear of any liens, encumbrances or claims, other than Permitted Encumbrances.

Section 5.02.       Permits; Licenses and Legal Requirements.

(a)          Borrowers shall comply in all material respects with and keep in full force and effect, as and when required, all Gaming Permits and all material permits, licenses and approvals obtained from any Governmental Authorities which are required for the operation and use of the Business Operations. Borrowers shall comply in all material respects with all applicable material existing and future laws, rules, regulations, orders, ordinances and requirements of all Governmental Authorities, and with all recorded restrictions affecting the Collateral Properties.

(b)          At all times until Credit Facility Termination, the Business Operations shall (i) be registered with FinCEN, (ii) maintain a written BSA/AML Program and provide Lender with the name and contact information for the officer responsible for compliance with the BSA/AML Program, and (iii) be subject to examinations for BSA/AML Program Compliance by the Internal Revenue Service or the State of Nevada with respect to the Club Fortune Casino Facility or the State of Washington with respect to the Casino Facilities located in Washington or the State of South Dakota with respect to the Deadwood Slot Route Operation.

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Section 5.03.       Protection Against Lien Claims. Borrowers shall promptly pay and discharge or cause to be paid and discharged all claims and liens for labor done and materials and services supplied and furnished in connection with the Business Operations in accordance with this Section 5.03, except such claims and liens, if any, as are being contested in good faith by Borrowers by appropriate proceedings and for which Borrowers have maintained adequate reserves for the payment thereof in accordance with GAAP. If any mechanic’s lien or materialman’s lien shall be recorded, filed or suffered to exist against the Collateral Properties or any of them or any interest therein by reason of work, labor, services or materials supplied, furnished or claimed to have been supplied and furnished in connection with the Business Operations, upon Borrowers receipt of written notice from Lender demanding the release and discharge of such lien, said lien or claim shall be paid, released and discharged of record within ninety (90) days following its receipt of such notice, or, in lieu of such payment Borrowers shall cause said mechanic’s lien to be released of record pursuant to a bonding or similar statutory procedure, which statutory procedures shall be reasonably acceptable to Lender and accomplished within one hundred twenty (120) days of the date of such notice.

Section 5.04.       Notice to Gaming Authorities. The Borrower Consolidation shall make all required reports and disclosures to the Gaming Authorities, including, but not limited to, reporting this Credit Facility and the Loan Documents to the extent required under the applicable Gaming Laws.

Section 5.05.       No Change in Character of Business or Location of Chief Executive Office. At all times throughout the term of the Credit Facility (a) the chief executive office of Borrowers shall be located at 133 East Warm Springs Road, Suite 102, Las Vegas, NV 89119; provided, however, Borrowers shall be entitled to move their chief executive office to another location upon no less than thirty (30) days prior written notice to Lender, (b) the Business Operations shall be conducted by the Borrower Consolidation, and (c) Borrowers shall not effect a material change in the nature and character of the business at the Business Operations as presently conducted and as presently contemplated and disclosed to Lender.

Section 5.06.       Preservation and Maintenance of Properties and Assets; Acquisition of Additional Property.

(a)          At all times throughout the term of the Credit Facility, (i) the Borrower Consolidation shall operate, maintain and preserve all rights, privileges, franchises, licenses, Gaming Permits and other properties and assets necessary to conduct its businesses and the Business Operations, in accordance with all applicable governmental laws, ordinances, approvals, rules and regulations and requirements, including, but not limited to, zoning, sanitary, pollution, building, environmental and safety laws and ordinances, rules and regulations promulgated thereunder, and (ii) without the prior written consent of Lender, Borrowers shall not consolidate with, remove, demolish, materially alter, discontinue the use of, sell, transfer, assign, hypothecate or otherwise dispose of to any Person, any part of its properties and assets necessary for the continuance of its business, as presently conducted and as presently contemplated, other than in the normal course of business, alterations or modifications as are reasonably expected to increase the value of the Collateral, or as otherwise permitted pursuant to this Credit Agreement.

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(b)          Furthermore, in the event any Borrower, or any Affiliate and/or Related Entity thereof, shall acquire any other real property or rights to the use of real property which is: (i) adjacent to any of the Collateral Properties and used in a material manner in connection with the use and/or operation at the Collateral Properties, the Casino Facilities, or any of them, or (ii) if not so adjacent, necessary and required for the use and operation of such Collateral Property, Casino Facilities, or any of them, Borrowers shall concurrently with the acquisition of such real property or the rights to the use of such real property, execute or cause the execution of such documents as may be necessary to add such real property or rights to the use of real property as Collateral under the Credit Facility, together with each of the New Acquisition Certifications.

Section 5.07.         Repair of Properties and Assets. At all times throughout the term of the Credit Facility, Borrowers shall, at their own cost and expense, (a) maintain, preserve and keep in a manner consistent with gaming casino operating practices, as the case may be, applicable to casino operations operating in the jurisdictions in which the Business Operations are located, its assets and properties, including, but not limited to, the Collateral Properties and all FF&E owned or leased by Borrowers in good and substantial repair, working order and condition, ordinary wear and tear excepted, (b) from time to time, make or cause to be made, all necessary and proper repairs, replacements, renewals, improvements and betterments thereto, and (c) from time to time, make such substitutions, additions, modifications and improvements as may be necessary and as shall not impair the structural integrity, operating efficiency and economic value of said assets and properties. All alterations, replacements, renewals, or additions made pursuant to this Section 5.07 shall become and constitute a part of said assets and property and subject, inter alia, to the provisions of Section 5.01 and subject to the lien of the Loan Documents.

Section 5.08.         Financial Statements; Reports; Certificates and Books and Records. Until Credit Facility Termination, Borrowers shall, unless the Lender otherwise consents, at Borrowers’ sole expense, deliver to the Lender a full and complete copy of each of the following and shall comply with each of the following financial requirements:

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(a)          Quarterly Financial Reporting. With respect to the Fiscal Quarter ending January 31, 2016 and as of each Fiscal Quarter thereafter ending with the occurrence of Credit Facility Termination, the Borrower Consolidation shall deliver to Lender, as soon as practicable, and in any event within sixty (60) days after the end of each Fiscal Quarter (including the fourth Fiscal Quarter in any Fiscal Year), the consolidated and consolidating balance sheet, income statement, statement of cash flows, statement of retained earnings and operating statement for the Fiscal Quarter under review and reflecting year-to-date performance of the Borrower Consolidation and a comparison of the financial performance of the Borrower Consolidation to the prior Fiscal Year’s operations and projected results from operations at the Business Operations, including, without limitation, the Casino Facilities and the Deadwood Slot Route Operation (in each case compared to budget and prior year period) of the Borrower Consolidation all in reasonable detail. Such financial statements shall be certified by a Senior Officer of the Borrower Consolidation as fairly presenting the financial condition, results of operations and cash flows of the Borrower Consolidation in accordance with GAAP (other than footnote disclosures) as at such date and for such periods, subject only to normal year-end accruals and audit adjustments and shall be accompanied by a management discussion and analysis of any material changes to the condition (financial or otherwise) of the Business Operations during the Fiscal Quarter under review;

(b)          Annual Financial Reporting. As soon as practicable, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheet, income statement, statement of retained earnings and cash flows (reconciled with year end audited statements) of the Borrower Consolidation as at the end of such Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with GAAP and shall be accompanied by a report of independent public accountants of recognized standing selected by Borrowers and reasonably satisfactory to the Lender (it being understood that any “Big 4” accounting firm shall be automatically deemed satisfactory to the Lender), which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Lender in its good faith business judgment to be adverse to the interests of the Lender. Such accountants’ report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed the Financial Covenants as at the end of such Fiscal Year (which shall accompany such certificate) under Sections 6.01 through 6.07, have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by the Borrower Consolidation in the manner prescribed by this Credit Agreement. Such financial statements shall be certified by an Authorized Officer of the Borrower Consolidation in the same manner as required with respect to financial statements delivered pursuant to Section 5.08(a) and shall be accompanied by a management discussion and analysis of any material changes to the condition (financial or otherwise) of the Business Operations during the Fiscal Year under review;

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(c)          Budgets and Projections. As soon as practicable, and in any event no later than thirty days (30) following the commencement of each Fiscal Year, a budget (including a Capital Expenditure budget) and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for the longer period of the next two (2) succeeding Fiscal Years or the remaining term of the Credit Facility, including for the first such Fiscal Year, projected consolidated and consolidating balance sheets, statements of operations and statements of cash flow and, for the second (2nd) and, where applicable, the third (3rd) such Fiscal Years, projected consolidated and consolidating condensed balance sheets and statements of operations and cash flows, of the Borrower Consolidation, all in reasonable detail;

(d)          Lease Reporting.

(i)          As soon as practicable, and in any event within sixty (60) days after the end of each Fiscal Quarter (including the fourth (4th) Fiscal Quarter in any Fiscal Year), the Borrower Consolidation shall submit an updated Lease Summary Schedule, Schedule 5.08(d)(i), showing any changes to all leases (other than the Deadwood Slot Route Leases) maintained by the Borrower Consolidation or in the event no changes have occurred, a Senior Officer shall so certify where provided in the Compliance Certificate and shall further certify that each of such leases are in effect, and that all rents owing thereunder are current and paid in the agreed amounts; and

(ii)         As soon as practicable, and in any event within sixty (60) days after the end of each Fiscal Quarter (including the fourth (4th) Fiscal Quarter in any Fiscal Year), the Borrower Consolidation shall submit Schedule of Slot Route Locations, Schedule 3.11, showing any changes to the Deadwood Slot Route Leases or, in the event no changes have occurred, a Senior Officer shall so certify where provided in the Compliance Certificate and shall further certify that each of the Deadwood Slot Route Leases are operated by AGTSG and that all revenue splits and other payments owing thereunder are current and paid in the agreed amounts.

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(e)          Compliance Certificate. As soon as practicable, and in any event within sixty (60) days after the end of each Fiscal Quarter (including the fourth (4th) Fiscal Quarter in any Fiscal Year), a Compliance Certificate signed by a Senior Officer of the Borrower Consolidation in the form marked “Exhibit E”, affixed hereto and by this reference incorporated herein and made a part hereof, setting forth preliminary calculations of the Financial Covenants, Applicable Margin, and other matters set forth thereon, and providing reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited financial statements of the Borrower Consolidation for such Fiscal Quarter, and as soon as practicable thereafter, in the event of any material variance in the actual calculations from such preliminary calculation, a revised Compliance Certificate setting forth the actual calculation thereof; provided, however, that in the event that the Borrowers do not deliver a Compliance Certificate when due, then until such Compliance Certificate is delivered as provided herein, the Total Leverage Ratio shall be deemed, for the purpose of determining the Applicable Margin, to be the highest permitted Maximum Total Leverage Ratio and the Applicable Margin determined with respect thereto;

(f)          Additional Depository Accounts. Following the Restatement Closing Date, on or before ten (10) days following the creation or establishment of any Depository Account or Excluded Deposit Account by any member of the Borrower Consolidation that is not subject to a Control Agreement, Borrowers shall notify Lender in writing of such account and shall not deposit any material amounts into such account until such account, other than with respect to an Excluded Deposit Account, is subject to a Control Agreement in favor of Lender. Borrowers shall promptly deliver a revised Schedule of Depository Accounts showing such additional Depository Accounts and/or Excluded Deposit Accounts;

(g)          SEC Reporting. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication that shall have been sent to the stockholders of NGC, and copies of all annual, regular, periodic and special reports (including, without limitation, each 10Q and 10K report) and registration statements which NGC shall have filed or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Lender pursuant to other provisions of this Section 5.08;

(h)          Significant Shareholder Reporting. Concurrently with the delivery of each Compliance Certificate, a Senior Officer shall certify as to whether or not there are any Significant Shareholders, and, if so, the name and address of such Significant Shareholder and the number of shares held.

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(i)          Books and Records. Until Credit Facility Termination, Borrowers, and each of them, shall keep and maintain complete and accurate books and records in accordance with GAAP, consistently applied. Subject to compliance with all applicable Gaming Laws and the Securities and Exchange Act of 1934, as amended, Borrowers, and each of them, shall permit Lender and any authorized representatives of Lender to have reasonable access to and to inspect, examine and make copies of the books and records, any and all accounts, data and other documents of Borrowers at all reasonable times upon the giving of reasonable notice of such intent. In addition: (i) in the event of the occurrence of any Default or Event of Default, or (ii) in the event any Material Adverse Change occurs, Borrowers shall promptly, and in any event within three (3) days after actual knowledge thereof, notify Lender in writing of such occurrence;

(j)          Each member of the Borrower Consolidation shall deliver to Lender a copy of its annual Federal income tax return, together with all attachments and schedules affixed thereto, as filed with the Internal Revenue Service on or before July 15th of each Fiscal Year or by January 15th of each Fiscal Year if filed on extension; and

(k)          Other Information. Until Credit Facility Termination, Borrowers, and each of them, shall furnish to Lender any financial information or other information bearing on the financial status of the Borrowers, or any of them, which is reasonably requested by Lender. In addition: (i) in the event of the occurrence of any Event of Default, or (ii) in the event any Material Adverse Change occurs, the Borrower Consolidation shall promptly, and in any event within three (3) days after actual knowledge thereof, notify Lender in writing of such occurrence.

Section 5.09.       Insurance. The Borrower Consolidation shall obtain, or cause to be obtained, and shall maintain or cause to be maintained with respect to the Collateral Properties and Business Operations, at all times throughout the term of the Credit Facility, at their own cost and expense, and shall deposit with Lender policies or certified copies of policies of fire and hazard insurance with extended coverage, reasonably acceptable to Lender, issued by a company or companies authorized to issue such insurance within the States of Nevada, Washington, South Dakota, Colorado and any other jurisdiction in which the Business Operations are conducted, insuring all buildings, improvements, inventory and contents in an amount equal to the maximum full insurable value of such buildings, improvements, furnishings, fixtures, inventory and equipment (such policies shall not contain a co-insurance provision whereby any Borrower in the event of loss becomes a co-insurer, other than deductibles reasonably acceptable to Lender), with property damage, public liability and such other insurance coverage as required by the Lender. All policies shall provide that the insurer shall notify Lender in writing not less than twenty (20) days prior to the cancellation of any such policy. The property damage and public liability insurance policies shall name Lender as additional insured and shall contain minimum limits of coverage reasonably acceptable to Lender. Certified copies of policies, or certificates thereof, shall be delivered to and held by Lender and shall contain a loss payable endorsement for each of the Owned Properties naming Lender as an additional loss payee and a mortgagee endorsement.

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Section 5.10.         Taxes. Throughout the term of the Credit Facility, Borrowers shall prepare and timely file or cause to be prepared and timely filed all federal, state and local tax returns required to be filed by it, and Borrowers shall pay and discharge prior to delinquency all taxes, assessments and other governmental charges or levies imposed upon it, or in respect of any of any of its properties and assets except such taxes, assessments and other governmental charges or levies, if any, as are being contested in good faith by Borrowers in the manner which is set forth for such contests by Section 4.07 herein.

Section 5.11.         Permitted Encumbrances Only. At all times throughout the term of the Credit Facility, Borrowers shall not create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, encumbrance, attachment, levy, distraint, or other judicial process and burdens of every kind and nature except the Permitted Encumbrances on or with respect to the Collateral, except (a) with respect to matters described in Sections 5.03 and 5.10 such items as are being contested in the manner described therein, and (b) with respect to any other items, if any, as are being contested in good faith by appropriate proceedings and for which Borrowers have maintained adequate reserves for the payment thereof.

Section 5.12.         Advances. At any time during the term of the Credit Facility, if Borrowers should fail (a) to perform or observe, or (b) to cause to be performed or observed, any covenant or obligation of Borrowers under this Credit Agreement or any of the other Loan Documents, then Lender, upon the giving of reasonable notice may (but shall be under no obligation to) take such steps as are necessary to remedy any such non-performance or non-observance and provide for payment thereof. All amounts advanced by Lender pursuant to this Section 5.12 shall become an additional obligation of Borrowers to Lender secured by the Deeds of Trust and other Loan Documents, shall constitute a Mandatory Commitment Reduction until repaid and shall become due and payable by Borrowers on the next interest payment date, together with interest thereon at a rate per annum equal to the Default Rate (such interest to be calculated from the date of such advancement to the date of payment thereof by Borrowers).

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Section 5.13.         Further Assurances. Borrowers will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such amendments or supplements hereto or to any of the Loan Documents and such further documents, instruments and transfers as Lender may reasonably require for the curing of any defect in the execution or acknowledgement hereof or in any of the Loan Documents, or in the description of the Collateral Properties or other Collateral or for the proper evidencing of giving notice of each lien or security interest securing repayment of the Credit Facility. Further, upon the execution and delivery of the Deeds of Trust and each of the Loan Documents and thereafter, from time to time, Borrowers shall cause the Deeds of Trust and each of the Loan Documents and each amendment and supplement thereto to be filed, registered and recorded and to be refiled, re-registered and re-recorded in such manner and in such places as may be reasonably required by the Lender, in order to publish notice of and fully protect the liens of the Deeds of Trust and the Loan Documents and to protect or continue to perfect the security interests created by the Deeds of Trust and Loan Documents in the Collateral Properties and Collateral and to perform or cause to be performed from time to time any other actions required by law and execute or cause to be executed any and all instruments of further assurance that may be necessary for such publication, perfection, continuation and protection.

Section 5.14.         Indemnification. Borrowers agree to and do hereby jointly and severally indemnify, protect, defend and save harmless Lender and its trustees, officers, employees, agents, attorneys and shareholders (individually an “Indemnified Party” and collectively the “Indemnified Parties”) from and against any and all losses, damages, expenses or liabilities of any kind or nature from any suits, claims, or demands, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Credit Agreement, with any other Loan Document or with the transactions contemplated herein and thereby; provided, however, Borrowers shall not be obligated to indemnify, protect, defend or save harmless an Indemnified Party if, and to the extent, the loss, damage, expense or liability was caused by (a) the gross negligence or intentional misconduct of such Indemnified Party, or (b) the breach of this Credit Agreement or any other Loan Document by such Indemnified Party or the breach of any laws, rules or regulation by such Indemnified Party (other than those breaches of laws arising from any Borrowers’ default). In case any action shall be brought against any Indemnified Party based upon any of the above and in respect to which indemnity may be sought against Borrowers, Lender shall promptly notify Borrowers in writing, and Borrowers shall assume the defense thereof, including the employment of counsel selected by Borrowers and reasonably satisfactory to Indemnified Party, the payment of all costs and expenses and the right to negotiate and consent to settlement upon the consent of the Indemnified Party. Upon reasonable determination made by Indemnified Party that such counsel would have a conflict representing such Indemnified Party and Borrowers, the applicable Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof. Borrowers shall not be liable for any settlement of any such action effected without their consent, but if settled with Borrowers’ consent, or if there be a final judgment for the claimant in any such action, Borrowers agree to indemnify, defend and save harmless such Indemnified Parties from and against any loss or liability by reason of such settlement or judgment. The provisions of this Section 5.14 shall survive the termination of this Credit Agreement and the repayment of the Credit Facility.

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Section 5.15.         Inspection of the Collateral and Appraisal. At all times during the term of the Credit Facility and subject to compliance with all applicable Gaming Laws, Borrowers shall provide or cause to be provided to Lender and any authorized representatives of Lender, accompanied by representatives of Borrowers, the reasonable right of entry and free access to the Collateral Properties to inspect same on reasonable prior notice to Borrowers. Provided, however, Lender shall use commercially reasonable efforts to avoid undue interference with Borrowers’ business operations. If at any time any Qualified Appraisal of the Collateral Properties, or any of them, is required to be made by any banking regulatory authority or determined to be necessary by Lender after the occurrence of an Event of Default, Borrowers agree to pay all fees, costs and expenses incurred by Lender in connection with the preparation of such Qualified Appraisal.

Section 5.16.         Compliance With Other Loan Documents. Borrowers shall comply with each and every term, condition and agreement contained in the Loan Documents including, without limitation, the Environmental Certificate and all of the Security Documentation.

Section 5.17.         Suits, Actions or Material Changes Affecting Borrowers. Throughout the term of the Credit Facility, Borrowers shall promptly give notice to and advise Lender in writing within ten (10) days after Borrowers obtain knowledge of (a) any claims, litigation, proceedings or disputes (whether or not purportedly on behalf of Borrowers) against, or to the actual knowledge of Borrowers, threatened or affecting Borrowers which, if adversely determined, would result in a Material Adverse Change in the Collateral Properties or the Business Operations or financial conditions of Borrowers, (b) any material labor controversy resulting in or threatening to result in a strike against any of the Collateral Properties or Casino Facilities, (c) any proposal by any Governmental Authority to acquire any of the material assets or business of Borrowers, (d) any changes to material contracts, Washington Casino Leases or Deadwood Slot Route Leases that are adverse to the interests of Lender or the Borrower Consolidation, or (e) any material changes to any Gaming Permits.

Section 5.18.         Consents of and Notice to Gaming Authorities. Borrowers shall comply in all material respects with all applicable statutes, rules and regulations requiring reports and disclosures to all applicable Gaming Authorities.

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Section 5.19.       Tradenames, Trademarks and Servicemarks. Borrowers shall not assign or in any other manner alienate their respective interests in any material tradenames, trademarks or servicemarks relating or pertaining to the Business Operations during the term of the Credit Facility. No Borrower shall change its name without first giving at least thirty (30) days prior written notice to Lender.

Section 5.20.       Notice of Hazardous Materials. Within ten (10) days after an executive officer of any of the Borrowers shall have obtained actual knowledge thereof, Borrowers shall promptly advise Lender in writing of and deliver a copy of: (a) any and all enforcement, clean-up, removal or other governmental or regulatory actions instituted or threatened by any Governmental Agency pursuant to any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Materials (as defined in the Environmental Certificate) affecting the Collateral Properties (“Hazardous Materials Laws”); (b) all written claims made or threatened by any third party against Borrowers, the Collateral Properties, the Casino Facilities, or any of them, relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (a) and (b) above are hereinafter referred to as “Hazardous Materials Claims”); and (c) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Collateral Properties, the Casino Facilities, or any of them, that could cause any Borrower or any part thereof to be held liable under the provisions of, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Collateral Properties or the Casino Facilities under, any Hazardous Materials Laws.

Section 5.21.       Compliance with Access Laws.

(a)          Borrowers agree that Borrowers, the Casino Facilities and the Collateral Properties shall at all times strictly comply with the requirements of the Americans with Disabilities Act of 1990; the Fair Housing Amendments Act of 1988; and other federal, state or local laws or ordinances related to disabled access; or any statute, rule, regulation, ordinance, order of Governmental Authorities, or order or decree of any court adopted or enacted with respect thereto, as now existing or hereafter amended or adopted (collectively, the “Access Laws”), as may be applicable to the respective Casino Facilities. At any time, Lender may require a certificate of compliance with the Access Laws and indemnification agreement in a form reasonably acceptable to Lender. Lender may also require a certificate of compliance with the Access Laws from an architect, engineer, or other third party acceptable to Lender.

(b)          Notwithstanding any provisions set forth herein or in any other document, Borrowers shall not alter or permit any other person to alter the Casino Facilities or the Collateral Properties in any manner which would increase Borrowers’ responsibilities for compliance with the Access Laws without the prior written approval of Lender. In connection with such approval, Lender may require a certificate of compliance with the Access Laws from an architect, engineer or other person acceptable to Lender.

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(c)          Borrowers agree to give prompt written notice to Lender of the receipt by Borrowers of any claims of violation of any of the Access Laws and of the commencement of any proceedings or investigations which relate to compliance with any of the Access Laws.

(d)          Borrowers shall indemnify, defend and hold harmless Indemnified Parties from and against any and all claims, demands, damages, costs, expenses, losses, liabilities, penalties, fines and other proceedings including, without limitation, reasonable attorneys’ fees and expenses arising directly or indirectly from or out of or in any way connected with any failure of the Casino Facilities or the Collateral Properties to comply with any of the Access Laws as the same may have been applicable during the term of the Credit Facility. The obligations and liabilities of Borrowers under this section shall survive Credit Facility Termination, any satisfaction, assignment, judicial or nonjudicial foreclosure proceeding, or delivery of a deed in lieu of foreclosure.

Section 5.22.       Compliance with Adjacent Site Lease, Washington Casino Leases and Deadwood Slot Route Leases.

(a)          Until Credit Facility Termination, Borrowers shall fully perform and comply with or cause to be performed and complied with all of the respective material covenants, material terms and material conditions imposed or assumed by it as lessee under each of the Adjacent Site Lease and Washington Casino Leases. Borrower shall not amend, modify or terminate, or enter into any agreement to amend, modify or terminate any of the Washington Casino Leases without the prior written consent of Lender. Borrower shall promptly deliver to Lender a true and correct copy of each Adjacent Site Lease and/or Washington Casino Lease modification executed after the Restatement Closing Date.

(b)          Until Credit Facility Termination, Borrower shall cause AGTSG to fully perform and comply with or cause to be performed and complied with all of the respective material covenants, material terms and material conditions imposed or assumed by it under each of the Deadwood Slot Route Leases.

Section 5.23.       Restriction on Payment of Seller Subordinated Debt. Until Credit Facility Termination, no member of the Borrower Consolidation shall:

(a)          Make any payment of principal or interest on any Seller Subordinated Debt during any period during which an Event of Default has occurred and remains continuing; or

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(b)          Make any payment of principal or interest on any Seller Subordinated Debt unless such payment will not result in a violation of the Lease Adjusted Fixed Charge Coverage Ratio as provided in Section 6.02; or

(c)          Amend or modify, or enter into any agreement to amend or modify any of the terms of the Seller Subordinated Debt without the prior written consent of Lender.

Section 5.24.       Prohibition on Prepayment or Defeasance of Permitted Indenture Subordinated Debt. Notwithstanding anything contained in the Credit Agreement to the contrary, no member of the Borrower Consolidation shall, except with the prior written consent of the Lender, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of any Permitted Indenture Subordinated Debt, except for the cash payment of interest only so long as (a) no Event of Default has occurred and remains continuing under the Credit Agreement, and (b) the Borrower Consolidation will be in compliance with the Lease Adjusted Fixed Charge Coverage Ratio after giving pro-forma effect to the interest payment proposed to be paid.

Section 5.25.       Interest Rate Protection. On or before thirty (30) days following the Restatement Closing Date, Borrowers shall enter into a Secured Interest Rate Hedge acceptable to Lender for at least fifty percent (50%) of the amount of the Credit Facility for a period no less than the period commencing on the date of such Secured Interest Rate Hedge and ending on the Maturity Date. In no event shall the aggregate of Interest Rate Hedges maintained by Borrowers at any time exceed the Aggregate Commitment as reduced from time to time pursuant to the terms of this Credit Agreement. For the avoidance of doubt, it is understood and agreed that there shall be no requirement for the amount of the applicable Secured Interest Rate Hedge to reduce proportionately as the Aggregate Commitment is reduced by Scheduled Reductions so long as the Aggregate Commitment as so reduced remains in excess of the then aggregate amount of Secured Interest Hedges maintained with Lender.

Section 5.26.       Restriction on Development or Use of Gold Mountain Real Property. Borrowers agree that no development or use, including, without limitation, any disturbance of the surface materials situate on the Gold Mountain Real Property, shall be directly or indirectly undertaken by any member of the Borrower Consolidation without the prior written consent of Lender.

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Section 5.27.       Compliance With Other Loan Documents, Execution of Subsidiary Guaranties and Pledge of Restricted Subsidiary Stock. Each member of the Borrower Consolidation shall comply with each and every term, condition and agreement contained in the Loan Documents to which they, or any of them, are a party. Borrowers shall notify Lender in writing on or before ten (10) days following the creation thereof, of each Restricted Subsidiary and Unrestricted Subsidiary, together with a description of each New Venture owned or to be acquired by such Restricted Subsidiary or Unrestricted Subsidiary. Borrowers shall further cause each Restricted Subsidiary created or otherwise occurring from time to time following the Restatement Closing Date to join in the execution of the Subsidiary Guaranty in favor of Lender and to deliver the original thereof, or a duly executed Certificate of Joinder in the form attached to the Subsidiary Guaranty as Exhibit A, to Lender promptly, but in no event later than thirty (30) days following the creation or other occurrence of such Restricted Subsidiary. NGC shall execute or cause to be executed a Restricted Subsidiary Security Agreement no later than thirty (30) days following the creation or other occurrence of each Restricted Subsidiary. In the case of a Restricted Subsidiary which is the holder of Gaming Permits, NGC shall use its best efforts to cause all necessary Governmental Authorities to consent to the delivery of the applicable stock/ownership certificates, together with a stock power executed in blank, to Lender as soon as reasonably practical. NGC shall deliver the applicable stock certificates to Lender promptly following receipt of such approval. In the case of a Restricted Subsidiary that is not the holder of any Gaming Permits, the applicable stock certificates, together with a stock power executed in blank, shall be delivered to Lender concurrently with the execution of the Restricted Subsidiary Security Agreement.

ARTICLE VI

FINANCIAL COVENANTS

Until the occurrence of Credit Facility Termination, the Borrower Consolidation agrees, as set forth below, to comply or cause compliance with the following Financial Covenants:

Section 6.01.       Total Leverage Ratio. Commencing as of the Fiscal Quarter ending on January 31, 2016 and continuing as of each Fiscal Quarter end until Credit Facility Termination, the Borrower Consolidation shall maintain a Total Leverage Ratio no greater than the ratios described hereinbelow as of the end of each Fiscal Quarter in accordance with the following schedule, to be calculated for a fiscal period consisting of each such Fiscal Quarter and the most recently ended three (3) preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis:

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Fiscal Quarter End	Maximum Total Leverage Ratio
As of the end of the Fiscal Quarter ending on January 31, 2016 through the Fiscal Quarter ending on January 31, 2017	3.00 to 1.00
As of the Fiscal Quarter ending on April 30, 2017 through the Fiscal Quarter ending on January 31, 2018	2.75 to 1.00
As of the Fiscal Quarter ending April 30, 2018 and as of each Fiscal Quarter end thereafter occurring until Credit Facility Termination	2.50 to 1.00

Section 6.02.       Lease Adjusted Fixed Charge Coverage Ratio. Commencing as of the Fiscal Quarter ending January 31, 2016 and continuing as of each Fiscal Quarter end until Credit Facility Termination, the Borrower Consolidation shall maintain a Lease Adjusted Fixed Charge Coverage Ratio no less than 1.15 to 1.00.

Section 6.03.       Maintenance Capital Expenditure Requirements. During each Fiscal Year, commencing with the Fiscal Year ending April 30, 2016, Borrowers shall make or cause to be made, Maintenance Capital Expenditures to the Business Operations in a minimum aggregate amount equal to or greater than Five Hundred Thousand Dollars ($500,000.00) and during each Fiscal Year thereafter in a minimum aggregate amount equal to or greater than One Million Dollars ($1,000,000.00).

Section 6.04.       Limitation on Indebtedness. The Borrower Consolidation shall not owe or incur any Indebtedness, except as specifically permitted hereinbelow:

(a)          Funded Outstandings under the Credit Facility;

(b)          Interest Rate Hedges up to the aggregate notional amount no greater than the Aggregate Commitment as of any date of determination;

(c)          Seller Subordinated Debt owing by the Borrower Consolidation up to the maximum aggregate amount of One Million Dollars ($1,000,000.00) at any time outstanding;

(d)          Additional Indebtedness that has satisfied each of the requirements for Permitted Indenture Subordinated Debt;

(e)          Secured purchase money Indebtedness and Capital Lease Liabilities relating to FF&E used and to be used in connection with the Business Operations up to the maximum aggregate principal amount of Five Hundred Thousand Dollars ($500,000.00) at any time outstanding;

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(f)          Contingent Liabilities to the extent permitted under Section 6.06;

(g)          Unsecured trade payable incurred in the ordinary course of business less than one hundred twenty (120) days past due;

(h)          Indebtedness and contractual obligations that are assumed by NGCLV as “Assumed Liabilities”, as defined and described in Section 2.1 of the Purchase Agreement, as of the Restatement Closing Date; and

(i)          Other unsecured Indebtedness up to the maximum aggregate amount of Five Hundred Thousand Dollars ($500,000.00).

Section 6.05.       Restriction on Distributions. No member of the Borrower Consolidation shall make any Distributions, other than: (a) Distributions to other members of the Borrower Consolidation, and (b) Distributions, including, without limitation, Treasury Stock Acquisitions, that will not cause a violation of the Lease Adjusted Fixed Charge Coverage Ratio.

Section 6.06.       Contingent Liability(ies). The Borrower Consolidation shall not directly or indirectly incur any Contingent Liability(ies) without the prior written consent of Lender. In no event shall any Contingent Liabilities be secured by a Lien on any property or assets of any member of the Borrower Consolidation. No member of the Borrower Consolidation shall be directly or indirectly liable for any Indebtedness, contingent or otherwise, of any Unrestricted Subsidiary.

Section 6.07.       Investment Restrictions. Other than Investments permitted hereinbelow or approved in writing by Lender, the Borrower Consolidation shall not make any Investments (whether by way of loan, stock purchase, capital contribution, or otherwise) other than the following:

(a)          Cash, Cash Equivalents and direct obligations of the United States Government;

(b)          Prime commercial paper (AA rated or better);

(c)          Certificates of Deposit or Repurchase Agreement issued by a commercial bank having capital surplus in excess of One Hundred Million Dollars ($100,000,000.00);

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(d)          Money market or other funds of nationally recognized institutions investing solely in obligations described in (a), (b) and (c) above;

(e)          Capital Expenditures to the extent permitted under Section 6.07;

(f)          New Venture Investments subsequent to the Restatement Closing Date, so long as:

(i)          the cumulative aggregate of such New Venture Investments, together with all Seller Subordinated Debt (up to a maximum of One Million Dollars ($1,000,000.00)) incurred in connection with such New Venture Investment, shall not exceed the cumulative maximum aggregate amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) through Credit Facility Termination;

(ii)         in each instance the Acquisition and assets acquired by such New Venture Investment is concurrently pledged as additional Collateral securing the Credit Facility;

(iii)        each of the New Acquisition Certifications are made and delivered by Borrowers with respect to any real property to be added as Collateral; and

(iv)        no Default or Event of Default shall have occurred and remains continuing.

Section 6.08.       Total Liens. The Borrower Consolidation shall not directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any of the Collateral under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

(a)          Permitted Encumbrances;

(b)          Liens granted or permitted pursuant to the Security Documentation;

(c)          Liens on the FF&E and other goods securing Indebtedness to finance the purchase price thereof; provided that (i) such Liens shall extend only to the equipment and other goods so financed and the proceeds thereof, (ii) such Liens shall not secure Indebtedness in excess of the limitations set forth in Section 6.04(e) in the aggregate at any time; and

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(d)          Subordinated Liens securing Seller Subordinated Debt.

Section 6.09.       No Change of Control. Until the occurrence of Credit Facility Termination, no Change of Control shall occur.

Section 6.10.       Sale of Assets, Consolidation, Merger, or Liquidation. Other than as approved in writing by Lender, no member of the Borrower Consolidation shall wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (except a merger or consolidation with another entity within the Borrower Consolidation), or convey, sell, lease or otherwise dispose of (or make an agreement to do any of the foregoing at any time prior to Credit Facility Termination) all or any material part of its respective property or assets (except to another entity within the Borrower Consolidation), except that the following shall be permitted:

(a)          The Borrowers may make sales of inventory and other assets in the ordinary course of business;

(b)          So long as no Default or Event of Default shall have occurred and remains continuing the Borrowers may, in the ordinary course of business and subject to the provisions of subsection (c) hereinbelow, sell FF&E and other items of personal property Collateral that are, in Borrowers’ prudent business judgment, obsolete or no longer necessary for the Borrower Consolidation’s business objectives;

(c)          If the Borrower Consolidation should sell, transfer, convey or otherwise dispose (“Disposition”) of any FF&E or other items of personal property Collateral and, in the case of FF&E and other items of personal property Collateral which have been designated at the time of such Disposition by written notice to Lender for replacement (the “Designated Replacement Assets”), not replace such Designated Replacement Assets with purchased items of equivalent value and utility or with leased FF&E or other items of Collateral of equivalent value and utility within the permissible leasing and purchase agreement limitation set forth in Section 6.04(e) herein, to the extent the sum of: (i) the Net Proceeds from the Disposition of FF&E and other items of personal property Collateral which are not Designated Replacement Assets, plus (ii) the Net Proceeds from the Disposition of Designated Replacement Assets which are not used to replace such Designated Replacement Assets during the consecutive twelve (12) month period following the date of such Disposition, which twelve (12) month period ends during the Fiscal Year under review, plus (iii) Cash payments received for principal owing under any promissory notes or deferred payment arrangements payable to the order of any member of the Borrower Consolidation from the Disposition of Collateral during the current or any prior Fiscal Year, exceeds the cumulative aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000.00) during any single Fiscal Year (the “Excess Capital Proceeds”), on or before March 1 of the immediately following Fiscal Year Borrowers shall be required to permanently reduce the Aggregate Commitment by a Mandatory Commitment Reduction in the amount of such Excess Capital Proceeds, subject, however, to the right of Lender to verify to its reasonable satisfaction the amount of such Excess Capital Proceeds. For the avoidance of doubt, Lender and Borrowers agree that the obligations owing to CGE evidenced by the Promissory Note dated May 25, 2012, in the original principal amount of Two Million Three Hundred Twenty-Five Thousand Dollars ($2,325,000.00), executed by G Investments, LLC, a Colorado limited liability company, payable to the order of CGE shall not be subject to the provisions of this Section 6.10(c); and

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(d)          In the event the Gold Mountain Real Property, or any portion thereof, is sold, Lender shall have the right to require all net proceeds of such sale be applied to the Credit Facility as a Mandatory Permanent Reduction. Unless otherwise approved in writing by Lender, no such sale shall be permitted except: (i) pursuant to the terms of the Option Agreement dated effective as of April 8, 2013, executed between Clear Creek County Development Company, LLC, a Colorado limited liability company and Gold Mountain and NGC, or (ii) to a bona fide third party for fair market value consideration. The Gold Mountain Real Property may not be conveyed to any Unrestricted Subsidiary without the prior written consent of Lender.

Section 6.11.       No Transfer of Ownership; Equity Offerings.

(a)          NGC shall not transfer or hypothecate its ownership interests in any other member of the Borrower Consolidation, including, without limitation, CGE and NGWII, except in connection with the Security Documentation.

(b)          NGC shall not make any Disqualified Equity Offering without the prior written consent of Lender.

Section 6.12.       ERISA. No Borrower shall:

(a)          At any time, permit any Pension Plan which is maintained by any Borrower or to which any Borrower is obligated to contribute on behalf of its employees, in such case if to do so would constitute a Material Adverse Change, to:

(i)          engage in any non-exempt “prohibited transaction”, as such term is defined in Section 4975 of the Code;

(ii)         incur any material “accumulated funding deficiency”, as that term is defined in Section 302 of ERISA; or

(iii)        suffer a termination event to occur which may reasonably be expected to result in liability of any Borrower to the Pension Plan or to the Pension Benefit Guaranty Corporation or the imposition of a lien on the Collateral pursuant to Section 4068 of ERISA.

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(b)          Fail, upon any Borrower becoming aware thereof, promptly to notify the Lender of the occurrence of any Reportable Event with respect to any Pension Plan or of any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code) with respect to any Pension Plan which is maintained by any Borrower or to which Borrowers are obligated to contribute on behalf of their employees or any trust created thereunder which Reportable Event or prohibited transaction would constitute a Material Adverse Change.

(c)          At any time, permit any Pension Plan which is maintained by any Borrower or to which any Borrower is obligated to contribute on behalf of its employees to fail to comply with ERISA or other applicable laws in any respect that would result in a Material Adverse Change.

Section 6.13.       Margin Regulations. No part of the proceeds of the Credit Facility will be used by Borrowers to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of such loans, nor the use of the proceeds of such loans will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

Section 6.14.       Transactions with Affiliates. No Borrower shall engage in any transaction with any Unrestricted Subsidiary or other Affiliate of Borrowers which is not a member of the Borrower Consolidation, other than arms length transactions for fair market value, except to the extent more favorable to the Borrower Consolidation.

Section 6.15.       Limitation on Additional Subsidiaries. No Subsidiary of NGC which is a member of the Borrower Consolidation shall create any additional Subsidiaries without the prior written consent of Lender.

Section 6.16.       Limitation on Consolidated Tax Liability. No member of the Borrower Consolidation shall be liable for federal income taxes relating to the taxable income of any Unrestricted Subsidiary or Affiliate of NGC which is not a member of the Borrower Consolidation, or any of them, in excess of the amount of federal income taxes it would pay if reporting as a separate entity, unless such member of the Borrower Consolidation is fully reimbursed by such Unrestricted Subsidiary or Affiliate of NGC on or before the payment of such taxes.

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Section 6.17.       Change in Accounting Principles. Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the most recent financial statements delivered to Lender pursuant to the terms hereof are hereinafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrowers with the agreement of their independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found herein, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of Borrowers shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to Lender, to so reflect such change in accounting principles.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01.       Events of Default. Any of the following events and the passage of any applicable notice and cure periods shall constitute an Event of Default hereunder:

(a)          Any representation or warranty made by Borrowers pursuant to or in connection with this Credit Agreement, the Revolving Credit Note, the Environmental Certificate, or any other Loan Document or in any report, certificate, financial statement or other writing furnished by Borrowers in connection herewith, shall prove to be false, incorrect or misleading in any materially adverse aspect as of the date when made;

(b)          Borrowers shall have defaulted in the payment of any principal or interest on the Revolving Credit Note when due, and such default continues for a period of more than five (5) days;

(c)          Borrowers shall have defaulted under the terms of any other obligation owing Lender under the terms of this Credit Agreement, which default continues beyond any applicable grace period therein contained;

(d)          Borrowers shall have defaulted in the payment of any late charge, Nonusage Fees, expenses, indemnities or any other amount owing under any Loan Document for a period of five (5) days after notice thereof to Borrowers from Lender;

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(e)          Borrowers or any Restricted Subsidiary shall fail duly and punctually to perform or comply with: (i) any term, covenant, condition or promise contained in Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.06, 6.07, 6.08, 6.09, 6.10, 6.11, 6.12 (as to wind up, liquidation, dissolution, merger or consolidation) and 6.13, or (ii) any other term, covenant, condition or promise contained in this Credit Agreement, the Revolving Credit Note, the Deeds of Trust or any other Loan Document and, in the case of any term, covenant, condition or promise covered by this clause (ii), such failure shall continue thirty (30) days after written notice thereof is delivered to Borrowers by Lender of such failure;

(f)          Any of the Security Documentation or any provision thereof: (i) shall cease to be in full force and effect in any material respect and such cessation results in a Material Adverse Change, or (ii) shall cease to give the Lender in any material respect the liens, rights, powers and privileges purported to be created thereby, or (iii) the Borrowers or any Restricted Subsidiary shall default in the due performance or observance of any term, covenant or agreement on their part to be performed or observed pursuant to the Security Documentation for a period of thirty (30) days after written notice thereof is delivered to Borrowers by Lender of such failure (or such shorter period following such notice as may be specifically required in any Loan Document), provided, however, that in the event the cure for such Event of Default reasonably requires more than thirty (30) days, the cure period shall be extended for an additional period so long as Borrowers diligently and promptly undertake such cure and in no event shall the default remain uncured for a period in excess of ninety (90) days following such written notice;

(g)          Any Borrower or any Restricted Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for all or substantially all of its property, or shall consent to any such relief or to the appointment or taking possession by any such official in any involuntary case or other proceeding against it;

(h)          An involuntary case or other proceeding shall be commenced against any Borrower or any Restricted Subsidiary seeking liquidation, reorganization or other relief with respect to itself or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for all or substantially all of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days;

(i)          Any Borrower or any Restricted Subsidiary makes an assignment for the benefit of its creditors or admits in writing its inability to pay its debts generally as they become due;

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(j)          Borrowers default, beyond any applicable grace period, under the terms of any Seller Subordinated Debt or Permitted Indenture Subordinated Debt if the effect thereof is to permit the acceleration or require prepayment, purchase or redemption thereof by the holders thereof, or any breach, default or event of default shall occur, or any other event shall occur or condition shall exist, under any instrument, agreement or indenture pertaining thereto if the effect thereof is to accelerate, the maturity of any such Indebtedness; or any such Indebtedness shall be declared to be due and payable or shall be required to be prepaid, purchased or redeemed (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof, or the holder of any lien in any amount, shall commence foreclosure of such lien upon property of Borrowers having a value in excess of One Hundred Thousand Dollars ($100,000.00) and such foreclosure shall continue against such property to a date less than thirty (30) days prior to the date of the proposed foreclosure sale;

(k)          The occurrence of any event of default, beyond any applicable grace period, under the terms of any agreement with Lender in connection with a Secured Interest Rate Hedge relating to the Credit Facility;

(l)          Any Borrower or any Restricted Subsidiary shall be voluntarily or involuntarily divested of title or possession of any Collateral Property or shall lease or in any other manner, voluntarily or involuntarily alienate any of its interest in any Collateral Property or any portion of the Casino Facilities, other than the Permitted Encumbrances and as permitted in Section 6.08 or other than within the Borrower Consolidation;

(m)          The occurrence of any Reportable Event with respect to a Pension Plan which Lender determines in good faith constitutes proper grounds for the termination of any Pension Plan by the Pension Benefit Guaranty Corporation or for the appointment by an appropriate United States District Court of a trustee to administer any such plan that would result in a Material Adverse Change, should occur and should continue for thirty (30) days after written notice of such determination shall have been given to Borrowers by Lender;

(n)          Commencement against any Borrower, any time after the execution of this Credit Agreement, of any litigation which is not stayed, bonded, dismissed, terminated or disposed of to the satisfaction of Lender within ninety (90) days after its commencement, and which (i) has a reasonable probability of success, and could, if successful, in the reasonable opinion of Lender, materially and adversely affect the priority of the Liens granted Lender by the Deeds of Trust in the Collateral Properties, or (ii) results in the issuance of a preliminary or permanent injunction which is not dissolved or stayed pending appeal within sixty (60) days of its issuance and which preliminary or permanent injunction materially adversely affects any Borrowers’ right to use the Collateral Properties as the Casino Facilities;

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(o)          The loss, revocation, non-renewal or suspension, other than on account of forces majeure, of any Borrower’s unrestricted Gaming Permits or the failure of any Borrower to maintain gaming activities at the Business Operations other than on account of forces majeure at least to the same general extent as is presently conducted thereon for a period in excess of thirty (30) consecutive days;

(p)          Any money judgment, writ or warrant of attachment or similar process or series of money judgments, writs or warrants of attachment or similar processes involving at any time a cumulative aggregate amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) (not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage or released, bonded or expunged as provided in Section 5.03) shall be entered or filed against any Borrower or any Restricted Subsidiary or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder);

(q)          Any order, judgment or decree shall be entered against any Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days, or Borrowers shall otherwise dissolve or cease to exist;

(r)          The occurrence of any Change of Control;

(s)          The occurrence of any default under any Subsidiary Guaranty delivered to Lender or the revocation, termination or repudiation of such Subsidiary Guaranty by any Subsidiary prior to Credit Facility Termination;

(t)          The occurrence of any Material Adverse Change that continues after a written notice of Default is given by Lender for the lesser of (i) thirty (30) days, or (ii) such shorter period as may be applicable hereunder if the basis of the Material Adverse Change is a Default under any other provision of the Credit Agreement; or

(u)          Any Subsidiary Guaranty shall cease to be in full force or effect in any material respect, or any Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor’s obligations under the Subsidiary Guaranty, or such Subsidiary Guarantor shall default for a period of thirty (30) days after notice thereof from Lender in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiary Guaranty.

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Section 7.02.       Default Remedies.

(a)          Upon the occurrence and during the continuance of any Event of Default, Lender may: (i) declare all of the outstanding unpaid Indebtedness hereunder and under the Revolving Credit Note and the other Loan Documents, together with all accrued interest thereon, to be fully due and payable without presentation, demand, protest or notice of any kind, and, in the event of such declaration; and (ii) shall terminate its obligation to make any advances for Borrowings; provided, that, the remedies set forth in clauses (i) and (ii) above will be deemed to have been automatically exercised on the occurrence of any event set out in Sections 7.01(g), (h) or (i);

(b)          Additionally, while any Event of Default has occurred and remains continuing, the Lender may (i) exercise any and all remedies available to Lender under the Loan Documents; and/or (ii) exercise any other remedies available to Lender at law or in equity, including requesting the appointment of a receiver to perform any acts required of Borrowers, or any of them, under this Credit Agreement.

For the purpose of carrying out this section and exercising these rights, powers and privileges and subject to all applicable Gaming Laws, Borrowers hereby irrevocably constitute and appoint Lender as their true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this paragraph in the name and on behalf of Borrowers. Lender may exercise one or more remedies simultaneously and all its remedies are nonexclusive and cumulative. Lender shall not be required to pursue or exhaust any Collateral or remedy before pursuing any other Collateral or remedy. Lender’s failure to exercise any remedy for a particular default shall not be deemed a waiver of (i) such remedy, nor their rights to exercise any other remedy for that default, nor (ii) their right to exercise that remedy for any subsequent default.

Section 7.03.       Application of Proceeds. During all periods during which an Event of Default has occurred and remains continuing, all payments and proceeds received and all amounts held or realized from the sale or other disposition of the Collateral Properties and/or Collateral, which are to be applied hereunder towards satisfaction of Borrowers’ obligations under the Credit Facility, shall be applied in the following order of priority:

(a)          First, to the payment of all reasonable fees, costs and expenses (including reasonable attorney’s fees and expenses) incurred by Lender, its agents or representatives in connection with the realization upon any of the Collateral;

(b)          Next, to the payment in full of any other amounts due under this Credit Agreement, the Security Documentation, or any other Loan Documents (other than the Revolving Credit Note and any liability under the Secured Interest Rate Hedges);

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(c)          Next, to the balance of interest remaining unpaid on the Note;

(d)          Next, to the balance of principal remaining unpaid on the Revolving Credit Note;

(e)          Next, to the payment of any other amounts owing to Lender which is necessary to cause Credit Facility Termination, including, without limitation, any amounts owing with respect to the Secured Interest Rate Hedges; and

(f)          Next, the balance, if any, of such payments or proceeds to whomever may be legally entitled thereto.

Section 7.04.       Notices. In order to entitle Lender to exercise any remedy available hereunder, it shall not be necessary for Lender to give any notice, other than such notice as may be required expressly herein or by applicable law.

Section 7.05.       Agreement to Pay Attorney’s Fees and Expenses. Subject to the provisions of Section 9.16, upon the occurrence of an Event of Default, as a result of which Lender shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or the enforcement or performance or observance of any obligation or agreement on the part of Borrowers contained herein, Borrowers shall, on demand, pay to Lender the reasonable fees of such attorneys and such other reasonable expenses so incurred by Lender.

Section 7.06.       No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Credit Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

Section 7.07.       Licensing of Lender. In the event of the occurrence of an Event of Default hereunder or under any of the Loan Documents and it shall become necessary, or in the opinion of Lender advisable, for an agent, supervisor, receiver or other representative of Lender to become licensed under the provisions of the laws and/or regulations of any Gaming Authority as a condition to receiving the benefit of any Collateral encumbered by the Deeds of Trust or other Security Documentation for the benefit of Lender or otherwise to enforce its rights hereunder, Borrowers hereby give their consent to the granting of such license or licenses and agree to execute such further documents as may be required in connection with the evidencing of such consent.

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Section 7.08.         Exercise of Rights Subject to Applicable Law. All rights, remedies and powers provided by this Article VII may be exercised only to the extent that the exercise thereof does not violate any applicable provision of the laws of any Governmental Authority and all of the provisions of this Article VII are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Credit Agreement invalid, unenforceable or not entitled to be recorded or filed under the provisions of any applicable law.

Section 7.09.         Discontinuance of Proceedings. In case Lender shall have proceeded to enforce any right, power or remedy under this Credit Agreement, the Revolving Credit Note, the Deeds of Trust or any other Security Documentation by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Lender, then and in every such case Borrowers and Lender shall be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of Lender shall continue as if such proceedings had not been taken, subject to any binding rule by the applicable court or other tribunal in any such proceeding.

ARTICLE VIII

DAMAGE, DESTRUCTION AND CONDEMNATION

Section 8.01.         No Abatement of Payments. If all or any part of the Collateral shall be materially damaged or destroyed, or if title to or the temporary use of the whole or any part of any of the Collateral shall be taken or condemned by a competent authority for any public use or purpose, there shall be no abatement or reduction in the amounts payable by Borrowers hereunder or under the Revolving Credit Note, and Borrowers shall continue to be obligated to make such payments.

Section 8.02.         Distribution of Capital Proceeds Upon Occurrence of Fire, Other Perils or Condemnation. All monies received by Borrowers pursuant to the terms of the Casino Leases or otherwise from “All Risk” including flood and earthquake insurance policies covering any of the Collateral or from condemnation or similar actions in regard to said Collateral, shall be retained by the Borrower Consolidation for repair or replacement of the property destroyed or condemned or to reimburse the Borrower Consolidation for the costs of such repair or replacement incurred prior to the date Borrower Consolidation receives such funds, unless a Default or Event of Default shall have occurred and then be continuing. If a Default or Event of Default has occurred hereunder and is then continuing such amount may, at the option of Lender, be applied to pay the outstanding balance of the Credit Facility as a Mandatory Commitment Reduction. In the event the amount so collected is applied to pay or reduce the Funded Outstandings, the amount received by Lender shall be applied in the priority set forth in Section 7.03 and, if such application is made when a Default or Event of Default has occurred and remains continuing, then the Borrower Consolidation shall not be entitled to any further disbursements.

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ARTICLE IX

GENERAL TERMS AND CONDITIONS

The following terms and conditions shall be applicable throughout the term of this Credit Agreement:

Section 9.01.         Severability of Provisions. In the event any one or more of the provisions contained in this Credit Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 9.02.         Failure to Exercise Rights. Nothing herein contained shall impose upon Lender or Borrowers any obligation to enforce any terms, covenants or conditions contained herein. Failure of Lender, in any one or more instances, to insist upon strict performance by Borrowers or Lender of any terms, covenants or conditions of this Credit Agreement or the other Loan Documents, shall not be considered or taken as a waiver or relinquishment by Lender or Borrowers of their right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, strict compliance by Borrowers or Lender with all the terms, covenants and conditions of this Credit Agreement and the other Loan Documents. The consent of Lender or Borrowers to any act or omission by Borrowers or Lender shall not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for Lender’s or Borrowers’ consent to be obtained in any future or other instance.

Section 9.03.         Notices and Delivery. Unless otherwise specifically provided herein, any consent, notice or other communication herein required or permitted to be given shall be in writing and may be personally served, faxed or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a fax (or on the next Banking Business Day if such fax is received on a non-Banking Business Day or after 5:00 p.m. on a Banking Business Day) or four (4) Banking Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 9.03) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to the other parties. All deliveries to be made to Lender shall be made to Lender at the address specified for notice on the signature page hereto.

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Section 9.04.         Modification in Writing. This Credit Agreement and the other Loan Documents constitute the entire agreement between the parties and supersede all prior agreements whether written or oral with respect to the subject matter hereof, including, but not limited to, any term sheets furnished by Lender to Borrowers. Neither this Credit Agreement, nor any other Loan Documents, nor any provision herein, or therein, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

Section 9.05.         Other Agreements. If the terms of any documents, certificates or agreements delivered in connection with this Credit Agreement are inconsistent with the terms of the Loan Documents, Borrowers shall use their best efforts to amend such document, certificate or agreement to the satisfaction of Lender to remove such inconsistency.

Section 9.06.         Counterparts. This Credit Agreement may be executed by the parties hereto in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute but one and the same document.

Section 9.07.         Rights, Powers and Remedies are Cumulative. None of the rights, powers and remedies conferred upon or reserved to Lender or Borrowers in this Credit Agreement are intended to be exclusive of any other available right, power or remedy, but each and every such right, power and remedy shall be cumulative and not alternative, and shall be in addition to every right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute. Any forbearance, delay or omission by Lender or Borrowers in the exercise of any right, power or remedy shall not impair any such right, power or remedy or be considered or taken as a waiver or relinquishment of the right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, any of said rights, powers and remedies given to Lender or Borrowers herein. The exercise of any right or partial exercise thereof by Lender or Borrowers shall not preclude the further exercise thereof and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Lender.

Section 9.08.         Continuing Representations. All agreements, representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Credit Facility hereunder and the execution and delivery of each other Loan Document until and final payment of all sums owing under the Credit Facility and the occurrence of Credit Facility Termination.

Section 9.09.         Successors and Assigns. All of the terms, covenants, warranties and conditions contained in this Credit Agreement shall be binding upon and inure to the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

Section 9.10.         Time of Essence. Time shall be of the essence of this Credit Agreement.

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Section 9.11.       Choice of Law and Forum. This Credit Agreement and each of the Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Nevada without regard to principles of conflicts of law. Borrowers further agree that the full and exclusive forum for the determination of any action relating to this Credit Agreement, the Loan Documents, or any other document or instrument delivered in favor of Lender pursuant to the terms hereof shall be either an appropriate Court of the State of Nevada or the United States District Court or United States Bankruptcy Court for the District of Nevada.

Section 9.12.       Arbitration.

(a)          Upon the request of any party, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) (“Dispute”) now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with the Credit Agreement, Loan Documents or any related agreements, documents, or instruments (collectively the “Documents”), may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

(b)          All Disputes between the parties shall be resolved by binding arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

(c)          No provision of, nor the exercise of any rights under this arbitration clause shall limit the rights of any party, and the parties shall have the right during any Dispute, to seek, use and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting or foreclosing upon any property, real or personal, which is involved in a Dispute, or which is subject to, or described in, the Documents, including, without limitation, rights and remedies relating to: (i) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under the Security Documentation or other security agreement or instrument, or applicable law, (ii) exercising self-help remedies (including setoff rights) or (iii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provision hereof.

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Section 9.13.         Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS AND LENDER EACH MUTUALLY HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS CREDIT AGREEMENT, THE REVOLVING CREDIT NOTE OR ANY OF THE LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF BORROWERS AND LENDER WITH RESPECT TO THIS CREDIT AGREEMENT, THE REVOLVING CREDIT NOTE, OR ANY OF THE LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS AND LENDER EACH MUTUALLY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDINGS SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE DEFENDING PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPLAINING PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 9.14.         Scope of Approval and Review. Any inspection of the Casino Facilities or other Business Operations shall be deemed to be made solely for Lender’s internal purposes and shall not be relied upon by the Borrowers or any third party. In no event shall Lender be deemed or construed to be a joint venturer or partner of Borrowers.

Section 9.15.         Cumulative Nature of Covenants. All covenants contained herein are cumulative and not exclusive of each other covenant. Any action allowed by any covenant shall be allowed only if such action is not prohibited by any other covenant.

Section 9.16.         Costs to Prevailing Party. If any action or arbitration proceeding is brought by any party against any other party under this Credit Agreement or any of the Loan Documents, the prevailing party shall be entitled to recover such costs and attorney’s fees as the court in such action or proceeding may adjudge reasonable.

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Section 9.17.       Expenses.

(a)          Generally. Borrowers agree upon demand to pay, or reimburse Lender for, all of Lender’s documented reasonable out-of-pocket costs and expenses of every type and nature incurred by Lender at any time (whether prior to, on or after the date of this Credit Agreement) in connection with (i) any requests for consent, waiver or other modification of any Loan Document made by Borrowers; (ii) the negotiation, preparation and execution of this Credit Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article III), the Security Documentation and the other Loan Documents and the advance of Borrowings; (iii) the subordination of any Collateral, including title charges, recording fees and reasonable attorneys’ fees and costs incurred in connection therewith; (iv) any appraisals performed after the occurrence of an Event of Default; (v) the creation, perfection or protection of the Security Documentation on the Collateral (including, without limitation, any fees and expenses for title and lien searches, local counsel in various jurisdictions, filing and recording fees and taxes, duplication costs and corporate search fees); and (vi) the protection, collection or enforcement of any of the Obligations or the Collateral, including Protective Advances.

(b)          After Event of Default. Borrowers further agree to pay, or reimburse Lender, for all reasonable out-of-pocket costs and expenses, including without limitation reasonable attorneys’ fees and disbursements incurred by Lender after the occurrence of an Event of Default (i) in enforcing any Obligation or in foreclosing against the Collateral or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Credit Agreement in the nature of a “work-out” or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrower and related to or arising out of the transactions contemplated hereby; (iv) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise); (v) in protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any of the Collateral; or (vi) in attempting to enforce or enforcing any lien in any of the Collateral or any other rights under the Security Documentation.

Section 9.18.       Setoff. In addition to any rights and remedies of the Lender provided by law, if any Event of Default exists, Lender is authorized at any time and from time to time, without prior notice to any Borrower, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Lender to or for the credit or the account of Borrowers against any and all obligations of Borrowers under the Credit Facility, now or hereafter existing, irrespective of whether or not the Lender shall have made demand under this Credit Agreement or any Loan Document and although such amounts owed may be contingent or unmatured. Lender agrees promptly to notify the Borrowers after any such setoff and application made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 9.18 are in addition to the other rights and remedies which Lender may have.

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Section 9.19.       Borrowers’ Waivers and Consents.

(a)          Each Borrower shall be jointly and severally liable for the repayment of all sums owing under the terms of this Credit Agreement and each the Loan Documents.

(b)          Each Borrower agrees that Lender shall not have any responsibility to inquire into the apportionment, allocation or disposition of any Borrowings as among the Borrowers or within the Borrower Consolidation.

(c)          For the purpose of implementing the joint borrower provisions of this Credit Agreement and each of the Loan Documents, each Borrower hereby irrevocably appoints each Authorized Representative as its agent and attorney-in-fact for all purposes of this Credit Agreement and each of the Loan Documents, including without limitation the giving and receiving of notices and other communications, the making of requests for, or conversions or continuations of, Borrowings, the execution and delivery of certificates and the receipt and allocation of disbursements from the Lender.

(d)          Each Borrower acknowledges that the handling of the Credit Facility on a joint borrowing basis as set forth in this Credit Agreement is solely an accommodation to Borrowers and is done at their request. Each Borrower agrees that Lender shall not incur any liability to any Borrower as a result thereof. To induce the Lender to enter into this Credit Agreement, and in consideration thereof, in accordance with the provisions set forth in Section 5.14 of this Credit Agreement, each Borrower hereby agrees to indemnify the Lender and hold Lender harmless from and against any and all liabilities, expenses, losses, damages and/or claims of damage or injury asserted against such entity by any Borrower or by any other Person arising from or incurred by reason of the structuring of the Credit Facility as herein provided, reliance by the Lender on any requests or instructions from any Borrower or any Authorized Representative, or any other action taken by the Lender under the terms of this Credit Agreement or any of the Loan Documents at the request of any Borrower or Authorized Representative. This Section 9.19(d) shall survive termination of this Credit Agreement.

(e)          Each Borrower represents and warrants to the Lender that (i) it has established adequate means of obtaining from each Borrower on a continuing basis financial and other information pertaining to the business, operations and condition (financial and otherwise) of each of the Borrowers and its respective property, and (ii) each Borrower now is and hereafter will be completely familiar with the business, operations and condition (financial and otherwise) of each Borrower, and its property. Each Borrower hereby waives and relinquishes any duty on the part of the Lender to disclose to such Borrower any matter, fact or thing relating to the business, operations or condition (financial or otherwise) of any Borrower, or the property of any Borrower, whether now or hereafter known by the Lender at any time through Credit Facility Termination.

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(f)          Each Borrower acknowledges that the Funded Outstandings, or portions thereof, may derive from value provided directly to another Borrower and, in full recognition of that fact, each Borrower consents and agrees that the Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security of the Loan Documents:

(i)          accept partial payments on the Credit Facility;

(ii)         receive and hold additional security or guaranties for the Credit Facility or any part thereof;

(iii)        release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof, as the Lender, in its sole and absolute discretion, may determine;

(iv)        release any party or any guarantor from any personal liability with respect to the Credit Facility or any part thereof;

(v)         settle, release on terms satisfactory to the Lender or by operation of applicable laws or otherwise liquidate or enforce the Credit Facility and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or

(vi)        consent to the merger, change or any other restructuring or termination of the corporate existence of any other Borrower or any other Person, and correspondingly restructure the Credit Facility, continuing existence of any lien or encumbrance under any other Loan Document to which any Borrower is a party or the enforceability hereof or thereof with respect to all or any part of the Credit Facility.

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(g)          Each Borrower expressly waives any right to require the Lender to marshal assets in favor of any Borrower, any other party or any other Person or to proceed against any other Borrower or any other party or any Collateral provided by any Borrower or any other party, and agrees that the Lender may proceed against Borrowers and/or the Collateral in such order as it shall determine in its sole and absolute discretion. The Lender may file a separate action or actions against any Borrower, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that the Lender and any other Borrower may deal with each other in connection with the Credit Facility or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the obligations of such Borrower under the Loan Documents or the perfection of the Security Documentation. Each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of: (a) any disability or other defense of any Borrower or any other party with respect to the Credit Facility, (b) the unenforceability or invalidity as to any Borrower, or any other party of the Credit Facility, (c) intentionally omitted, (d) the cessation for any cause whatsoever of the liability of any Borrower or any other party (other than by reason of the full payment and performance of the Credit Facility and the occurrence of Credit Facility Termination), (e) any failure of the Lender to give notice of sale or other disposition to any Borrower or any defect in any notice that may be given in connection with any sale or disposition, (f) any act or omission of the Lender or others that directly or indirectly results in or aids the discharge or release of any Borrower or any other Person or the Credit Facility or any other security or guaranty therefor by operation of law or otherwise, (g) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (h) any failure of the Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (i) the election by the Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (j) any extension of credit or the grant of any lien or encumbrance under Section 364 of the United States Bankruptcy Code, (k) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (l) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (m) the avoidance of any lien or encumbrance in favor of the Lender for any reason, (n) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the obligations (or any interest thereon) in or as a result of any such proceeding, or (o) any election of remedies by the Lender, even if the effect thereof is to destroy or impair any Borrower’s right to subrogation, reimbursement, exoneration, indemnification or contribution.

(h)          Each Borrower authorizes the Lender, upon the occurrence of any acceleration of the Indebtedness then owing under the Credit Facility, at its sole option, without any other notice or demand and without affecting any of the Credit Facility or the validity or enforceability of any liens or encumbrance in favor of the Lender on any Collateral, to foreclose any or all of the Deeds of Trust by judicial or nonjudicial sale. To the extent permitted by applicable law, each Borrower expressly waives any defenses to the enforcement of the Loan Documents or any liens or encumbrances created or granted under the Loan Documents or to the recovery by the Lender against any other Borrower or any guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of a Borrower and may preclude a Borrower from obtaining reimbursement or contribution from any other Borrower.

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(i)          Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Borrower is a party, each Borrower hereby expressly agrees with respect to the Borrowers and their successors and assigns (including any surety) and any other Person which is directly or indirectly a creditor of the other Borrowers or any surety for any other Borrower, not to exercise, until Credit Facility Termination has irrevocably occurred, any rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which such Borrower may have or hereafter acquire against any of the Borrowers or any other such Person in connection with or as a result of such Borrower’s execution, delivery and/or performance of this Credit Agreement or any other Loan Document to which such Borrower is a party.

Section 9.20.       Confidentiality. Lender agrees to hold any non-public information that it may receive from Borrowers pursuant to this Credit Agreement (or pursuant to any other Loan Document) in confidence and consistent with their respective policies for handling material non-public information, except for disclosure: (a) to legal counsel and accountants for Borrowers or Lender; (b)  to the other professional advisors to Borrowers or Lender, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 9.20; (c) to regulatory officials having jurisdiction over Lender; (d) to any Gaming Authority having regulatory jurisdiction over Borrowers or their respective Subsidiaries, provided that Lender agrees to endeavor to notify Borrowers of any such disclosure; (e) to required by law or legal process or in connection with any legal proceeding, provided that Lender uses reasonable efforts to notify Borrowers prior to any such disclosure; and (f) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of Lender’s interest hereunder or in the Revolving Credit Note, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 9.20. For purposes of the foregoing, “non-public information” shall mean any information respecting Borrowers or their respective Subsidiaries reasonably considered by Borrowers to be material and not available to the public, other than (i) information previously filed with any governmental agency and available to the public, (ii) information which is available to the general public at the time of use or disclosure, (iii) information which becomes available to the general public, other than by manner of unauthorized disclosure or use, or (iv) information previously published in any public medium from a source other than, directly or indirectly, Lender. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Lender to Borrowers.

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Section 9.21.         Schedules Attached. Schedules are attached hereto and incorporated herein and made a part hereof as follows:

Schedule 2.01(c)	- Aggregate Commitment Reduction Schedule

Schedule 3.11	- Schedule of Slot Route Locations - Form

Schedule 3.15	- Schedule of Significant Litigation

Schedule 4.01(c)	- Schedule of Significant Shareholders

Schedule 4.05(b)	- Schedule of Depository Accounts

Schedule 4.19	- Schedule of Contingent Liabilities

Schedule 4.20	- Schedule of Restricted and Unrestricted Subsidiaries

Schedule 5.08(d)(i)	Lease Summary Schedule

Section 9.22.         Exhibits Attached. Exhibits are attached hereto and incorporated herein and made a part hereof as follows:

Exhibit A	-	Revolving Credit Note

Exhibit B	-	Notice of Borrowing - Form

Exhibit C	-	Authorized Representative Certificate - Form

Exhibit D	-	Closing Certificate - Form

Exhibit E	-	Compliance Certificate - Form

Exhibit F	-	Subsidiary Guaranty - Form

Exhibit G	-	Payment Subordination Agreement - Form

Exhibit H	-	Legal Opinion - Form

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Exhibit I	-	Crazy Moose Pasco Real Property Description

Exhibit J	-	Gold Mountain Real Property Description

Exhibit K	-	Club Fortune Real Property Description

[The remainder of this page is intentionally blank; and the signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed as of the day and year first above written.

BORROWERS:

NEVADA GOLD & CASINOS, INC.,
a Nevada corporation

By	/s/Michael P. Shaunnessy
Michael P. Shaunnessy,
President

NG WASHINGTON, LLC,
a Washington limited liability company

By	/s/Michael P. Shaunnessy
Michael P. Shaunnessy,
Manager

NG WASHINGTON II HOLDINGS, LLC,
a Delaware limited liability company

By	/s/Michael P. Shaunnessy
Michael P. Shaunnessy,
Manager

NG WASHINGTON II, LLC,
a Washington limited liability company

By	/s/Michael P. Shaunnessy
Michael P. Shaunnessy,
Manager

Signature Page to Credit Agreement

S-1

NG WASHINGTON III, LLC,
a Washington limited liability company

By	/s/Michael P. Shaunnessy
Michael P. Shaunnessy,
Manager

NG SOUTH DAKOTA, LLC,
a South Dakota limited liability company

By	/s/Michael P. Shaunnessy
Michael P. Shaunnessy,
Manager

A.G. TRUCANO, SON & GRANDSONS, INC.,
a South Dakota corporation

By	/s/Michael P. Shaunnessy
Michael P. Shaunnessy,
President

CGC HOLDINGS, L.L.C.,
a Nevada limited liability company

By	/s/Michael P. Shaunnessy
Michael P. Shaunnessy,
Manager

CGE ASSETS, INC.
(formerly Colorado Grand Enterprises, Inc.),
a Colorado corporation

By	/s/Michael P. Shaunnessy
Michael P. Shaunnessy,
President

Signature Page to Credit Agreement

S-2

GOLD MOUNTAIN DEVELOPMENT,
A LIMITED LIABILITY COMPANY,
a Colorado limited liability company,
also known as GOLD MOUNTAIN DEVELOPMENT, LLC

By	/s/Michael P. Shaunnessy
Michael P. Shaunnessy,
Manager

NEVADA GOLD BVR, L.L.C.,
a Nevada limited liability company

By	/s/Michael P. Shaunnessy
Michael P. Shaunnessy,
Manager

NEVADA GOLD & CASINOS LV, LLC,
a Nevada limited liability company

By	/s/Michael P. Shaunnessy
Michael P. Shaunnessy,
Manager

Address for Borrower Consolidation:

133 East Warm Springs Road, Suite 102
Las Vegas, NV 89119

Telephone: (702) 685-1000
Facsimile: (702) 685-1265

Signature Page to Credit Agreement

S-3

LENDER:

MUTUAL OF OMAHA BANK

By	/s/Ashan S. Perera
Ashan S. Perera,
Vice President

Address:

8945 W. Russell Rd., Ste. 300
Las Vegas, NV 89148.

Telephone: (702) 492-5801
Facsimile: (602) 636-8618

Signature Page to Credit Agreement

S-4

SCHEDULE 2.01(c)

AGGREGATE COMMITMENT REDUCTION SCHEDULE

REDUCTION DATE	SCHEDULED REDUCTION
November 30, 2015 - Restatement Closing Date	$-0-
January 31, 2016	625,000.00
April 30, 2016	625,000.00
July 31, 2016	625,000.00
October 31, 2016	625,000.00
January 31, 2017	625,000.00
April 30, 2017	625,000.00
July 31, 2017	625,000.00
October 31, 2017	625,000.00
January 31, 2018	625,000.00
April 30, 2018	625,000.00
July 31, 2018	625,000.00
October 31, 2018	625,000.00
January 31, 2019	625,000.00
April 30, 2019	625,000.00
July 31, 2019	625,000.00
October 31, 2019	625,000.00
January 31, 2019	625,000.00
April 30, 2019	625,000.00
July 31, 2019	625,000.00
November 30, 2020 (Maturity Date)	Entire unpaid balance

SCHEDULE 3.11

SCHEDULE OF SLOT ROUTE LOCATIONS

Name of Owner	Address	No. of Gaming Devices	Commitment Date of Lease or Occupancy Agreement	Termination Date of Lease or Occupancy Agreement	Description of Payment Arrangement
Best Western	137 Charles Street, Deadwood, SD	27	3/21/2012	3/21/2017	Divide net proceeds per lease agreement.

Bodega (#1, #2, #3)	658, 660, 662 Main Street, Deadwood, SD	66	7/1/2012	5/16/2017	Divide net proceeds per lease agreement.

Bullock Hotel #1	633 Main Street, Deadwood, SD	30	8/1/2011	7/31/2016	Divide net proceeds per lease agreement.

Bullock Hotel #2	633 Main Street, Deadwood, SD	30	8/1/2011	7/31/2016	Divide net proceeds per lease agreement.

Comfort Inn (Gulches of Fun #1)	225 Cliff Street, Deadwood, SD	27	8/1/2011	7/31/2016	Divide net proceeds per lease agreement.

Comfort Inn (Gulches of Fun #2)	225 Cliff Street, Deadwood, SD	22	8/1/2011	7/31/2016	Divide net proceeds per lease agreement.

Deadwood Dicks	51, 53, 55 Sherman Street, Deadwood, SD	3	5/1/1994	4/30/2018	Divide net proceeds per lease agreement.

Fairmont Hotel/Oyster Bar	628-630 Main Street, Deadwood, SD	27	3/3/2010	3/3/2016	Divide net proceeds per lease agreement.

Hickok’s Hotel & Casino (#1, #2, #3, #4)	685 Main Street, Deadwood, SD	74	12/1/2011	1/1/2020	Divide net proceeds per lease agreement.

Iron Horse Inn	27 Deadwood Street, Deadwood, SD	23	12/1/2009	1/1/2020	Divide net proceeds per lease agreement.

McKenna’s Gold	470 Main Street, Deadwood, SD	41	11/17/2008	11/16/2023	Divide net proceeds per lease agreement.

Midnight Star	677 Main Street, Deadwood, SD	53	11/1/2012	10/31/2017	Divide net proceeds per lease agreement.

Peacock d/b/a Mustang Sally’s	630-634 Min Street, Deadwood, SD	37	4/1/1997	3/30/2018	Divide net proceeds per lease agreement.

Old Style Saloon #10	657 Main Street, Deadwood, SD	41	4/9/1990	4/8/2016	Divide net proceeds per lease agreement.

Lucky 8 Motel (Jack Gunvordahl d/b/a Vendee)	196 Cliff Street, Deadwood, SD	69	1/1/2012	12/31/2015	Divide net proceeds per lease agreement.

VFW Club	10 Pine Street, Deadwood, SD	18	7/1/1989	6/30/2016	Divide net proceeds per lease agreement.

Martin Mason Hotel #1	48 Sherman Street, Deadwood, SD	19	1/26/2009	1/25/2024	Divide net proceeds per lease agreement.

Martin Mason Hotel #2	44 Sherman Street, Deadwood, SD	21	1/26/2009	1/25/2024	Divide net proceeds per lease agreement.

Wooden Nickel	9 Lee Street, Deadwood, SD	22	1/26/2009	1/25/2024	Divide net proceeds per lease agreement.

Deadwood Station	84 Main Street, Deadwood, SD	30	10/25/2013	10/25/2018	Divide net proceeds per lease agreement.

Gold Country Inn	801 Main Street, Deadwood, SD	25	10/25/2013	10/25/2018	Divide net proceeds per lease agreement.

	Total # of Machines	705

SCHEDULE 3.15

SCHEDULE OF SIGNIFICANT LITIGATION

None.

SCHEDULE 4.01(c)

SCHEDULE OF SIGNIFICANT SHAREHOLDERS

Name of Shareholder	Address	Number of Shares Owned	Percentage of Total Issued and Outstanding Shares
Stephen Haberkorn	4802 Harbour Towne Ave. Las Vegas, NV 89113	1,276,108	7.7%
Louise H. Rogers	2512 Alta Mira Tyler, TX 75701	941,288	5.7%

SCHEDULE 4.19

SCHEDULE OF CONTINGENT LIABILITIES

None.

SCHEDULE 4.20

SCHEDULE OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

AS OF THE RESTATEMENT CLOSING DATE

Restricted Subsidiaries

NG Washington, LLC, a Washington limited liability company

NG Washington II Holdings, LLC, a Delaware limited liability company

NG Washington II, LLC, a Washington limited liability company

NG Washington III, LLC, a Washington limited liability company

NG South Dakota, LLC, a South Dakota limited liability company

A.G. Trucano, Son & Grandsons, Inc., a South Dakota corporation

CGE Assets, Inc. (formerly Colorado Grand Enterprises, Inc.), a Colorado corporation

CGC Holdings, L.L.C., a Nevada limited liability company

Nevada Gold BVR, L.L.C., a Nevada limited liability company

Gold Mountain Development, a Limited Liability Company, a Colorado limited liability company, also known as Gold Mountain Development, LLC

Nevada Gold & Casinos LV, LLC, a Nevada limited liability company

Unrestricted Subsidiaries

Gold River, LLC, a Nevada limited liability company

Nevada Gold Management Services, Inc., a Texas corporation

SCHEDULE 5.08(d)(i)

NV Gold Lease Schedule:

Casino	Address	Type	LTM Lease Expense	Current Portion Lease Liability	Lease Start Date	Lease Expire Date	Options Exp. Date	Lease Escalation Amount	Lease Escalation Date	CAM	Annual Property Taxes	Lease Remaining (Years)	Lease Option (Years)
Coyote Bobs	3014 W Kennewick Ave Kennewick, WA	Fee Property	$-	$-	N/A	N/A	N/A			$-	$-	-	-
Crazy Moose Casino	420 S 20th St Pasco, WA	Fee Property	$-	$-	N/A	N/A	N/A			$-	$-	-	-
Crazy Moose Casino	420 S 20th St Pasco, WA	Parking Lot	$6,600	$6,600	2/1/2011	12/31/2013				$-	$-	(1.92)	-
Crazy Moose Casino	22003 66th Ave Mountlake Terrace, WA	Building Lease	$208,134	$208,134	6/1/2012	5/31/2016	5/31/2021			$-	$-	0.50	5.50
Silver Dollar Casino	17917 Bothell-Everett Hwy Bothell, WA	Building Lease	$418,048	$418,048	5/1/2012	4/30/2022	4/30/2032			$-	$-	6.42	16.42
Silver Dollar Casino	19222 International Blvd SeaTac, WA	Building Lease	$279,459	$279,459	6/1/2012	5/31/2022	5/1/2032	4%	5/31/2014	$-	$-	6.50	16.43
Silver Dollar Casino	3100 E Valley Hwy Renton, WA	Building Lease	$522,795	$522,795	5/1/2012	4/30/2019	1/1/2039	8% every 3 yrs		$-	$-	3.41	23.10
Royal Casino	13010 Hwy 99 S Everett, WA	Building Lease	$403,888	$403,888	5/1/2012	1/31/2016	1/31/2036	3%	1/31/2014	$-	$-	0.17	20.18
Club Hollywood Casino	16716 Aurora Ave N Shoreline, WA	Building Lease & Parking Lot	$782,389	$782,389	4/1/2012	3/31/2022	3/31/2037	3%	3/31/2014	$-	$-	6.33	21.35
Red Dragon Casino	21917 Hwy 99 Mountlake Terrace, WA	Building Lease	$406,172	$406,172	5/1/2012	10/31/2016	10/31/2026	2%		$-	$-	0.92	10.92
Golden Nugget Casino	14025 Interurban Ave Stukwila, WA	Building Lease	$149,310	$-	5/1/2012	11/30/2015	Asset sold	3%	11/30/2013	$-	$-	(0.00)
Administrative Offices	South Dakota	Building Lease	$55,200	$55,200	1/27/2012	1/27/2017	1/27/2022			$-	$-	1.16	6.16
Corporate Headquarters	133 E Warm Springs Rd Las Vegas, NV	Building Lease	$39,451	$39,451	2/1/2015	1/31/2017	1/31/2019			$11,835	$-	1.17	3.17
Administrative Offices	711 Powell Ave SW Renton, WA	Building Lease	$62,889	$62,889	5/1/2012	10/31/2018	10/31/2026	2%	10/31/2013	$-	$-	2.92	10.92
			$3,334,335	$3,185,025	Casino Average Lease Remaining							2.48	14.24

EXHIBIT A

Loan No. 1301687001

AMENDED AND RESTATED

REVOLVING CREDIT NOTE

$23,000,000.00	Dated Effective as of November 30, 2015

FOR VALUE RECEIVED, the undersigned, NEVADA GOLD & CASINOS, INC., a Nevada corporation, NEVADA GOLD & CASINOS LV, a Nevada limited liability company, NG WASHINGTON, LLC, a Washington limited liability company, NG WASHINGTON II HOLDINGS, LLC, a Delaware limited liability company, NG WASHINGTON II, LLC, a Washington limited liability company, NG WASHINGTON III, LLC, a Washington limited liability company, NG SOUTH DAKOTA, LLC, a South Dakota limited liability company, A.G. TRUCANO, SON & GRANDSONS, INC., a South Dakota corporation, CGC HOLDINGS, L.L.C., a Nevada limited liability company, CGE ASSETS, INC. (formerly Colorado Grand Enterprises, Inc.), a Colorado corporation, GOLD MOUNTAIN DEVELOPMENT, A LIMITED LIABILITY COMPANY, a Colorado limited liability company, also known as GOLD MOUNTAIN DEVELOPMENT, LLC and NEVADA GOLD BVR, L.L.C., a Nevada limited liability company (collectively, the “Borrowers”), jointly and severally, promise to pay to the order of MUTUAL OF OMAHA BANK (the "Lender") such sums as Lender may hereafter loan or advance or re-loan to the Borrowers from time to time pursuant to the Credit Facility as described in the Credit Agreement, hereinafter defined, up to the maximum principal sum of Twenty Three Million Dollars ($23,000,000.00) (or such lesser amount of such loans and advances as may be outstanding from time to time), the unpaid balance of which shall not exceed in the aggregate the Aggregate Commitment at any time, together with interest on the principal balance outstanding from time to time at the rate or rates set forth in the Credit Agreement.

A.            Incorporation of Credit Agreement.

1.          Reference is made to the Amended and Restated Credit Agreement dated concurrently herewith (as may be amended, modified, extended, renewed or restated from time to time, the "Credit Agreement"), executed by and between Borrowers and Lender. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Credit Agreement. This is the Amended and Restated Revolving Credit Note ("Revolving Credit Note") referred to in the Credit Agreement, and any holder hereof (in accordance with the Credit Agreement) is entitled to all of the rights, remedies, benefits and privileges provided for in the Credit Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

2.          The outstanding principal indebtedness evidenced by this Revolving Credit Note shall be payable as provided in the Credit Agreement and in any event on November 30, 2020, the Maturity Date.

3.          Interest shall be payable on the outstanding daily unpaid principal amount of each Borrowing hereunder from the date thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Credit Agreement both before and after Default and before and after maturity and judgment, with interest on overdue interest to bear interest at the Default Rate, to the fullest extent permitted by applicable law.

4.          The amount of each payment hereunder shall be made to the Lender at the Lender's office as specified in the Credit Agreement at the time or times set forth therein, in lawful money of the United States of America and in immediately available funds.

5.          Borrowings hereunder shall be made in accordance with the terms, provisions and procedures set forth in the Credit Agreement.

B.           Default. The "Interest on Overdue Amounts and Default Rate" provisions contained in Section 2.09 and the "Events of Default" provisions contained in Article VII of the Credit Agreement are hereby incorporated by this reference as though fully set forth herein.

C.           Waiver. Borrowers waive diligence, demand, presentment for payment, protest and notice of protest.

D.           Collection Costs. In the event of the occurrence of an Event of Default, the Borrowers agree to pay all reasonable costs of collection, including reasonable attorneys fees, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such default. In the event legal action is commenced for the collection of any sums owing hereunder the undersigned agrees that any judgment issued as a consequence of such action against Borrowers shall bear interest at a rate equal to the Default Rate until fully paid.

E.           Interest Rate Limitation. Notwithstanding any provision herein or in any document or instrument now or hereafter securing this Revolving Credit Note, the total liability for payments in the nature of interest shall not exceed the limits now imposed by the applicable laws of the State of Nevada or the United States of America.

F.          Security. This Revolving Credit Note is secured by the Security Documentation described in the Credit Agreement.

G.          Governing Law. This Revolving Credit Note shall be governed by and construed in accordance with the laws of the State of Nevada.

H.          Partial Invalidity. If any provision of this Revolving Credit Note shall be prohibited by or invalid under any applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any other provision of this Revolving Credit Note.

I.           No Conflict with Credit Agreement. This Revolving Credit Note is issued under, and subject to, the terms, covenants and conditions of the Credit Agreement, which Credit Agreement is by this reference incorporated herein and made a part hereof. No reference herein to the Credit Agreement and no provision of this Revolving Credit Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Revolving Credit Note at the place, at the respective times, and in the currency prescribed in the Credit Agreement. If any provision of this Revolving Credit Note conflicts or is inconsistent with any provision of the Credit Agreement, the provisions of the Credit Agreement shall govern.

J.           Restatement of Prior Revolving Credit Note. This Amended and Restated Revolving Credit Note is a complete amendment to and restatement of that certain Revolving Credit Promissory Note dated December 10, 2013, in the original principal sum of Twelve Million Seven Hundred Fifty Thousand Dollars ($12,750,000.00), executed by the Existing Borrowers, payable to the order of Lender (“Existing Revolving Credit Note”) and shall evidence all Indebtedness previously evidenced by the Existing Revolving Credit Note and upon the execution and delivery of this Revolving Credit Note to the Lender and the occurrence of the Restatement Closing Date, the Existing Revolving Credit Note shall be fully superseded and restated by this Revolving Credit Note and the Existing Funded Outstandings thereunder continued as the Funded Outstandings hereunder.

IN WITNESS WHEREOF, this Revolving Credit Note has been executed effective as of the date first hereinabove written.

BORROWERS:

NEVADA GOLD & CASINOS, INC.,
a Nevada corporation

By
Michael P. Shaunnessy,
President

NG WASHINGTON, LLC,
a Washington limited liability company

By
Michael P. Shaunnessy,
Manager

NG WASHINGTON II HOLDINGS, LLC,
a Delaware limited liability company

By
Michael P. Shaunnessy,
Manager

NG WASHINGTON II, LLC,
a Washington limited liability company

By
Michael P. Shaunnessy,
Manager

Signature Page to Revolving Credit Note

NG WASHINGTON III, LLC,
a Washington limited liability company

By
Michael P. Shaunnessy,
Manager

NG SOUTH DAKOTA, LLC,
a South Dakota limited liability company

By
Michael P. Shaunnessy,
Manager

A.G. TRUCANO, SON & GRANDSONS, INC.,
a South Dakota corporation

By
Michael P. Shaunnessy,
President

CGC HOLDINGS, L.L.C.,
a Nevada limited liability company

By
Michael P. Shaunnessy,
Manager

CGE ASSETS, INC.
(formerly Colorado Grand Enterprises, Inc.),
a Colorado corporation

By
Michael P. Shaunnessy,
President

Signature Page to Revolving Credit Note

GOLD MOUNTAIN DEVELOPMENT,
A LIMITED LIABILITY COMPANY,
a Colorado limited liability company,
also known as GOLD MOUNTAIN DEVELOPMENT, LLC

By
Michael P. Shaunnessy,
Manager

NEVADA GOLD BVR, L.L.C.,
a Nevada limited liability company

By
Michael P. Shaunnessy,
Manager

NEVADA GOLD & CASINOS LV, LLC,
a Nevada limited liability company

By
Michael P. Shaunnessy,
Manager

Signature Page to Revolving Credit Note

EXHIBIT B

Loan No. 1301687001

FORM OF

NOTICE OF BORROWING

TO:	MUTUAL OF OMAHA BANK, in its capacity as Lender under that certain Amended and Restated Credit Agreement, dated effective as of November 30, 2015 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and between Nevada Gold & Casinos, Inc., a Nevada corporation, Nevada Gold & Casinos LV, LLC, a Nevada limited liability company, NG Washington, LLC, a Washington limited liability company, NG Washington II Holdings, LLC, a Delaware limited liability company, NG Washington II, LLC, a Washington limited liability company, NG Washington III, LLC, a Washington limited liability company, NG South Dakota, LLC, a South Dakota limited liability company, A.G. Trucano, Son & Grandsons, Inc., a South Dakota corporation, CGC Holdings, L.L.C., a Nevada limited liability company, CGE Assets, Inc. (formerly Colorado Grand Enterprises, Inc.), a Colorado corporation, Gold Mountain Development, a Limited Liability Company, a Colorado limited liability company, also known as Gold Mountain Development, LLC and Nevada Gold BVR, L.L.C., a Nevada limited liability company (collectively, the “Borrowers”) and the Lender. Capitalized terms used herein without definition shall have the meanings attributed to them in Section 1.01 of the Credit Agreement.

Pursuant to Section 2.03 of the Credit Agreement, this Notice of Borrowing represents Borrowers' request for a Borrowing to be advanced on ____________________, 20____ (the "Funding Date") from the Lender in the aggregate principal amount of                                                                               ($                            ). Proceeds of such Borrowing are to be disbursed on the Funding Date in immediately available funds to the Designated Deposit Account, Account No. _________________.

Each Borrower hereby certifies that (i) the representations and warranties contained in Article IV of the Credit Agreement, in each of the Loan Documents and in the Environmental Certificate (other than representations and warranties which expressly speak only as of a different date, which shall be true and correct in all material respects as of such date), shall be true and correct in all material respects on and as of the Funding Date as though made on and as of the Funding Date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by the Credit Agreement or by any other Loan Document or which has been otherwise consented to by the Lender; (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the making of the requested Borrowing; (iii) Borrowers have and shall have satisfied all conditions precedent under the Credit Agreement required to be performed by them on or before the Funding Date (unless otherwise waived pursuant to the terms of the Credit Agreement); (iv) since the date of the most recent audited financial statements referred to in Section 5.08 of the Credit Agreement, no Material Adverse Change has or shall have occurred; and (v) the aggregate of all Borrowings do not (and after giving effect to the requested Borrowing, will not) exceed the Maximum Availability then in effect.

Borrower further certifies that as of the Funding Date, without regard to the requested Borrowing:

A.	The Aggregate Commitment is	$

B.	The Funded Outstandings are	$

C.	The Maximum Availability (A minus B) is	$

 2

Borrowers have caused this Notice of Borrowing to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Representative this ____ day of _____________, __________.

BORROWERS:

NEVADA GOLD & CASINOS, INC.,
a Nevada corporation;
A.G. TRUCANO, SON & GRANDSONS, INC.,
a South Dakota corporation; and
CGE ASSETS, INC.,
a Colorado corporation

By
Michael P. Shaunnessy,
President

NG WASHINGTON, LLC,
a Washington limited liability company;
NG WASHINGTON II HOLDINGS, LLC,
a Delaware limited liability company;
NG WASHINGTON II, LLC,
a Washington limited liability company;
NG WASHINGTON III, LLC,
a Washington limited liability company;
NG SOUTH DAKOTA, LLC,
a South Dakota limited liability company;
CGC HOLDINGS, L.L.C.,
a Nevada limited liability company;
GOLD MOUNTAIN DEVELOPMENT,
A LIMITED LIABILITY COMPANY,
a Colorado limited liability company; NEVADA GOLD BVR, L.L.C., a Nevada limited liability company; and
NEVADA GOLD & CASINOS LV, LLC,
a Nevada Limited liability company

By
Michael P. Shaunnessy,
Manager

 3

EXHIBIT C

Loan No. 1301687001

AUTHORIZED REPRESENTATIVE'S CERTIFICATE OF

NEVADA GOLD & CASINOS, INC., NEVADA GOLD & CASINOS LV, LLC, NG WASHINGTON, LLC, NG WASHINGTON II HOLDINGS, LLC, NG WASHINGTON II, LLC, NG WASHINGTON III, LLC, NG SOUTH DAKOTA, LLC, A.G. TRUCANO, SON & GRANDSONS, INC., CGC HOLDINGS, L.L.C., CGE ASSETS, INC. (formerly COLORADO GRAND ENTERPRISES, INC.), GOLD MOUNTAIN DEVELOPMENT, A LIMITED LIABILITY COMPANY, also known as GOLD MOUNTAIN DEVELOPMENT, LLC, and NEVADA GOLD BVR, L.L.C.

The undersigned hereby certifies that the following persons currently have been authorized to act on behalf of NEVADA GOLD & CASINOS, INC., a Nevada corporation, NEVADA GOLD & CASINOS LV, LLC, a Nevada limited liability company, NG WASHINGTON, LLC, a Washington limited liability company, NG WASHINGTON II HOLDINGS, LLC, a Delaware limited liability company, NG WASHINGTON II, LLC, a Washington limited liability company, NG WASHINGTON III, LLC, a Washington limited liability company, NG SOUTH DAKOTA, LLC, a South Dakota limited liability company, A.G. TRUCANO, SON & GRANDSONS, INC., a South Dakota corporation, CGC HOLDINGS, L.L.C., a Nevada limited liability company, CGE ASSETS, INC. (formerly Colorado Grand Enterprises, Inc.), a Colorado corporation, GOLD MOUNTAIN DEVELOPMENT, A LIMITED LIABILITY COMPANY, a Colorado limited liability company, also known as GOLD MOUNTAIN DEVELOPMENT, LLC and NEVADA GOLD BVR, L.L.C., a Nevada limited liability company (collectively, the “Borrowers”), holding the positions indicated next to their names, that the signatures appearing opposite their names below are true and genuine signatures of such persons, and that each of such persons shall be deemed an "Authorized Representative" as defined in and for the purposes used in connection with the Amended and Restated Credit Agreement (as may be amended or modified from time to time, the "Credit Agreement"), dated effective as of November 30, 2015, executed by and between the Borrowers and Mutual of Omaha Bank (together with its successors and assigns, the "Lender") and, except as limited below, such Authorized Representatives are authorized to deliver on behalf of the Borrower Consolidation the Notices of Borrowings, Compliance Certificates and all other notices, requests, reports, consents, certifications and authorizations on behalf of the Borrower Consolidation under the Credit Agreement, and each has been duly authorized by the Borrower Consolidation as "Authorized Representative" for all purposes under the Credit Agreement and each related Loan Document.

All capitalized terms used but not otherwise defined in this Certificate shall have the same meanings as set forth in the Credit Agreement.

NAME	POSITION IN EACH MEMBER OF THE BORROWER CONSOLIDATION	SIGNATURE

Michael P. Shaunnessy	President/Manager

James Meier	Chief Financial Officer

IN WITNESS WHEREOF, the undersigned have executed the foregoing Certificate on behalf of the Borrowers effective as of the 30th day of November, 2015.

BORROWERS:

NEVADA GOLD & CASINOS, INC.,
a Nevada corporation

By
Michael P. Shaunnessy,
President

NG WASHINGTON, LLC,
a Washington limited liability company

By
Michael P. Shaunnessy,
Manager

NG WASHINGTON II HOLDINGS, LLC,
a Delaware limited liability company

By
Michael P. Shaunnessy,
Manager

2

NG WASHINGTON II, LLC,
a Washington limited liability company

By
Michael P. Shaunnessy,
Manager

NG WASHINGTON III, LLC,
a Washington limited liability company

By
Michael P. Shaunnessy,
Manager

NG SOUTH DAKOTA, LLC,
a South Dakota limited liability company

By
Michael P. Shaunnessy,
Manager

A.G. TRUCANO, SON & GRANDSONS, INC.,
a South Dakota corporation

By
Michael P. Shaunnessy,
President

CGC HOLDINGS, L.L.C.,
a Nevada limited liability company

By
Michael P. Shaunnessy,
Manager

3

CGE ASSETS, INC.
(formerly Colorado Grand Enterprises, Inc.),
a Colorado corporation

By
Michael P. Shaunnessy,
President

GOLD MOUNTAIN DEVELOPMENT,
A LIMITED LIABILITY COMPANY,
a Colorado limited liability company,
also known as GOLD MOUNTAIN DEVELOPMENT, LLC

By
Michael P. Shaunnessy,
Manager

NEVADA GOLD BVR, L.L.C.,
a Nevada limited liability company

By
Michael P. Shaunnessy,
Manager

NEVADA GOLD & CASINOS LV, LLC,
a Nevada limited liability company

By
Michael P. Shaunnessy,
Manager

4

EXHIBIT D

Loan No. 1301687001

CLOSING CERTIFICATE

TO:	MUTUAL OF OMAHA BANK, in its capacity as the Lender under that certain Amended and Restated Credit Agreement, dated effective as of November 30, 2015 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and between Lender and Nevada Gold & Casinos, Inc., a Nevada corporation, Nevada Gold & Casinos LV, LLC, a Nevada limited liability company, NG Washington, LLC, a Washington limited liability company, NG Washington II Holdings, LLC, a Delaware limited liability company, NG Washington II, LLC, a Washington limited liability company, NG Washington III, LLC, a Washington limited liability company, NG South Dakota, LLC, a South Dakota limited liability company, A.G. Trucano, Son & Grandsons, Inc., a South Dakota corporation, CGC Holdings, L.L.C., a Nevada limited liability company, CGE Assets, Inc. (formerly Colorado Grand Enterprises, Inc.), a Colorado corporation, Gold Mountain Development, a Limited Liability Company, a Colorado limited liability company, also known as Gold Mountain Development, LLC and Nevada Gold BVR, L.L.C., a Nevada limited liability company (collectively, the “Borrowers”). Capitalized terms used herein without definition shall have the meanings attributed to them in Section 1.01 of the Credit Agreement.

THE UNDERSIGNED, as an Authorized Representative of Borrowers, does hereby make the following certifications effective as of the Restatement Closing Date pursuant to Article IIIA of the Credit Agreement:

a.        the representations and warranties contained in Article IV of the Credit Agreement and contained in each of the other Loan Documents (other than representations and warranties which speak only as of a different date, which shall be true and correct as of such date) are true and correct on and as of the Closing Date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by this Credit Agreement or by any other Loan Document, or which is otherwise consented to by Lender;

b.        no event (i) has occurred and is continuing or (ii) would occur as a result of advancing any Borrowing contemplated under the Credit Agreement on the Closing Date, or (iii) would result from the making thereof, which (in the case of (i), (ii) or (iii) above) constitutes a Default or Event of Default under the terms of the Credit Agreement;

c.        each Borrower has, as of the Restatement Closing Date, performed and complied with all agreements and conditions that are contained in the Credit Agreement and that the Credit Agreement requires Borrowers to perform and comply with prior to or as of the funding of the Closing Disbursements, including, without limitation, each of the Conditions Related to the Purchase Transaction set forth in Section 3.18 for the occurrence of the “Closing” as defined in the Purchase Agreement;

d.        the Credit Agreement, the Revolving Credit Note, and each of the other Loan Documents required to be executed and delivered on or prior to the Restatement Closing Date have been duly authorized by all necessary action of each Borrower's members and have been executed and delivered on behalf of each Borrower by a duly authorized representative thereof;

e.        the Borrowers have received all necessary approvals with respect to the Credit Agreement, the Revolving Credit Note, and each of the other Loan Documents from all applicable Governmental Authorities;

f.         Each of NGW, NGWII, NGWIII and AGTSG hold all necessary licenses, permits, approvals and authorizations from all necessary Gaming Authorities for the operation of the Washington Casino Operations, as applicable, with respect to NGW, NGWII and NGWIII, and for the operation of the Deadwood Slot Route Operation, with respect to AGTSG. NGCLV holds all necessary licenses, permits, approvals and authorizations from all necessary Nevada Gaming Authorities for the ownership and operation of the Club Fortune Casino Operations; and

g.        concurrently herewith, Borrowers have delivered to Lender a true and correct copy of the articles of incorporation or organization, as applicable, and bylaws or operating agreement, as applicable, of each of the Borrowers, together with all amendments thereto adopted through the date hereof. Other than with respect to the Amendment to the Articles of Organization of NGCLV and the Operating Agreement of NGCLV, there has been no amendments to the Articles of Incorporation or Bylaws or Articles of Organization or Operating Agreements, as applicable, to the other members of the Borrower Consolidation since December 10, 2013.

[The remainder of this page is intentionally blank; and the signature pages follow.]

2

IN WITNESS WHEREOF, the undersigned have executed this Closing Certificate effective as of the 30th day of November, 2015.

BORROWERS:

NEVADA GOLD & CASINOS, INC.,
a Nevada corporation

By
Michael P. Shaunnessy,
President

NG WASHINGTON, LLC,
a Washington limited liability company

By
Michael P. Shaunnessy,
Manager

NG WASHINGTON II HOLDINGS, LLC,
a Delaware limited liability company

By
Michael P. Shaunnessy,
Manager

NG WASHINGTON II, LLC,
a Washington limited liability company

By
Michael P. Shaunnessy,
Manager

NG WASHINGTON III, LLC,
a Washington limited liability company

By
Michael P. Shaunnessy,
Manager

3

NG SOUTH DAKOTA, LLC,
a South Dakota limited liability company

By
Michael P. Shaunnessy,
Manager

A.G. TRUCANO, SON & GRANDSONS, INC.,
a South Dakota corporation

By
Michael P. Shaunnessy,
President

CGC HOLDINGS, L.L.C.,
a Nevada limited liability company

By
Michael P. Shaunnessy,
Manager

CGE ASSETS, INC.
(formerly Colorado Grand Enterprises, Inc.), a Colorado corporation

By
Michael P. Shaunnessy,
President

4

GOLD MOUNTAIN DEVELOPMENT,
A LIMITED LIABILITY COMPANY,
a Colorado limited liability company,
also known as GOLD MOUNTAIN DEVELOPMENT, LLC

By
Michael P. Shaunnessy,
Manager

NEVADA GOLD BVR, L.L.C.,
a Nevada limited liability company

By
Michael P. Shaunnessy,
Manager

NEVADA GOLD & CASINOS LV, LLC,
a Nevada limited liability company

By
Michael P. Shaunnessy,
Manager

5

EXHIBIT E

Loan No. 1301687001

COMPLIANCE CERTIFICATE

TO:                    MUTUAL OF OMAHA BANK, Lender

Reference is made to that certain Amended and Restated Credit Agreement, dated effective as of November 30, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between Lender and Nevada Gold & Casinos, Inc., a Nevada corporation, Nevada Gold & Casinos LV, LLC, a Nevada limited liability company, NG Washington, LLC, a Washington limited liability company, NG Washington II Holdings, LLC, a Delaware limited liability company, NG Washington II, LLC, a Washington limited liability company, NG Washington III, LLC, a Washington limited liability company, NG South Dakota, LLC, a South Dakota limited liability company, A.G. Trucano, Son & Grandsons, Inc., a South Dakota corporation, CGC Holdings, L.L.C., a Nevada limited liability company, CGE Assets, Inc. (formerly Colorado Grand Enterprises, Inc.), a Colorado corporation, Gold Mountain Development, a Limited Liability Company, a Colorado limited liability company, also known as Gold Mountain Development, LLC and Nevada Gold BVR, L.L.C., a Nevada limited liability company (collectively, the “Borrowers”). Terms defined in the Credit Agreement and not otherwise defined in this Compliance Certificate (“Certificate”) shall have the meanings defined and described in the Credit Agreement. This Certificate is delivered in accordance with Section 5.08(e) of the Credit Agreement.

The period under review is the Fiscal Quarter ended    [INSERT DATE] , together with, where indicated, the three (3) immediately preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis.

I

COMPLIANCE WITH AFFIRMATIVE COVENANTS

A.	FF&E (Section 5.01): Please state whether or not all FF&E has been purchased and installed in the Business Operations free and clear of all liens, encumbrances or claims, other than Permitted Encumbrances.	yes/no

B.	Permits; Licenses and Legal Requirements (Section 5.02):

a.	State whether or not there have been any changes in the Gaming Permits or material licenses with respect to the Business Operations. If so, please attach a description of such changes.	yes/no

b.	State whether or not there have been any changes in the FinCEN registrations or BSA/AML Program maintained with respect to the Business Operations. If so, please attach a description of such changes.	yes/no

C.	Liens Filed (Section 5.03): Report any liens filed against the Business Operations or Collateral Properties and the amount claimed in such liens. Describe actions being taken with respect thereto.

D.	Additional Real Property (Section 5.06(b)): Attach a legal description of any other real property or rights to the use of real property acquired subsequent to the Restatement Closing Date which is used in any material manner in connection with the Business Operations and describe such use. Attach evidence that such real property or rights to the use of such real property has been added as Collateral under the Credit Agreement.

E.	Significant Shareholder Reporting (Section 5.08(h)): State whether or not there are any Significant Shareholder’s that have not been previously reported or any change to the previously reported Significant Shareholders. If so, please attach a revised Schedule of Significant Shareholders, Schedule 4.01(c), with respect to such new Significant Shareholders.	yes/no

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F.	Permitted Encumbrances (Section 5.11): Describe any mortgage, deed of trust, pledge, lien, security interest, encumbrance, attachment, levy, distraint or other judicial process or burden affecting the Collateral other than the Permitted Encumbrances. Describe any matters being contested in the manner described in Sections 5.03 and 5.10 of the Credit Agreement.

G.	Suits, Actions or Material Changes (Section 5.17): Describe on a separate sheet any matters requiring notice and advice to Lender under Section 5.17(a) through (e).

H.	Tradenames, Trademarks and Servicemarks (Section 5.19): Describe on a separate sheet any matters requiring advice to Lender under Section 5.19.

I.	Notice of Hazardous Materials (Section 5.20): State whether or not to your knowledge there are any matters requiring notice to Lender under Section 5.20. If so, attach a detailed summary of such matter(s).

J.	Compliance with Adjacent Site Lease, Washington Casino Leases and Deadwood Slot Route Leases (Section 5.22):

a.	Describe all defaults, if any, which occurred during the period under review under any of the Adjacent Site Lease, Washington Casino Leases or any of the Deadwood Slot Route Leases. Describe any modifications or amendments to any of the Adjacent Site Lease, Washington Casino Leases or any of the Deadwood Slot Route Leases. State whether or not such modifications or amendments have been consented to by Lender as required under Section 5.22 of the Credit Agreement.

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b.	State whether or not there were any changes to the information set forth on the Lease Summary Schedule (Schedule 5.08(d)(i)) during the Fiscal Quarter under review. If so, please attach an updated Lease Summary Schedule setting forth such changes.

c.	State whether or not there were any changes to the information set forth on the Schedule of Slot Route Locations (Schedule 3.11) during the Fiscal Quarter under review. If so, please attach an updated Schedule of Slot Route Locations setting forth such changes.

K.	Restriction on Payment of Seller Subordinated Debt (Section 5.23): Report the amount of any payments made on the Seller Subordinated Debt:

	Interest	$
	Principal	$

L.	Compliance with Restrictions on Payment of Permitted Indenture Subordinated Debt (Section 5.24): Report the amount of any Cash payments made on the Permitted Indenture Subordinated Debt:

	Interest	$
	Principal [None permitted]	$

M.	Restriction on Development or Use of Gold Mountain Real Property (Section 5.26): State whether or not any development or use, including any disturbance of the surface materials, was undertaken during the Fiscal Quarter under review. If so, please attach a description of such development or use.		yes/no

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N.	Restricted and Unrestricted Subsidiaries (Section 5.27): List on a separate sheet the name and state of incorporation or origination of each Restricted and Unrestricted Subsidiary, other than Restricted and Unrestricted Subsidiaries which existed as of the Closing Date or which have been disclosed in prior Compliance Certificates.

	Has each Restricted Subsidiary executed a Subsidiary Guaranty?	yes/no

II.

FINANCIAL COVENANTS OF THE BORROWER CONSOLIDATION

A.	Total Leverage Ratio (Section 6.01): To be calculated with reference to the Borrower Consolidation as of each Fiscal Quarter, commencing with the Fiscal Quarter ending January 31, 2016:
TOTAL FUNDED DEBT:

	a.	The total of the Funded Outstandings on the Credit Facility as of the last day of the Fiscal Quarter under review.	$

	b.	Plus the total, as of the last day of the Fiscal Quarter under review, of both the long-term and current portions (without duplication) of all other interest bearing Indebtedness (including Contingent Liabilities and Seller Subordinated Debt, but excluding Permitted Indenture Subordinated Debt).	+ $

	c.	Plus the total, as of the last day of the Fiscal Quarter under review of both the long-term and current portions (without duplication) of all Capitalized Lease Liabilities.	+ $

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d.	Less the aggregate amount of all Unrestricted Cash on deposit with Lender as of the last day of the Fiscal Quarter under review.	- $

e.	TOTAL FUNDED DEBT	$
(a + b + c - d)
	Divided (÷) by:	÷

EBITDA

To be calculated on a cumulative basis with respect to the Fiscal Quarter under review and the most recently ended three (3) preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis:
f.	Net Income.	$

g.	Less any one-time non-Cash gain to the extent reflected in such Net Income	- $

h.	Plus any losses on sales of assets and other extraordinary losses and one-time non-Cash charges to the extent reflected in such Net Income	+ $

i.	Plus Interest Expense (expensed and capitalized) to the extent deducted in the determination of Net Income	+ $

j.	Plus the aggregate amount of the provision for federal and state taxes on or measured by income or profit for the period under review (whether or not payable during such period) to the extent deducted in the determination of Net Income	+ $

k.	Plus depreciation, amortization and all other non-cash expenses for the period under review to the extent deducted in the determination of Net Income	+ $

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l.	Plus non-recurring fees incurred as a result of the Credit Facility to the extent deducted in the determination of Net Income	+ $

m.	Total EBITDA

(f - g + h + i + j + k + l)

Provided, however, with respect to the Fiscal Quarters ending January 31, 2016, April 30, 2016, July 31, 2016 and October 31, 2016, EBITDA realized by NGCLV at the Club Fortune Casino Facility shall be annualized using the following calculations:

(i)	For the Fiscal Quarter ending January 31, 2016, the actual EBITDA realized by NGCLV at the Club Fortune Casino Facility during the calendar months ending December 31, 2015 and January 31, 2016 shall be multiplied by six (6);	$

(ii)	For the Fiscal Quarter ending April 30, 2016, the actual amount of the EBITDA realized by NGCLV at the Club Fortune Casino Facility for that Fiscal Quarter shall be multiplied by four (4);	$

(iii)	For the Fiscal Quarter ending July 31, 2016, the actual amount of EBITDA realized by NGCLV at the Club Fortune Casino Facility for the Fiscal Quarters ending April 30, 2016 and July 31, 2016 shall be multiplied by two (2); and	$

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(iv)	For the Fiscal Quarter ending October 31, 2016, the actual amount of EBITDA realized by NGCLV at the Club Fortune Casino Facility for the Fiscal Quarters ending April 30, 2016, July 31, 2016 and October 31, 2016, shall be multiplied by four-thirds (4/3).	$

n.	Total Leverage Ratio
	(e ÷ m)	:1.0
Maximum Permitted:

Fiscal Quarter End	Maximum Total Leverage Ratio

As of the Fiscal Quarter ending January 31, 2016 and as of each Fiscal Quarter end through the Fiscal Quarter ending January 31, 2017	3.00 to 1.00
As of the Fiscal Quarter ending April 30, 2017 and as of each Fiscal Quarter end through the Fiscal Quarter ending January 31, 2018	2.75 to 1.00
As of the Fiscal Quarter ending April 30, 2018 and as of each Fiscal Quarter end through Credit Facility Termination	2.50 to 1.00

B.	Lease Adjusted Fixed Charge Coverage Ratio (Section 6.02): To be calculated with respect to the Borrower Consolidation for each Fiscal Quarter commencing with the Fiscal Quarter ending January 31, 2016, in each instance with reference to the Fiscal Quarter under review and the most recently ended three (3) preceding Fiscal Quarters on a four (4) Fiscal Quarter basis (other than as otherwise provided in the definition of Annualized Adjusted Coverage Denominator):

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Lease Adjusted Cash Flow

a.	Total EBITDA (Enter II A (m) above)	$
b.	Less the aggregate amount of actually paid and/or accrued taxes net of tax benefits	- $

c.	Plus non-recurring expenses (less non-recurring income) permitted by Lender	+ $

d.	Less the aggregate amount of Distributions	- $

e.	Less the aggregate amount of Non-Financed Capital Expenditures	- $

f.	Plus Net Proceeds of any Equity Offering permitted by Lender	+ $

g.	Plus Facilities Lease Expense	+ $
h.	Lease Adjusted Cash Flow
	(a - b + c - d - e + f + g)	$

Divided (÷) by:

Adjusted Coverage Denominator - the sum of:

i.	The aggregate amount of Interest Expense (expensed and capitalized)	$

j.	Plus the aggregate of Scheduled Reduction Payments, if any	+ $

k.	Plus all payments of principal and interest actually paid on Seller Subordinated Debt	+ $

l.	Plus all payments of interest actually paid on Permitted Indenture Subordinated Debt	+ $

m.	Plus the aggregate amount of mandatory payments required to be made on all other interest bearing indebtedness.	+ $

n.	Plus the aggregate amount of mandatory payments required to be made on all Capitalized Lease Liabilities.	+ $

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o.	Plus the aggregate of Facilities Lease Expense	+ $

p.	Total Adjusted Coverage Denominator.
	(i + j + k + l + m + n + o)	$

Provided, however, for the Fiscal Quarters ending January 31, 2016, April 30, 2016, July 31, 2016 and October 31, 2016, the aggregate of the Adjusted Coverage Denominator shall be determined on an annualized basis using the following calculations:

(i)	For the Fiscal Quarter ending January 31, 2016, the actual aggregate amount of the Adjusted Coverage Denominator calculated for the calendar months ending December 31, 2015 and January 31, 2016 shall be multiplied by six (6);
(ii)	For the Fiscal Quarter ending April 30, 2016, the actual aggregate amount of the Adjusted Coverage Denominator for that Fiscal Quarter shall be multiplied by four (4);
(iii)	For the Fiscal Quarter ending July 31, 2016, the actual aggregate amount of the Adjusted Coverage Denominator for the Fiscal Quarters ending April 30, 2016 and July 31, 2016 shall be multiplied by two (2); and
(iv)	For the Fiscal Quarter ending October 31, 2016, the actual aggregate amount of the Adjusted Coverage Denominator for the Fiscal Quarters ending April 30, 2016, July 31, 2016, and October 31, 2016 shall be multiplied by four-thirds (4/3).

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Adjusted Fixed Charge Coverage Ratio
(h ÷ p)	:1
Minimum required: 1.15 to 1.00.

C.	Maintenance Capital Expenditure Requirement (Section 6.03): To be calculated with respect to the Borrower Consolidation for each Fiscal Year commencing with the Fiscal Year ending April 30, 2016.

Maintenance Capital Expenditures

a.	Set forth amount of Maintenance Capital Expenditures made during the Fiscal Year under review.	$

Minimum required: $500,000.00 for the Fiscal Year ending April 30, 2016 and thereafter $1,000,000.00

D.	Limitation on Indebtedness (Section 6.04):

a.	Set forth the aggregate amount of Interest Rate Hedges in effect as of the end of the Fiscal Quarter under review.	$

b.	Set forth the amount of the Aggregate Commitment as of the end of the Fiscal Quarter under review.	$

Requirement: (a) must not exceed (b).
c.	Set forth the aggregate amount of Seller Subordinated Debt owing by the Borrower Consolidation	$

Requirement: May not exceed $1,000,000.00

d.	Set forth aggregate outstanding amount of Permitted Indenture Subordinated Debt.	$

Requirement: Must satisfy each requirement for Permitted Indenture Subordinated Debt.

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e.	Set forth the aggregate amount of Unsecured Indebtedness, secured purchase money Indebtedness and Capital Lease Liabilities.	$

Maximum Aggregate Permitted up to $500,000.00

f.	Indebtedness and contractual obligations that are assumed by NGCLV as “Assumed Liabilities”, as defined and described in Section 2.1 of the Purchase Agreement, as of the Restatement Closing Date.	$

g.	Set forth the aggregate amount of all other unsecured Indebtedness (other than trade payables and contingent liabilities).	$

Requirement: May not exceed $500,000.00.

h.	Set forth the amount and a brief description of any Indebtedness of the Borrower Consolidation not permitted under Section 6.04.	$

E.	Limitation on Distributions (Section 6.05):

a.	Set forth aggregate amount of Distributions (including all principal and interest payments on Seller Subordinated Debt and interest payments on Permitted Indenture Subordinated Debt).	$

b.	Set forth the date, amount and a brief description of each Distribution made by the Borrower Consolidation not permitted under Section 6.05.

F.	Contingent Liabilities (Section 6.06):

a.	Set forth the cumulative aggregate amount of Contingent Liabilities incurred by the Borrower Consolidation.	$

Requirement: None permitted without consent of Lender.

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G.	Investment Restrictions (Section 6.07):

a.	Set forth the aggregate amount of New Venture Investments made during the period commencing on the Closing Date through the end of the Fiscal Quarter under review.	$

Requirements:

(i)	Must not exceed $2,500,000.00 in the aggregate (may include up to $1,000,000.00 in Seller Subordinated Debt)

(ii)	Each Acquisition acquired by such New Venture Investment must be added as Collateral.

H.	Total Liens (Section 6.08): On a separate sheet describe in detail any and all Liens on any assets of the Borrower Consolidation not permitted under Section 6.08.

I.	Change of Control (Section 6.09): State whether or not a Change of Control has occurred.

J.	Sale of Assets, Consolidation, Merger or Liquidation (Section 6.10):

a.	On a separate sheet describe any and all mergers, consolidations, liquidations and/or dissolutions not permitted under Section 6.10.

b.	With respect to the determination of Excess Capital Proceeds, please set forth:

(i)	The amount of Net Proceeds received by the Borrower Consolidation during the current Fiscal Year from the Disposition of FF&E and other items of personal property Collateral which have not been identified as Designated Replacement Assets.	$

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(ii)	Plus the amount of Net Proceeds from the Disposition of FF&E and other items of personal property Collateral that have been identified as Designated Replacement Assets but which have not been replaced by the end of the consecutive 12 month period following such Disposition, which 12 month period has ended during the current Fiscal Year.	+ $

(iii)	Plus the amount of Cash payments received during the current Fiscal Year for principal owing under any promissory notes or deferred payment arrangements payable to the order of any member of the Borrower Consolidation from the Disposition of Collateral during the current or any prior Fiscal Year.	+ $

	Amount of Excess Capital Proceeds during the current Fiscal Year	$
[(i) + (ii) + (iii)]

Requirement: On or before July 1 of the following Fiscal Year, must make a Mandatory Commitment Reduction for amount of Excess Capital Proceeds in excess of $250,000

c.	Has any Collateral been contributed to an Unrestricted Subsidiary?		yes/no

If so, attach a description and state whether or not the Borrower Consolidation has complied with each requirement under 6.12(e).

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K.	No Transfer of Ownership; Equity Offerings (Section 6.11):

a.	On a separate sheet describe in detail any transfers or hypothecations of NGC ownership interests in any other member of the Borrower Consolidation, including, without limitation, CGE and NGWII not permitted under Section 6.11.

b.	Set forth aggregate amount of the Net Proceeds received by the Borrower Consolidation from any Disqualified Equity Offerings during the period under review.	$

Requirement: Must first receive prior written consent of Lender.

L.	ERISA (Section 6.12): Describe on a separate sheet any matters requiring notice to Lender under Section 6.12.

M.	Margin Regulations (Section 6.13): Set forth the amount(s) of and describe on a separate sheet of paper any proceeds of the Credit Facility used by Borrowers in violation of Section 6.13.	$

N.	Transactions with Affiliates (Section 6.14): Describe on a separate sheet any transactions with Affiliates not permitted under Section 6.14.

O.	Limitation on Additional Subsidiaries (Section 6.15): On a separate sheet, describe any Subsidiaries (other than members of the Borrower Consolidation) created by any member of the Borrower Consolidation. State whether or not the creation of such Subsidiaries has been consented to by the Lender as required under Section 6.15 of the Credit Agreement.

P.	Limitation on Consolidated Tax Liability (Section 6.16): Describe on a separate sheet any taxes paid in violation of Section 6.16.

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III.

APPLICABLE MARGIN DETERMINATION

Commencing with the Fiscal Quarter ending January 31, 2016, the Applicable Margin, based on the Total Leverage Ratio (See II A(n) above) is:	%

The change in the Applicable Margin, if any, shall be effective on [insert date which is the first (1st) day of the third (3rd) month immediately following the Fiscal Quarter end set forth above] .

IV.

NONUSAGE FEE CALCULATION

(Section 2.08(b): To be calculated with respect to the
Fiscal Quarter under review:

a.	Amount of Maximum Availability in excess of $1,000,000 as of the end of the Fiscal Quarter under review	$

b.	Nonusage Percentage:	x	0.500%

c.	Gross Nonusage Fee	$
(a times b)

d.	Number of days in Fiscal Quarter under review

e.	Nonusage Fee for Fiscal Quarter under review	$
(c ¸ 360 x d)

V.

PERFORMANCE OF OBLIGATIONS

A review of the activities of the Borrower Consolidation during the fiscal period covered by the attached financial statements has been made under my supervision with a view to determining whether during such fiscal period any Default or Event of Default has occurred and is continuing. Except as described in an attached document or in an earlier Certificate, to the best of my knowledge, as of the date of this Certificate, there is no Default or Event of Default that has occurred and remains continuing.

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VI.

NO MATERIAL ADVERSE CHANGE

To the best of my knowledge, except as described in an attached document or in an earlier Certificate, no Material Adverse Change has occurred since the date of the most recent Certificate delivered to the Lender.

DATED this ____ day of _____________, 20___.

NEVADA GOLD & CASINOS, INC.,
NG WASHINGTON, LLC,
NG WASHINGTON II HOLDINGS, LLC,
NG WASHINGTON II, LLC, NG WASHINGTON III, LLC, NG SOUTH DAKOTA, LLC, A.G. TRUCANO, SON & GRANDSONS, INC., CGC HOLDINGS, L.L.C.,
CGE ASSETS, INC. (formerly COLORADO GRAND ENTERPRISES, INC.), GOLD MOUNTAIN DEVELOPMENT, A LIMITED LIABILITY COMPANY, also known as GOLD MOUNTAIN DEVELOPMENT, LLC, NEVADA GOLD BVR, L.L.C., and
NEVADA GOLD & CASINOS LV, LLC

By

Name

Title: Senior Officer

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EXHIBIT F

Loan No. 1301687001

FORM OF

GENERAL CONTINUING SUBSIDIARY GUARANTY

THIS GENERAL CONTINUING SUBSIDIARY GUARANTY (“Subsidiary Guaranty”), dated as of ___________, 20___, is executed and delivered by ________________________________, together with each other Person who may from time to time become a party hereto by execution of a Certificate of Joinder as described hereinbelow (each individually a “Guarantor” and collectively the “Guarantors”), in favor of Beneficiary, as hereinafter defined, and in light of the following:

WHEREAS, for the purpose of this Subsidiary Guaranty, all capitalized terms not otherwise specifically defined herein shall have the same meaning given them in Section 1.01 of the Credit Agreement as though fully restated verbatim;

WHEREAS, Borrowers and Lender entered into the Credit Agreement hereinafter defined;

WHEREAS, Guarantors will directly or indirectly benefit from the Credit Facility and financial accommodations established in favor of Borrowers by reason of the contributions, capitalization and other financial and economic support to be provided to the Guarantors by Borrowers; and

WHEREAS, in order to induce Lender to make Borrowings, loans, advances and extend financial accommodations to and for the benefit of Borrowers pursuant to the Credit Agreement, including, without limitation, all future advances made thereunder, whether obligatory or at the option of Lender, and in consideration thereof, and in consideration of any Borrowings, loans, advances, or other financial accommodations heretofore or hereafter extended by Lender to Borrowers, whether pursuant to the Credit Agreement or otherwise, Guarantors have agreed to guaranty the Guaranteed Obligations.

NOW, THEREFORE, in consideration of the foregoing, Guarantors hereby jointly and severally agree, in favor of Beneficiary, as follows:

1.          Definitions and Construction.

(a)          Definitions. The following terms, as used in this Subsidiary Guaranty, shall have the following meanings:

“Beneficiary” shall mean the Lender, together with its successors and assigns.

“Borrowers” shall mean collective reference to Nevada Gold & Casinos, Inc., a Nevada corporation, Nevada Gold & Casinos LV, LLC, a Nevada limited liability company, NG Washington, LLC, a Washington limited liability company, NG Washington II Holdings, LLC, a Delaware limited liability company, NG Washington II, LLC, a Washington limited liability company, NG Washington III, LLC, a Washington limited liability company, NG South Dakota, LLC, a South Dakota limited liability company, A.G. Trucano, Son & Grandsons, Inc., a South Dakota corporation, CGC Holdings, L.L.C., a Nevada limited liability company, CGE Assets, Inc. (formerly Colorado Grand Enterprises, Inc.), a Colorado corporation, Gold Mountain Development, a Limited Liability Company, a Colorado limited liability company, also known as Gold Mountain Development, LLC and Nevada Gold BVR, L.L.C., a Nevada limited liability company.

“Credit Agreement” shall mean that certain Amended and Restated Credit Agreement, dated effective as of November 30, 2015, executed by and among Borrowers, on the one hand, and Beneficiary, on the other hand, together with all Schedules, Exhibits and attachments thereto and all amendments, modifications, restatements and revisions thereof.

“Credit Facility Indebtedness” shall mean any and all obligations, indebtedness, or liabilities of any kind or character owed to Beneficiary and arising directly or indirectly out of or in connection with the Credit Agreement, the Revolving Credit Note, the Environmental Certificate, or any of the other Loan Documents, including all such obligations, indebtedness, or liabilities, whether for principal, interest (including post petition interest and including any and all interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts), premium, reimbursement obligations, fees, costs, expenses (including attorneys' fees), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether absolute or contingent, liquidated or unliquidated, or determined or indeterminate, whether Borrowers are liable individually or jointly with others.

“Guaranteed Obligations” shall mean: (a) the due and punctual payment of the principal of, and interest (including post petition interest and including any and all interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts) on, and premium, if any, on the Revolving Credit Note; and (b) the due and punctual payment of all present or future Credit Facility Indebtedness owing by Borrowers.

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“Guarantor(s)” shall have the meaning set forth in the preamble to this Subsidiary Guaranty.

“Lender” shall mean Mutual of Omaha Bank, its successors and assigns.

“Subsidiary Guaranty” shall have the meaning set forth in the preamble to this document.

(b)          Construction. Unless the context of this Subsidiary Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms refer to this Subsidiary Guaranty as a whole and not to any particular provision of this Subsidiary Guaranty. Any reference in this Subsidiary Guaranty to any of the following documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable: the Loan Documents; the Credit Agreement; this Subsidiary Guaranty; the Environmental Certificate; and the Revolving Credit Note.

2.          Guaranteed Obligations. Guarantors hereby jointly and severally, irrevocably and unconditionally guaranty to Beneficiary, as and for their own debt, until final and indefeasible payment thereof has been made, (a) the due and punctual payment of the Guaranteed Obligations, in each case when the same shall become due and payable, whether at maturity, pursuant to a mandatory repayment requirement, by acceleration, or otherwise; it being the intent of Guarantors that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; (b) the punctual and faithful performance, keeping, observance, and fulfillment by Borrowers of all of the agreements, conditions, covenants, and obligations of Borrowers contained in the Credit Agreement, the Revolving Credit Note, the Environmental Certificate and under each of the other Loan Documents; and (c) in addition to the amounts stated above, any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by the Beneficiary in enforcing any rights under this Subsidiary Guaranty.

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3.          Continuing Guaranty. This Subsidiary Guaranty includes Guaranteed Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guaranteed Obligations after prior Guaranteed Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, Guarantors hereby waive any right to revoke this Subsidiary Guaranty as to future Credit Facility Indebtedness. If such a revocation is effective notwithstanding the foregoing waiver, Guarantors acknowledge and agree that (a) no such revocation shall be effective until written notice thereof has been received and acknowledged by Beneficiary, (b) no such revocation shall apply to any Guaranteed Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof to the extent permitted by law), (c) no such revocation shall apply to any Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Beneficiary in existence prior to the date of such revocation, (d) no payment by Guarantors, Borrowers, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of Guarantors hereunder, and (e) any payment by Borrowers or from any source other than Guarantors subsequent to the date of such revocation shall first be applied to that portion of the Guaranteed Obligations as to which the revocation is effective and which is not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the obligations of Guarantors hereunder with respect to the portion of the Guaranteed Obligations as to which the revocation is not effective.

4.          Performance under this Subsidiary Guaranty. In the event that Borrowers fail to make any payment of any Guaranteed Obligations on or before the due date thereof, or if Borrowers shall fail to perform, keep, observe, or fulfill any other obligations referred to in clause (b) of Section 2 hereof in the manner provided in the Credit Agreement, the Revolving Credit Note or the other Loan Documents, as applicable, Guarantors immediately following demand therefor shall cause such payment to be made or each of such obligations to be performed, kept, observed, or fulfilled.

5.          Primary Obligations. This Subsidiary Guaranty is a primary and original obligation of Guarantors, is not merely the creation of a surety relationship, and is an irrevocable, absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the issuance of the Revolving Credit Note. Guarantors agree that they are directly, jointly and severally with any other guarantor of the Guaranteed Obligations, liable to Beneficiary, that the obligations of Guarantors hereunder are independent of the obligations of Borrowers or any other guarantor, and that a separate action may be brought against Guarantors, whether such action is brought against Borrowers or any other guarantor or whether Borrowers or any such other guarantor is joined in such action. Guarantors agree that their liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Beneficiary of whatever remedies it may have against Borrowers or any other guarantor, or the enforcement of any lien or realization upon any security Beneficiary may at any time possess. Guarantors agree that any release which may be given by Beneficiary to Borrowers or any other guarantor shall not release Guarantors. Guarantors consent and agree that Beneficiary shall be under no obligation to marshal any property or assets of Borrowers or any other guarantor in favor of Guarantors, or against or in payment of any or all of the Guaranteed Obligations. Without limiting the generality of the foregoing, the liability of each Guarantor under this Subsidiary Guaranty shall be absolute, unconditional and shall not be affected or impaired by:

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(a)          any amendment or modification (whether material or otherwise) of the Guaranteed Obligations or any direction as to application of payment by the Borrowers, or any of them, or by any other Person;

(b)          any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other Person, as to the indebtedness of the Borrowers, or any of them;

(c)          any payment on or in reduction of any such other guaranty or undertaking;

(d)          any dissolution, termination or increase, decrease or change in personnel by the Borrowers, or any of them;

(e)          the failure to give notice to any Guarantor of the occurrence of a Default or an Event of Default under the provisions of the Credit Agreement or the failure, omission or delay by Beneficiary to enforce or exercise any right or remedy under the Guaranteed Obligations;

(f)          any taking, exchange, release or non-perfection of any security (including the Collateral), or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(g)          any manner of application of any security (including the Collateral), or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any security or any other assets of the Borrowers, or any of them;

(h)          the assignment of any right, title or interest of Lender in the Credit Agreement or any other Loan Document to any other Person;

(i)          any change in the corporate structure, or termination, dissolution, consolidation or merger of the Borrowers, or any of them, or any Guarantor with or into any other entity, the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets of the Borrowers, or any of them, or any Guarantor, the marshalling of the asset and liabilities of the Borrowers, or any of them, or any Guarantor, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors, or readjustment of, or other similar proceedings affecting the Borrowers, or any of them, or any Guarantor, or any of the assets of any of them;

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(j)          any payment made to Lender on the Guaranteed Obligations which the Lender repays the Borrowers, or any of them, pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding; or

(k)          any other event or circumstance (including, without limitation, any statute of limitations), whether foreseen or unforeseen and whether similar or dissimilar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Borrowers, or any of them, or a Guarantor, other than payment in full of the Guaranteed Obligations;

it being the intent of each Guarantor that its obligations hereunder shall not be discharged except by payment in full of the Guaranteed Obligations.

6.          Waivers.

(a)          Guarantors hereby waive; provided, however, that Guarantors shall be entitled to raise those defenses set forth in Section 6(g) of this Subsidiary Guaranty: (i) notice of acceptance hereof; (ii) notice of any Borrowings, advances, loans or other financial accommodations made or extended under the Credit Agreement, or the creation or existence of any Guaranteed Obligations; (iii) notice of the amount of the Guaranteed Obligations, subject, however, to Guarantors' right to make inquiry of Beneficiary to ascertain the amount of the Guaranteed Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Borrowers or of any other fact that might increase Guarantors' risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to the Revolving Credit Note or any other instrument; (vi) notice of any Default or Event of Default under the Credit Agreement; and (vii) all other notices (except if such notice is specifically required to be given to Guarantors under this Subsidiary Guaranty or any other Loan Document to which Guarantors are party) and demands to which Guarantors might otherwise be entitled.

(b)          To the fullest extent permitted by applicable law, Guarantors waive the right by statute or otherwise to require Beneficiary to institute suit against Borrowers or to exhaust any rights and remedies which Beneficiary has or may have against Borrowers. In this regard, Guarantors agree that they are bound to the payment of each and all Guaranteed Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owing to Beneficiary by Guarantors. Guarantors further waive any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of Borrowers or by reason of the cessation from any cause whatsoever of the liability of Borrowers in respect thereof, except as provided in Section 6(g) hereof.

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(c)          To the maximum extent permitted by law, each Guarantor hereby waives: (i) any rights to assert against Beneficiary any defense (legal or equitable), set-off, counterclaim, or claim which Guarantors may now or at any time hereafter have against Borrowers or any other party liable to Beneficiary; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by Beneficiary; (iv) any defense or benefit that may be derived from or afforded by law which limits the liability of or exonerates guaranties or sureties, including, without limitation, the benefits of Nevada Revised Statutes §§ 40.430-40.459, 40.475 and 40.485 as permitted by Nevada Revised Statutes § 40.495; and (v) any defense arising directly or indirectly by reason of any invalidity, irregularity or unenforceability of all or any part of the Credit Agreement, the Revolving Credit Note or any other Loan Document or the Guaranteed Obligations or of any security therefor.

(d)          Guarantors agree that if all or a portion of the Credit Facility Indebtedness or this Subsidiary Guaranty is at any time secured by a deed of trust or mortgage covering interests in real property, Beneficiary, in its sole discretion, without notice or demand and without affecting the liability of Guarantors under this Subsidiary Guaranty, may foreclose pursuant to the terms of the Credit Agreement or otherwise the deed of trust or mortgage and the interests in real property secured thereby by judicial, or where applicable, non-judicial sale. Guarantors understand that the exercise by Beneficiary of certain rights and remedies contained in the Credit Agreement and any such deed of trust or mortgage may affect or eliminate Guarantors' right of subrogation against Borrowers and that Guarantors may therefore incur a partially or totally non-reimbursable liability hereunder. Nevertheless, Guarantors hereby authorize and empower Beneficiary to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantors that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Notwithstanding any foreclosure of the lien of any deed of trust or security agreement with respect to any or all of any real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, Guarantors shall remain bound under this Subsidiary Guaranty including their obligation to pay any deficiency following a non-judicial or judicial foreclosure.

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(e)          Until the Guaranteed Obligations shall have been indefeasibly paid in full and completely performed and the Credit Facility shall have terminated, Guarantors shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that Guarantors now have or may hereafter have against the Borrowers or any of their respective assets in connection with this Subsidiary Guaranty or the performance by Guarantors of their respective obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that Guarantors now have or may hereafter have against the Borrowers, (ii) any right to enforce, or to participate in, any claim, right or remedy that Lender now has or may hereafter have against the Borrowers, and (iii) any benefit of, and any right to participate in, any Collateral or security now or hereafter held by Lender, and (b) any right of contribution Guarantors may have against any other guarantor of the Credit Facility. Guarantors further agree that, to the extent the agreement to withhold the exercise of their respective rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantors may have against the Borrowers or against any Collateral or security, and any rights of contribution Guarantors may have against any such other guarantor, shall be junior and subordinate to any rights Lender may have against the Borrowers, to all right, title and interest Lender may have in any such Collateral or security, and to any right Lender may have against such other guarantor. Lender may use, sell or dispose of any item of Collateral or security as it sees fit without regard to any subrogation rights Guarantors may have, and upon any such disposition or sale any rights of subrogation Guarantors may have shall terminate. If any amount shall be paid to Guarantors on account of any such subrogation, reimbursement or indemnification rights at any time when all the Guaranteed Obligations shall not have been indefeasibly paid in full or completely performed, such amount shall be held in trust for Lender and shall forthwith be paid over to Lender to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

(f)          To the fullest extent permitted by applicable law, each Guarantor hereby waives (i) any defense, right of set-off, claim or counterclaim whatsoever and any and all other rights, benefits, protections and other defenses available to such Guarantor now or at any time hereafter, and all successor sections, and (ii) all rights and defenses arising out of an election of remedies by any Person, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation has destroyed such Guarantor's rights of subrogation and reimbursement against any of the Borrowers or otherwise.

(g)          Notwithstanding anything to the contrary contained in this Subsidiary Guaranty, Guarantors shall be entitled to raise as defenses that the Guaranteed Obligations have been fully and indefeasibly paid and that the Guaranteed Obligations are not then due and payable pursuant to the express terms of the agreements evidencing the Guaranteed Obligations, and the defense of statute of limitations, but not any defenses available as a result of any failure of consideration, lack of authority by Borrowers or fraud by Borrowers.

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7.          Releases. Guarantors consent and agree that, without notice to or by Guarantors and without affecting or impairing the obligations of Guarantors hereunder, Beneficiary may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Credit Agreement, the Revolving Credit Note or any of the other Loan Documents or may grant other indulgences to Borrowers in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Credit Agreement, the Revolving Credit Note or any of the other Loan Documents, or may, by action or inaction, release or substitute any other guarantor, if any, of the Guaranteed Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guaranteed Obligations (including the Collateral) or any other guaranty of the Guaranteed Obligations, or any portion thereof.

8.          No Election. Beneficiary shall have the right to seek recourse against Guarantors to the fullest extent provided for herein and no election by Beneficiary to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Beneficiary's right to proceed in any other form of action or proceeding or against other parties unless Beneficiary has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Beneficiary under any document or instrument evidencing the Guaranteed Obligations shall serve to diminish the liability of Guarantors under this Subsidiary Guaranty except to the extent that Beneficiary finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

9.          Indefeasible Payment. The Guaranteed Obligations shall not be considered indefeasibly paid for purposes of this Subsidiary Guaranty unless and until all payments to Beneficiary are no longer subject to any right on the part of any person whomsoever, including Borrowers, any of the Borrowers as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of any Borrower's assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. In the event that, for any reason, all or any portion of the payments by the Guarantors to Beneficiary are set aside, whether voluntarily or involuntarily, after the making thereof, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and Guarantors shall be liable for the full amount Beneficiary is required to repay plus any and all costs and expenses (including attorneys' fees) paid by Beneficiary in connection therewith.

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10.         Financial Condition of Borrowers. Guarantors represent and warrant to Beneficiary that they are currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Guarantors further represent and warrant to Beneficiary that they have each read and understand the terms and conditions of the Credit Agreement, the Revolving Credit Note and the other Loan Documents. Guarantors hereby covenant that they will continue to keep themselves informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

11.         Subordination. Upon the occurrence of an Event of Default, any indebtedness of Borrowers to Guarantors shall be postponed in favor of and subordinated in full to the Guaranteed Obligations and any amounts collected or received by Guarantors shall be held in trust for the Lender and paid over to Lender on account of the Credit Facility Indebtedness.

12.         Deferral of Rights of Subrogation. Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Guarantor is a party, Guarantors hereby expressly agree with respect to Borrowers and their successors and assigns (including any surety) and any other Person which is directly or indirectly a creditor of Borrowers or any surety for Borrower, not to exercise, until the Guaranteed Obligations have been indefeasibly paid in full, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution (except as specifically provided in Section 13 below), to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which Guarantors may have or hereafter acquire against Borrowers or any other such Person in connection with or as a result of Guarantors' execution, delivery and/or performance of this Subsidiary Guaranty or any other Loan Document to which any Guarantor is a party.

13.         Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of all payments made hereunder, such Guarantor shall be entitled to seek and  receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of all such payments. The provisions of this Section 13 shall in no respect limit the obligations and liabilities of any Guarantor to Beneficiary, and, subject to the provisions of Section 14 below, each Guarantor shall remain liable to Beneficiary for the full amount guaranteed by such Guarantor hereunder. The “proportionate share” of any Guarantor shall be a fraction (which shall in no event exceed 1.00) the numerator of which is the excess, if any, of the fair value of the assets of such Guarantor over a fair estimate of the liabilities of such Guarantor and the denominator of which is the excess (but not less than One Dollar ($1.00)) of the fair value of the aggregate assets (without duplication) of all Guarantors over a fair estimate of the aggregate liabilities (without duplication) of all Guarantors. All relevant calculations shall be made as of the date such Guarantor became a Guarantor.

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14.         Liability. Notwithstanding anything to the contrary elsewhere contained herein or in any Loan Document to which each Guarantor is a party, the aggregate liability of all Guarantors hereunder for payment and performance of the Guaranteed Obligations shall not exceed an amount which, in the aggregate, is One Dollar ($1.00) less than that amount which if so paid or performed would constitute or result in a “fraudulent transfer”, “fraudulent conveyance”, or terms of similar import, under applicable state or federal law, including without limitation, Section 548 of the United States Bankruptcy Code. The liability of each Guarantor hereunder is independent of any other guaranties at any time in effect with respect to all or any part of the Guaranteed Obligations, and each Guarantor's liability hereunder may be enforced regardless of the existence of any such guaranties. Any termination by or release of any Guarantor in whole or in part (whether it be another Guarantor under this instrument or not) shall not affect the continuing liability of any other Guarantor hereunder, and no notice of any such termination or release shall be required. The execution hereof by each Guarantor is not founded upon an expectation or understanding that there will be any other Guarantor of the Guaranteed Obligations.

15.         Bankruptcy. Guarantors hereby jointly and severally, unconditionally and irrevocably guaranty to Beneficiary the payment of any and all Guaranteed Obligations of the Borrowers, or any of them, whether or not due or payable by the Borrowers, or any of them, upon the occurrence of any of the events specified in Subsections (g), (h) or (i) of Section 7.01 of the Credit Agreement, and unconditionally and irrevocably promise to pay such Guaranteed Obligations to the Beneficiary, on demand, in lawful money of the United States.

16.         Representations, Warranties and Covenants. In order to induce the Lender to make the Borrowings, loans, advances and extend financial accommodations to and for the benefit of Borrowers pursuant to the Credit Agreement, each Guarantor hereby represents, warrants and covenants that, as of the date hereof or as of the date of each Certificate of Joinder, as applicable:

(a)          It (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which its is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where the failure to be so qualified would have a material adverse effect on the operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Guarantors and the Borrowers taken as a whole.

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(b)          It has the corporate power to execute, deliver and perform the terms and provisions of this Subsidiary Guaranty and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Subsidiary Guaranty. It has duly executed and delivered this Subsidiary Guaranty, and this Subsidiary Guaranty constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(c)          Neither the execution, delivery or performance by it of this Subsidiary Guaranty, nor compliance by it with the terms and provisions hereof, (i) will contravene any provision of any existing law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality applicable to the Guarantors, (ii) will conflict with or result in any breach of any of the material terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of its property or assets pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which it is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of its charter or by-laws.

(d)          No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Subsidiary Guaranty or (ii) the legality, validity, binding effect or enforceability of this Subsidiary Guaranty, the failure of which could reasonably be expected to have a material adverse effect on the operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Guarantors taken as a whole.

(e)          It has derived or expects to derive a financial advantage from each Borrowing, loan or other extension of credit and each renewal, extension, or other relinquishment of legal rights, made or granted or to be made or granted by the Lender in connection with the Guaranteed Obligations. After giving effect to this Subsidiary Guaranty and the transactions contemplated hereby, it is not Insolvent or left with assets or capital that is unreasonably small in relation to its business or the Guaranteed Obligations. “Insolvent” means, with respect to any Guarantor, that (i) determined on the basis of a “fair valuation” or their “fair saleable value,” the sum of such Guarantor's assets is less than its debts, or (ii) such Guarantor is generally not paying its debts as they become due.

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(f)          Each waiver set forth in this Subsidiary Guaranty is made with such Guarantor's full knowledge of its significance and consequences and after opportunity to consult with counsel of its own choosing and that, under the circumstances, each such waiver is reasonable and should not be found contrary to public policy or law.

(g)          There are no actions, suits or proceedings pending or, to the best knowledge of such Guarantor, threatened (i) with respect to this Subsidiary Guaranty or (ii) that are likely to have a material adverse effect on the business, property, assets, liabilities, condition (financial or otherwise) or prospects of the Guarantors taken as a whole.

(h)          All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of such Guarantor in writing to the Beneficiary (including without limitation all information contained herein) for purposes of or in connection with this Subsidiary Guaranty or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such Guarantor in writing to the Beneficiary will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

(i)          It is not required to be registered as an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(j)          It is not a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

17.         Payments; Application. All payments to be made hereunder by Guarantors shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by Guarantors hereunder shall be applied as follows: first, to all reasonable costs and expenses (including attorneys' fees) incurred by Beneficiary in enforcing this Subsidiary Guaranty or in collecting the Guaranteed Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Beneficiary constituting Guaranteed Obligations; and third, to the balance of the Guaranteed Obligations.

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18.         Costs to Prevailing Party. If any action or proceeding is brought by any party against any other party under this Subsidiary Guaranty, the prevailing party shall be entitled to recover such costs and attorney's fees as the court in such action or proceeding may adjudge reasonable.

19.         Notices. All notices and other communications provided to any party hereto under this Subsidiary Guaranty shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below or below its signature hereto or to the Certificate of Joinder or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

If to Beneficiary:	Mutual of Omaha Bank
8945 W. Russell Rd., Ste. 300
Las Vegas, NV 89148

Attn: Ashan S. Perera, V.P.

With a copy to:	Timothy J. Henderson, Esq.
Henderson & Morgan, LLC
4600 Kietzke Lane, Suite K228
Reno, Nevada 89502

If to Guarantor:	At the address or facsimile number set forth on the signature page hereto

With a copy to:

20.         Cumulative Remedies. No remedy under this Subsidiary Guaranty, under the Credit Agreement, the Revolving Credit Note or any Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Subsidiary Guaranty, under the Credit Agreement, the Revolving Credit Note or any other Loan Document, and those provided by law. No delay or omission by Beneficiary to exercise any right under this Subsidiary Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Beneficiary to exercise, and no delay in exercising, any right under this Subsidiary Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Subsidiary Guaranty preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Beneficiary to any other or further action in any circumstances without notice or demand.

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21.         Severability of Provisions. Any provision of this Subsidiary Guaranty which is prohibited or unenforceable under applicable law, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

22.         Joinder of Additional Guarantors. Each other Restricted Subsidiary shall become a Guarantor under and become bound by the terms and conditions of this Subsidiary Guaranty by executing and delivering to Beneficiary a Certificate of Joinder substantially in the form attached hereto as Exhibit A, accompanied by such documentation as Beneficiary may require to establish the due organization, valid existence and good standing of such Restricted Subsidiary, its qualification to engage in business in each material jurisdiction in which it is required to be so qualified, its authority to execute, deliver and perform this Subsidiary Guaranty, and the identity, authority and capacity of each officer or representative thereof authorized to act on its behalf.

23.         Entire Agreement; Amendments. This Subsidiary Guaranty, together with any Certificate of Joinder, Exhibit A hereto, the Credit Agreement, the Revolving Credit Note and the Loan Documents constitute the entire agreement between Guarantors and Beneficiary pertaining to the subject matter contained herein. This Subsidiary Guaranty may not be altered, amended, or modified, nor may any provisions hereof be waived or noncompliance therewith consented to, except by means of a writing executed by Guarantors and Beneficiary. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Subsidiary Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

24.         Termination. Notwithstanding anything to the contrary, contained in this Subsidiary Guaranty, this Subsidiary Guaranty shall terminate as to any Guarantor that ceases to be a Restricted Subsidiary in accordance with the Credit Agreement.

25.         Successors and Assigns. This Subsidiary Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Beneficiary and its successors and assigns; provided, however, that no Guarantor shall assign any of its rights or obligations hereunder without the prior consent of the Beneficiary. In the event of any assignment or other transfer of rights by Beneficiary to a successor Lender, the rights and benefits herein conferred upon Beneficiary shall automatically extend to and be vested in such assignee or other transferee.

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26.         Choice of Law and Venue; Service of Process. THE VALIDITY OF THIS SUBSIDIARY GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF GUARANTORS AND BENEFICIARY SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTORS WITH RESPECT TO THIS SUBSIDIARY GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS SUBSIDIARY GUARANTY, GUARANTORS ACCEPT, FOR THEMSELVES AND IN CONNECTION WITH THEIR RESPECTIVE ASSETS, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS SUBSIDIARY GUARANTY FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE.

27.         Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTORS AND BENEFICIARY EACH MUTUALLY HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS SUBSIDIARY GUARANTY, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF GUARANTORS AND BENEFICIARY WITH RESPECT TO THIS SUBSIDIARY GUARANTY, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTORS AND BENEFICIARY EACH MUTUALLY HEREBY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDINGS SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE DEFENDING PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPLAINING PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Subsidiary Guaranty as of the day and year first written above.

	,		,
a_________corporation		a_________corporation

By	By

Title	Title

Address:	Address:

Telephone: (____) ___________	Telephone: (____) __________
Facsimile: (____) ___________	Facsimile: (____) _________

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EXHIBIT A

TO

GENERAL CONTINUING SUBSIDIARY GUARANTY

CERTIFICATE OF JOINDER

THIS CERTIFICATE OF JOINDER is executed as of __________________, _____, by ___________________, a ______________________ (“Joining Party”), and delivered to Mutual of Omaha Bank, as beneficiary (“Beneficiary”) under the General Continuing Subsidiary Guaranty (the “Subsidiary Guaranty”) dated as of _________________, ______, made by _________________________ and ___________________________________ (each a “Guarantor”, collectively “Guarantors”) in favor of the Beneficiary. Terms used but not defined in this Certificate of Joinder shall have the meanings defined for those terms or incorporated by reference in the Subsidiary Guaranty.

RECITALS:

A.           The Subsidiary Guaranty was executed by the Guarantors in favor of the Beneficiary as the Lender under that certain Amended and Restated Credit Agreement (as may be amended, restated or modified from time to time, the “Credit Agreement”) dated effective as of November 30, 2015, by and among Nevada Gold & Casinos, Inc., a Nevada corporation, Nevada Gold & Casinos LV, LLC, a Nevada limited liability company, NG Washington, LLC, a Washington limited liability company, NG Washington II Holdings, LLC, a Delaware limited liability company, NG Washington II, LLC, a Washington limited liability company, NG Washington III, LLC, a Washington limited liability company, NG South Dakota, LLC, a South Dakota limited liability company, A.G. Trucano, Son & Grandsons, Inc., a South Dakota corporation, CGC Holdings, L.L.C., a Nevada limited liability company, CGE Assets, Inc. (formerly Colorado Grand Enterprises, Inc.), a Colorado corporation, Gold Mountain Development, a Limited Liability Company, a Colorado limited liability company, also known as Gold Mountain Development, LLC and Nevada Gold BVR, L.L.C., a Nevada limited liability company (collectively, the “Borrowers”) and Beneficiary.

B.           Joining Party has become a Restricted Subsidiary of NGC and as such is required pursuant to Section 5.27 of the Credit Agreement to become a Guarantor.

C.           Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrowers of the Credit Facility under the Credit Agreement.

AGREEMENT

1.          By this Certificate of Joinder, Joining Party shall and does hereby become and constitutes a “Guarantor” under and pursuant to Paragraph 22 of the Subsidiary Guaranty. Joining Party agrees that, upon its execution hereof, it is a Guarantor under the Subsidiary Guaranty with respect to all Guaranteed Obligations of Borrowers heretofore or hereafter incurred under the Loan Documents, and will be jointly and severally bound by all terms, conditions, and duties applicable to a Guarantor under the Subsidiary Guaranty to the same extent as if Joining Party had originally executed the Subsidiary Guaranty on the Closing Date.

2.          The effective date of this Certificate of Joinder is _______________, ______.

“JOINING PARTY”:

,
a_______________________

By

Name

Title

Address:

Telephone: (____)
Facsimile: (____)

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ACKNOWLEDGED:

MUTUAL OF OMAHA BANK,
Beneficiary

By
Ashan S. Perera,
Vice President

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EXHIBIT G

Loan No. 1301687001

PAYMENT SUBORDINATION AGREEMENT

(Seller - Form)

THIS PAYMENT SUBORDINATION AGREEMENT (the “Agreement”) is made and entered into as of the ______ day of __________________, 20___, by _____________________________________________ (hereinafter referred to as “Subordinator”) and delivered to MUTUAL OF OMAHA BANK (“Lender”).

RECITALS:

WHEREAS:

A.           As of the date of this Agreement, there is outstanding and owing by _________________________, a ___________________ (the “Company”) to Subordinator indebtedness in the aggregate amount of _________________________________ Dollars ($__________________) (together with the interest thereon, the “Subordinated Debt”) evidenced by that certain Promissory Note dated ________________, 20___ (the “Subordinated Note”), a copy of which is marked “Exhibit A”, affixed hereto and by this reference incorporated herein and made a part hereof.

Now, therefore, in and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Subordinator, the Subordinator hereby agrees as follows:

1.          The Company, together with certain of its Affiliates, as Borrowers, have entered into an Amended and Restated Credit Agreement dated effective as of November 30, 2015, as it may be amended, modified or supplemented from time to time, the “Credit Agreement”) with the Lender, under the terms of which Lender agreed to establish and fund a reducing revolving line of credit in the amount of Twenty-Three Million Dollars ($23,000,000.00) (“Credit Facility”), all subject to the terms and conditions set forth in the Credit Agreement. The reducing revolving line of credit is further evidenced by an Amended and Restated Revolving Credit Note (“Revolving Credit Note”) in the principal sum of Twenty-Three Million Dollars ($23,000,000.00).

2.          The Subordinated Note may not be transferred or assigned by Subordinator without the prior written consent of Lender and, unless so transferred or assigned, shall be owned by Subordinator at all times free and clear of any lien, pledge, charge, security interest or other encumbrance.

3.          So long as any monetary obligation or other obligation or commitment to advance funds under the Credit Agreement, the Revolving Credit Note or any other Loan Document, as defined in the Credit Agreement (as such obligations may be amended, modified, restated, renewed, increased or extended, including, without limitation, post petition interest whether or not allowed in any insolvency proceedings, and fees, attorneys costs and indemnities under the Loan Documents, collectively referred to herein as the “Bank Debt”) shall remain unpaid or unfunded, in whole or in part, the Subordinator may not:

(a)          Demand or receive any payment of principal or interest, directly or indirectly, on the Subordinated Debt, if:

(i)          a Default or Event of Default, as defined in the Credit Agreement, shall have occurred and is continuing under any Bank Debt; or

(ii)         the making of such payment is prohibited under the terms of the Credit agreement or would create a Default or Event of Default, as defined in the Credit Agreement; or

(b)          Receive any interest on the Subordinated Note in advance or prior to the date such interest is due; or

(c)          Increase the rate of interest on the Subordinated Note without the prior written consent of Lender; or

(d)          Exercise any remedies or enforcement rights under the Subordinated Note for the collection of any sums of principal or interest owing thereunder prior to the occurrence of Credit Facility Termination.

4.          In the event that any such payments of principal and/or interest are made in violation of the foregoing provisions, such payments shall not be accepted by Subordinator and, if so accepted, shall be held in trust for the benefit of, and shall be paid forthwith over and delivered to Lender. The subordination provisions set forth hereinabove are made for the benefit of Lender and it is understood by Company and by Subordinator that Lender will take certain actions in reliance upon such subordination provisions. It is further understood that Lender's reliance upon the referenced subordination provisions shall not constitute a waiver by Lender of its right to insist upon strict compliance with all provisions of the Credit Agreement and with all provisions of the Loan Documents as particularly defined by the Credit Agreement.

5.          (a)          In the event of:

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(i)          any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to any member of the Borrower Consolidation, its creditors or property;

(ii)         any proceeding for the liquidation, dissolution or other winding-up of any member of the Borrower Consolidation, voluntary or involuntary, whether or not involving insolvency, reorganization or bankruptcy proceedings;

(iii)        any assignment by any member of the Borrower Consolidation for the benefit of creditors; or

(iv)        any other marshalling of the assets of any member of the Borrower Consolidation;

all Bank Debt (including any interest thereon accruing after the commencement of any such proceedings and any other sums or premium due) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of any Subordinated Debt and any payment or distribution, whether in cash, securities or other property which would otherwise, but for these subordination provisions, be payable or deliverable in respect of Subordinated Debt shall be paid or delivered directly to the holders of Bank Debt until all Bank Debt (including any interest thereon accruing after the commencement of any such proceedings) shall have been indefeasibly paid in full.

The Subordinator shall file in any bankruptcy or other proceeding in which the filing of claims is required by law, all claims which the Subordinator may have against the Borrowers relating to any Subordinated Debt and will assign to the holder of the Bank Debt all rights of the Subordinator thereunder. If Subordinator does not file any such claim, the holder of the Bank Debt as attorney-in-fact for Subordinator is hereby authorized to do so in the name of Subordinator or, in such holder's discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of such holder's nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. The holder of the Bank Debt or its nominee shall have the sole right to accept or reject any plan proposed in any such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the holder of the Bank Debt the amount payable on such claim and, to the full extent necessary for that purpose, the Subordinator hereby assigns to the holder of the Bank Debt all of the Subordinator's rights to any such payments or distributions to which the Subordinator would otherwise be entitled.

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(b)          If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by the Subordinator in contravention of any of the terms hereof and before all Bank Debt shall have been indefeasibly paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holder of Bank Debt at the time outstanding for application to the payment of all Bank Debt remaining unpaid, to the extent necessary to pay all such Bank Debt in full. In the event of the failure of the Subordinator to endorse or assign any such payment, distribution or security, each holder of Bank Debt is hereby irrevocably authorized to endorse or assign the same.

(c)          The Bank Debt shall not be deemed to have been paid in full unless the holder thereof shall have indefeasibly received cash in lawful currency of the United States of America equal to the amount of Bank Debt then outstanding.

(d)          The Subordinator will take such action (including, without limitation, the execution and filing of a financing statement with respect to this Agreement and including the execution, verification, delivery and filing of proofs of claim, consents, assignments or other instructions which the holder of Bank Debt may require in order to prove and realize upon any rights or claims pertaining to Subordinated Debt and to effectuate the full benefit of the subordination contained herein) as may, in the opinion of counsel designated by the Lender, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

(e)          The Subordinator understands and acknowledges by its execution hereof that the actions of the Lender in connection with the Bank Debt are being or have been made in reliance upon the absolute subordination of the Subordinated Debt to Bank Debt as set forth herein.

6.          Subordination Legend; Further Assurances. The Company and the Subordinator will cause each note and instrument (if any) evidencing the Subordinated Debt to be endorsed with the following legend:

“The Indebtedness evidenced by this instrument is subordinated to the prior payment in cash in full of all Bank Debt (as defined in the Payment Subordination Agreement, dated as of _____________, 20__) pursuant to, and to the extent provided in, the Payment Subordination Agreement by the maker hereof and payee named herein in favor of the Lender therein named and its successors and assigns.”

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The Company and Subordinator each hereby agree to mark its respective books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement. The Company and the Subordinator will at their expense and at any time and from time to time promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Lender may reasonably request in order to protect any right or interest granted or purported to be granted hereunder or to enable the Lender to exercise and enforce its rights and remedies hereunder.

7.          Subject to the terms of the Credit Agreement:

(a)          This Agreement shall continue in effect so long as any Bank Debt shall remain unpaid and no action that the holder of the Bank Debt or the Borrowers, with or without the written consent of the holder of the Bank Debt, may take or refrain from taking with respect to any Bank Debt, any instrument representing the same, any Collateral (as defined in the Credit Agreement) therefor, or any agreement or agreements, including guaranties, in connection therewith, shall affect this Agreement or the obligations of the Subordinator hereunder.

(b)          All rights and interests of the Lender hereunder, and all agreements and obligations of the Subordinator and the Company under this Agreement, shall remain in full force and effect irrespective of:

(i)          any lack of validity or enforceability of the Credit Agreement, the Revolving Credit Note or any other Loan Document, or any agreement or instrument relating thereto;

(ii)         any change in the time, manner or place of payment of, or in any other term of, all or any of the Bank Debt, or any other amendment, modification, revision, restatement, extension or waiver of or any consent to departure from the Credit Agreement, the Revolving Credit Note or any other Loan Document;

(iii)        any taking and holding of Collateral or other security or additional guarantees for all or any of the Bank Debt; or any amendment, alteration, exchange, substitution, restatement, transfer, enforcement, waiver, subordination, termination or release of any Collateral or such guarantees, or any non-perfection of any Collateral, or any consent to departure from any such guaranty;

(iv)        any manner of application of Collateral or proceeds thereof, to all or any of the Bank Debt, or the manner of sale of any Collateral or other security;

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(v)         any consent by the Lender or any other Person to the change, restructure or termination of the corporate structure or existence of any Borrower or the Subordinator, or any Subsidiary thereof and any corresponding restructure of the Bank Debt, or any other restructure or refinancing of the Bank Debt or any portion thereof;

(vi)        any modification, compounding, compromise, settlement, release by the Lender or any other Person (or by operation of law or otherwise), collection or other liquidation of the Bank Debt or of the Collateral or other security in whole or in part, and any refusal of payment to Lender in whole or in part, from any obligor or guarantor in connection with any of the Bank Debt, whether or not with notice to, or further assent by, or any reservation of rights against the Subordinator; or

(vii)       any other circumstance (including, but not limited to, any statute of limitations) which might otherwise constitute a defense available to, or a discharge of the Borrowers or the Subordinator.

Without limiting the generality of the foregoing, the Subordinator hereby consents to and agrees that the rights of Lender hereunder, and the enforceability hereof, shall not be affected by any release of any Collateral or security from the liens and security interests created by any of the Loan Documents or any other agreement whether for purposes of sales or other dispositions of assets or for any other purpose. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Bank Debt is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

(c)          The Subordinator waives the right to require the Lender to proceed against the Borrowers or any other person liable on the Bank Debt, to proceed against or exhaust any security held from any Borrower or any other person, or to pursue any other remedy in the Lender's power whatsoever and the Subordinator waives the right to have the property of the Borrowers first applied to the discharge of the Bank Debt. The Lender may, at its election, exercise any right or remedy it may have against the Borrowers or any security held by the Lender, including, without limitation, the right to foreclosure upon any such security by one or more judicial or nonjudicial sales, without affecting or impairing in any way the obligations of the Subordinator hereunder, except to the extent the Bank Debt has been paid, and the Subordinator waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of the Subordinator against the Borrowers or any such security, whether resulting from such election by the Lender or otherwise. The Subordinator waives any defense arising by reason of any disability or other defense of the Borrowers or by reason of the cessation from any cause whatsoever (including, without limitation, any intervention or omission by the Lender) of the liability either in whole or in part, of the Borrowers to the Lender for the Bank Debt.

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(d)          Until the Bank Debt is fully and indefeasibly paid, the Subordinator shall not proceed against the Company for the recovery of all or any portion of the Subordinated Debt, or proceed against or exhaust any security held from the Company or any other person, or pursue any other right or remedy in the Subordinator's power whatsoever for the collection of all or any portion of the Subordinated Debt.

8.          The Subordinator hereby agrees to be responsible for and to pay all costs and expenses, including, without limitation, attorneys' fees and costs and accountants' fees, incurred by the holder of the Bank Debt in connection with the enforcement by the holder of the Bank Debt of its rights or the protection of the holder of the Bank Debt of its interests under this Agreement, whether incurred pre-trial, at trial or on appeal.

9.          Time shall be of the essence of this Agreement.

10.         This Agreement shall be governed by and construed in accordance with the law of the State of Nevada. The parties hereto further agree that, subject to the Arbitration provisions set forth below in paragraph 11, the full and exclusive forum for the determination of any action relating to this Agreement shall be either an appropriate Court of the State of Nevada or the United States District Court or United States Bankruptcy Court for the District of Nevada.

11.         Arbitration.

(a)          Upon the request of any party, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) (“Dispute”) now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with this Agreement, the Credit Agreement, Revolving Credit Note, Loan Documents or any related agreements, documents, or instruments (collectively the “Documents”), may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

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(b)          All Disputes between the parties shall be resolved by binding arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

(c)          No provision of, nor the exercise of any rights under this arbitration clause shall limit the rights of any party, and the parties shall have the right during any Dispute, to seek, use and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting or foreclosing upon any property, real or personal, which is involved in a Dispute, or which is subject to, or described in, the Documents, including, without limitation, rights and remedies relating to: (i) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under the Documents or other security agreement or instrument, or applicable law, (ii) exercising self-help remedies (including setoff rights) or (iii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provision hereof.

12.         Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LENDER, THE COMPANY AND SUBORDINATOR EACH MUTUALLY HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, THE CREDIT AGREEMENT, THE REVOLVING CREDIT NOTE OR ANY OF THE LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF LENDER, THE COMPANY AND SUBORDINATOR WITH RESPECT TO THIS AGREEMENT, THE CREDIT AGREEMENT, THE REVOLVING CREDIT NOTE OR ANY OF THE LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LENDER, THE COMPANY AND SUBORDINATOR EACH MUTUALLY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDINGS SHALL BE DECIDED BY A BENCH TRIAL WITHOUT A JURY AND THAT THE DEFENDING PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPLAINING PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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13.         In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14.         The Company joins in the execution of this Agreement to evidence its agreement to the terms hereof and to be legally bound hereby. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed this Agreement, as of the day and year first above written.

SUBORDINATOR:

COMPANY:

,

a

By

Name

Title

LENDER:

MUTUAL OF OMAHA BANK

By
Ashan S. Perera,
Vice President

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EXHIBIT H

FORM OF LEGAL OPINION

[Letterhead of Nevada Gold & Casinos, Inc.’s Counsel]

Dated effective as of November 30, 2015

Mutual of Omaha Bank

8945 W. Russell Rd.

Suite 300

Las Vegas, NV 89148

Attn: Ashan Perera, V.P.

Re:	Amended and Restated Credit Agreement dated effective as of November 30, 2015 (the “Credit Agreement”), by and between Nevada Gold & Casinos, Inc., a Nevada corporation, Nevada Gold & Casinos LV, LLC, a Nevada limited liability company, NG Washington, LLC, a Washington limited liability company, NG Washington II Holdings, LLC, a Delaware limited liability company, NG Washington II, LLC, a Washington limited liability company, NG Washington III, LLC, a Washington limited liability company, NG South Dakota, LLC, a South Dakota limited liability company, A.G. Trucano, Son & Grandsons, Inc., a South Dakota corporation, CGC Holdings, L.L.C., a Nevada limited liability company, CGE Assets, Inc. (formerly Colorado Grand Enterprises, Inc.), a Colorado corporation, Gold Mountain Development, a Limited Liability Company, a Colorado limited liability company, also known as Gold Mountain Development, LLC and Nevada Gold BVR, L.L.C., a Nevada limited liability company (collectively, the “Borrowers”) and Mutual of Omaha Bank, a Federally Chartered Thrift (together with its successors and assigns the “Lender”)

Ladies and Gentlemen:

All capitalized terms which are used herein, and which are not otherwise defined herein, shall have the meaning which is set forth by Section 1.01 of the Credit Agreement.

The undersigned is General Counsel of each of the Borrowers and has acted in such capacity in connection with the preparation, execution and delivery of the Credit Agreement and each of the Loan Documents. This opinion is delivered to you pursuant to Section 3.16 of the Credit Agreement for the reliance of Lender and its successors and assigns as a supplement to the Legal Opinion dated December 10, 2013, delivered by the undersigned in connection with the Original Closing Date and Existing Credit Agreement.

Mutual of Omaha Bank

Attn: Ashan Perera, V.P.

Dated effective as of November 30, 2015

In rendering the opinions set forth herein I have: (i) examined, and am familiar with, originals of each of the executed Loan Documents; and (ii) made such inquiries of Borrowers, and reviewed such other documents, corporate documentation and records of Borrowers, as I deemed appropriate under the circumstances. In making such examination and review, I have assumed the genuineness of all signatures (other than the signatures of the Borrowers) the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. I have also assumed the valid authorization, execution and delivery of each Loan Document by each party thereto (other than the Borrowers), and I have assumed, where applicable, that each such other party has been duly organized, is validly existing and in good standing under its jurisdiction of organization and possesses the corporate, limited liability company or other organization power to perform its obligations thereunder.

I have not made or undertaken to make any investigation of, and express no opinion as to: (a) the state of title to, or description of, the Collateral Properties, or (b) the priority of the Deeds of Trust or any lien. In giving the opinion set forth below, I have assumed that the First Amendments to the Existing Fee Deeds of Trust will be properly recorded in the Official Records of the applicable County Recorders in the State of Washington and that the Club Fortune Deed of Trust will be properly recorded in the Official Records of Clark County, Nevada. I understand that, as to the interest of NGW, NGWII, NGWIII and NGCLV, as applicable, in, title to and the description of the Collateral Properties, the due recordation of the Deeds of Trust and the priority of the Deeds of Trust, you are relying upon title insurance policies insuring the Deeds of Trust, in the case of the Coyote Bob’s Real Property, the Crazy Moose Pasco Real Property and the Club Fortune Real Property and the representations of the Borrowers and uninsured lien searches with respect to each of the other Collateral Properties. Regarding the Collateral, I have assumed that the description of the Collateral in the Financing Statements is sufficient to enable the Collateral to be identified by a subsequent purchaser or mortgagee, and I express no opinion concerning title to the Collateral or to the priority of the lien or security interest therein.

In basing the opinions set forth in this opinion on “my knowledge”, the words “my knowledge” signify that, in the course of my representation of Borrowers, as General Counsel, no facts have come to my attention that would give me actual knowledge or actual notice that any such opinions or other matters are not accurate and complete or that any of the Loan Documents are not accurate and complete. Except as otherwise stated in this opinion, I have undertaken no investigation or verification of such matters. Further, the words “my knowledge” as used in this opinion are intended to be limited to my actual knowledge.

Mutual of Omaha Bank

Attn: Ashan Perera, V.P.

Dated effective as of November 30, 2015

I am not expressing any opinion as to the effect of the compliance or noncompliance of Lender with any state or federal laws or regulations which are applicable because of the legal or regulatory status, or the nature of the business of Lender.

I am a member of the bars of the States of Arkansas, Texas and Nebraska, but in the exercise of my duties as General Counsel have become familiar with the laws of the States of Nevada, Washington, South Dakota, Delaware and Colorado (the “Opinion States”). I express no opinion as to the laws of any other jurisdiction other than the Opinion States and the federal laws of the United States of America.

Based on the foregoing and subject to the qualifications set forth herein, I am of the opinion that:

1.          NGC is a duly incorporated and validly existing corporation and in good standing under the laws of the State of Nevada. AGTSG is a duly incorporated and validly existing corporation and in good standing under the laws of the State of South Dakota. CGE is a duly incorporated and validly existing corporation and in good standing under the laws of the State of Colorado. Each of NGC, AGTSG and CGE (i) has all requisite corporate power and authority to execute and deliver each Loan Document to which it is a party or by which it is bound in connection with the Credit Facility, to consummate the transactions and perform its respective obligations thereunder, and to own its properties and assets, and (ii) has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Agreement and the other Loan Documents to which it is a party or by which it is bound and to consummate the transactions contemplated thereunder.

2.          Each of NGW, NGWII and NGWIII is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Washington. NGWII Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. NGSD is a limited liability company duly organized, validly existing and in good standing under the laws of the State of South Dakota. Each of NGCLV, CGC and NGBVR is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada. Gold Mountain is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado. Each of NGW, NGWII, NGWIII, NGWII Holdings, NGSD, NGCLV, CGC, NGBVR and Gold Mountain (i) has all requisite power, authority and legal right to execute and deliver each document, agreement or certificate to which it is a party or by which it is bound in connection with the Credit Facility, to consummate the transactions and perform its obligations thereunder, and to own its properties and assets and to carry on and conduct its business as presently conducted or proposed to be conducted, and (ii) has taken all necessary action to authorize the execution, delivery and performance of the Credit Agreement and the other Loan Documents to which it is a party or by which it is bound and to consummate the transactions contemplated thereunder.

Mutual of Omaha Bank

Attn: Ashan Perera, V.P.

Dated effective as of November 30, 2015

3.          Each of the Borrowers has duly authorized the execution, delivery and performance of each of the Loan Documents to which it is a party and the taking of any and all action necessary to carry out and give effect to the transactions contemplated to be performed on its respective part by the Credit Agreement, the Revolving Credit Note, and each of the other Loan Documents and each other document, agreement, certificate or instrument executed by it or any of them in connection with the Credit Facility.

4.          Neither the execution and delivery of the Credit Agreement, the Revolving Credit Note, or any other Loan Document, or any other agreement, certificate or instrument to which any Borrower is a party or by which Borrowers, or any of them, are bound in connection with the Credit Facility, nor the consummation of the transactions contemplated thereunder, or the compliance with or performance of the terms and conditions therein, is prevented by, limited by, conflicts in any material respect with, or will result in a material breach or violation of, or a material default (with due notice or lapse of time or both) under, or the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of their respective property or assets by virtue of, the terms, conditions or provisions of (a) the Articles of Incorporation, Bylaws, Articles of Organization, Operating Agreement or other documents of organization or charter of any Borrower, (b) to my knowledge, any indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument of whatever nature to which they, or any of them, are a party or by which they, or any of them, are bound, or (c) to my knowledge, any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which they, or any of them, are subject where such breach could reasonably be expected to result in a Material Adverse Change.

5.          The Credit Agreement, the Revolving Credit Note, the Security Documentation and all other Loan Documents have been duly executed and delivered by each Borrower, as applicable, which is a party thereto and constitute legal, valid and binding obligations of each Borrower, enforceable against each Borrower, as applicable, which is a party thereto in accordance with their respective terms.

6.          The Club Fortune Deed of Trust is in proper form for recording and has been fully executed and delivered by NGCLV as the Grantor therein. The Club Fortune Deed of Trust will, when recorded in the office of the Clark County Recorder in the State of Nevada, create a valid and legally binding encumbrance lien on the Club Fortune Real Property and other Collateral therein described. No other filing or other registration of any document or instrument is necessary or advisable to protect the priority of the liens so created and it is not necessary to re-file or re-record the Club Fortune Deed of Trust in order to maintain such priority.

Mutual of Omaha Bank

Attn: Ashan Perera, V.P.

Dated effective as of November 30, 2015

7.          The Club Fortune Financing Statement is in proper form for filing. Upon the filing of the Club Fortune Financing Statement in the office of the Nevada Secretary of State, the security interests granted by NGCLV in the Security Agreement will be a valid perfected security interests in the Collateral therein described in accordance with the Uniform Commercial Code as in force and effect in the applicable state of filing, and no refiling or re-recording of such Financing Statements is required in order to maintain the security interest of Lender in said Collateral, except continuation statements which are required to be filed within six (6) months prior to the expiration of five (5) years from the date of the filing of the original Financing Statements.

8.          Each of NGW, NGWII, NGWIII and AGTSG hold all necessary licenses, permits, approvals and authorizations from all necessary Gaming Authorities for the operation of the Washington Casino Operations, as applicable, with respect to NGW, NGWII and NGWIII, and for the operation of the Deadwood Slot Route Operation, with respect to AGTSG. NGCLV holds all necessary licenses, permits, approvals and authorizations from all necessary Nevada Gaming Authorities for the ownership and operation of the Club Fortune Casino Operations.

9.          It is not necessary under the laws of the States of Washington or South Dakota (a) to enable the Lender to hold a pledge and security interest in the membership interests and common stock of NGW, NGWII, NGWIII and AGTSG, as applicable, or (b) by reason of the execution, delivery or performance of the Loan Documents, that Lender be licensed, qualified or authorized to carry on business in any such jurisdiction. All necessary approvals under the laws of the State of Nevada have been granted to enable the Lender to hold a pledge and security interest in the membership interests in NGCLV.

10.        The transactions contemplated by the Credit Agreement will not violate the usury laws of the States of Nevada, Washington, South Dakota or Colorado.

The opinions set forth in Paragraphs (4) through (7) above are subject to the additional qualifications that: (a) the enforcement of the Loan Documents may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors' rights generally; (b) certain of the provisions contained in the Loan Documents may be unenforceable in whole or in part, to the extent that any such provision may contravene the public policy of the States of Nevada, Washington, Colorado or South Dakota; and (c) certain waivers contained in the Loan Documents may be unenforceable in whole or in part under the applicable laws of the States of Nevada, Washington, Colorado or South Dakota, as applicable, but the inclusion of such provisions, as described in (b) and (c) above, does not affect the validity of such Loan Documents and such Loan Documents contain adequate provisions for enforcing payment of all monetary obligations thereunder and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the States of Nevada, Washington, Colorado, Delaware or South Dakota, as applicable.

Mutual of Omaha Bank

Attn: Ashan Perera, V.P.

Dated effective as of November 30, 2015

This opinion is rendered to the Lender, and its successors and assigns, in connection with the transactions referred to herein and may not be relied on in any other context; nor may it be relied on by any other Person. This opinion may not be quoted nor may copies hereof be furnished to any other Person without the prior written consent of the undersigned, except that the Lender, and its successors and assigns, and any of them, may furnish a copy hereof: (i) to their respective in-house and independent auditors and attorneys; (ii) to any Governmental Authority or authority having regulatory jurisdiction over any of the Lender, or its successors and assigns; (iii) pursuant to order or legal process of any court or Governmental Authority; (iv) in connection with any legal action to which Lender, or its successors and assigns, are a party arising out of the transactions referred to above; or (v) to a financial institution in connection with a proposed assignment of any interest in the Credit Facility or a proposed transfer of a participation interest in the Credit Facility.

Sincerely,

Ernest East,
General Counsel to each of the Borrowers